   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999

                                                      REGISTRATION NO. 333-88437
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CAMINUS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                DELAWARE                                   7372                                  13-4081739
    (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD                         (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            ------------------------

                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 888-3600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                DAVID M. STONER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CAMINUS CORPORATION
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 888-3600
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   JOHN A. BURGESS, ESQ.                                     STEVEN P. ROSENTHAL, ESQ.
                   JAMES R. BURKE, ESQ.                                     MINTZ, LEVIN, COHN, FERRIS,
                     HALE AND DORR LLP                                        GLOVSKY AND POPEO, P.C.
                      60 STATE STREET                                          ONE FINANCIAL CENTER
                BOSTON, MASSACHUSETTS 02109                                 BOSTON, MASSACHUSETTS 02111
                 TELEPHONE: (617) 526-6000                                   TELEPHONE: (617) 542-6000
                 TELECOPY: (617) 526-5000                                    TELECOPY: (617) 542-2241

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF              AMOUNT TO BE           PROPOSED MAXIMUM        AGGREGATE OFFERING           AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED(1)       OFFERING PRICE PER UNIT          PRICE(2)           REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share............     5,027,800 shares              $15.00                $75,417,000                $20,960
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Includes 655,800 shares that the underwriters have an option to purchase from the registrant and selling stockholders to cover over-allotments, if any.



(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee.



(3) The registrant previously paid a registration fee of $20,837, which was calculated by multiplying a proposed maximum aggregate offering price of $74,951,250 by .000278. Additional shares with an aggregate offering price of $465,750 are being registered hereby based on a fee rate of .000264.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED DECEMBER 30, 1999


[CAMINUS LOGO]
--------------------------------------------------------------------------------


4,372,000 SHARES


COMMON STOCK
--------------------------------------------------------------------------------


This is Caminus Corporation's initial public offering. We are offering 3,572,235 shares of common stock, and the selling stockholders identified in this prospectus are offering 799,765 shares of common stock.


We expect that the public offering price will be between $13.00 and $15.00 per share.

We have filed an application for our common stock to be quoted on the Nasdaq National Market under the symbol "CAMZ."

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                               UNDERWRITING        PROCEEDS,              PROCEEDS,
                           PRICE TO            DISCOUNTS AND       BEFORE EXPENSES,       BEFORE EXPENSES,
                           PUBLIC              COMMISSIONS         TO CAMINUS             TO SELLING STOCKHOLDERS
Per Share                  $                   $                   $                      $
Total                      $                   $                   $                      $


We and the selling stockholders have granted the underwriters the right to purchase up to 655,800 shares to cover any over-allotments, at any time until 30 days after the date of this prospectus.


DEUTSCHE BANC ALEX. BROWN
                     BEAR, STEARNS & CO. INC.
                                                 CIBC WORLD MARKETS


THE DATE OF THIS PROSPECTUS IS                , 2000.

                [PICTURES AND CAPTIONS FOR INSIDE FRONT COVER.]

[In the top left corner of the page is the Caminus logo. Directly below the logo is the phrase, "A leading provider of software solutions and strategic advice to participants in competitive energy markets.
To the right of this phrase are three phrases as follows:
"Make strategic decisions in competitive energy markets"
"Trade energy commodities and manage energy transactions"
"Manage complex energy risk scenarios"
Below the four phrases is a large box. In the center of the box is a large oval graphic. Against a dark background is a series of interlocking lines connecting ten terms. The terms are arranged in a circular pattern as follows: "Utilities," "Generators," "Processors," "Marketers," "Local Distribution Companies," "Retailers," "Pipelines," "Transmission Companies," "Municipalities" and "Producers."
In the center of the interconnecting lines is the Caminus Corporation logo. Directly above and below the circular graphic are snapshots of power plants and workers in the energy industry.
Running along the bottom of the box are five small boxes which contain the following terms: "Energy Trading," "Risk Management," "Analytics," "Scheduling Systems" and "Strategic Consulting."]

                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that is important to you. You should read the entire prospectus, including "Risk Factors" and the financial statements and related notes, before deciding to invest in our common stock.

                              CAMINUS CORPORATION

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe, including utilities, electrical power generating companies, energy marketers, electric power pools, gas producers, processors and pipelines. We offer a suite of software solutions and associated services to enable energy market participants to manage complex risk scenarios and effectively trade and manage energy transactions, addressing multiple types of risk and energy commodities, such as electric power, natural gas, crude oil and coal, across varied geographies. In addition, we provide strategic consulting services to many of the leading European energy market participants.

     The energy industry is currently one of the five largest vertical markets in the United States, with 1998 revenue of approximately $300 billion. As a result of global deregulation in the energy industry, vertically integrated suppliers are breaking up and energy trading is becoming more complex. New participants are entering the market, and trading volumes, price volatility and risk exposure are increasing significantly. In order to compete, energy market participants must find information technology solutions and services that are targeted to address the risks associated with buying, selling and trading multiple energy commodities in deregulating markets.

     Our Zai*Net suite of software products enables energy market participants to trade, process transactions and manage risk from the wholesale acquisition of energy through its sale and scheduling. Using our software solutions, energy market participants can analyze and manage risk among multiple energy commodities, traded via various energy trading instruments, across varied geographies.

     Our strategic consulting practice provides energy market participants with strategic advice on the deregulation and restructuring of the energy industry. We assist energy companies with global operations in choosing and implementing long-term strategies to remain competitive, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. We have significant expertise in economics, regulation and strategy, and have been at the forefront of changes in the United Kingdom energy sector, which has one of the most deregulated natural gas and electric power markets in the world.

     We currently have approximately 100 energy enterprise customers of our software solutions and strategic consulting services. Many of our customers are leaders in the energy industry, including American Electric Power, Consolidated Edison, Conoco, PG&E Energy Trading, Preussen Elektra and TXU Electric and Gas.

                                 THIS OFFERING


Common stock offered by Caminus..........     3,572,235 shares



Common stock offered by the selling
  stockholders...........................       799,765 shares



Common stock to be outstanding after this
  offering...............................    14,609,212 shares


Use of proceeds..........................    - Repayment of borrowings under
                                                our credit facility

                                             - Payment of a consulting and
                                               advisory termination fee to GFI

                                             - Special bonus payments

                                             - Working capital

                                             - Other general corporate purposes,
                                               including possible acquisitions

Proposed Nasdaq National Market symbol...    CAMZ

     The number of shares of our common stock that will be outstanding after this offering excludes 926,258 and 28,572 shares subject to outstanding options under our 1998 and 1999 stock incentive plans, respectively, at a weighted average exercise price of $4.76 per share and 568,978 additional shares available for issuance under our stock plans.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.
                            ------------------------

     We were originally organized in April 1998 as a Delaware limited liability company under the name "GFI Caminus LLC." We changed our name to "Caminus Energy Ventures LLC" in September 1998 and "Caminus LLC" in January 1999. Immediately prior to this offering, the limited liability company will merge with and into Caminus Corporation, a Delaware corporation incorporated in September 1999. Our principal executive offices are located at 747 Third Avenue, New York, New York 10017 and our telephone number is (212) 888-3600. Our World Wide Web site address is www.caminus.com. The information in the Web site is not incorporated by reference into this prospectus. For additional information regarding our initial formation and subsequent acquisitions, please see "Caminus Corporation" below.

     GFI Energy Ventures, LLC and its affiliated entities, which are collectively referred to in this prospectus as GFI, and an affiliate of Oaktree Capital Management, LLC originated and were the principal investors in the transactions that created us. RIT Capital Partners plc -- the publicly traded, London-based investment company chaired by Lord Rothschild -- is also a substantial investor.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following tables present summary consolidated, pro forma and pro forma as adjusted financial data for us and our predecessor, Zai*Net Software, Inc. The consolidated financial data, except for the pro forma data, are based on the historical financial statements of us and our predecessor for the year ended December 31, 1997, for the four months ended April 30, 1998 and for the period from our inception (April 29, 1998) through December 31, 1998, which are derived from the respective audited consolidated financial statements of us and our predecessor. The consolidated financial data from our inception through September 30, 1998 and as of and for the nine months ended September 30, 1999 are derived from our unaudited consolidated financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations as of and for such periods. The pro forma financial data give effect to the acquisitions of Zai*Net, Caminus Energy Limited, which is now known as Caminus Limited, and DC Systems, Inc. as if the acquisitions had occurred at the beginning of the respective periods presented. The pro forma financial data do not give retroactive effect to our acquisition of Positron Energy Consulting, whose results of operations prior to the acquisition were immaterial to our results of operations. The following summary historical and pro forma financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.

     In the following table, "Adjusted EBITDA" is defined as earnings before interest and other income, income taxes, depreciation, amortization, acquired in-process research and development, non-cash compensation expense and terminated acquisition costs. Terminated acquisition costs represent costs associated with a potential acquisition that we ultimately decided not to pursue. EBITDA is a non-GAAP measure commonly used by investors and analysts to analyze companies on the basis of operating performance, leverage and liquidity. We present Adjusted EBITDA, which is also a non-GAAP measure, to enhance the understanding of our operating results. We believe Adjusted EBITDA is an indicator of our operating profitability since it excludes items which are not directly attributable to our ongoing business operations. However, Adjusted EBITDA relies upon management's judgment to determine which items are directly attributable to our ongoing business operations and as such is subjective in nature. Neither EBITDA nor Adjusted EBITDA should be construed as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow from operations as a measure of a company's liquidity. For information about cash flows or results of operations in accordance with generally accepted accounting principles, please see the audited consolidated financial statements included elsewhere in this prospectus.


     The pro forma balance sheet data as of September 30, 1999 below give effect to the issuance of an aggregate of 57,486 shares of common stock in November 1999 to three employees in connection with our acquisition of Positron, the issuance upon the closing of this offering of 160,209 shares of common stock to David M. Stoner as a bonus for his services, the forgiveness of Mr. Stoner's $1,000,000 loan, which was previously recorded, and the issuance of an aggregate of 1,581,194 shares of common stock upon the expected exercise prior to or in connection with this offering of options to purchase common stock issued to GFI, Nigel L. Evans, Michael Morrisson and SS&C Technologies, Inc.



     The pro forma as adjusted balance sheet data as of September 30, 1999 give effect to our sale of 3,572,235 shares of common stock in this offering, at an assumed initial public offering price of $14.00 per share, after deducting estimated underwriting discounts and our estimated offering expenses and after the application of a portion of the proceeds to pay a special one-time bonus to Nigel L. Evans and Michael Morrison, pay GFI a termination fee for its consulting and advisory services and repay borrowings under our credit facility.

                                          ZAI*NET
                                       (PREDECESSOR)                                   CAMINUS
                                 -------------------------   -----------------------------------------------------------
                                                              INCEPTION      PRO FORMA       INCEPTION
                                                   FOUR       (APRIL 29,       TWELVE       (APRIL 29,         NINE
                                                  MONTHS        1998)          MONTHS          1998)          MONTHS
                                  YEAR ENDED      ENDED        THROUGH         ENDED          THROUGH          ENDED
                                 DECEMBER 31,   APRIL 30,    DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                     1997          1998          1998           1998           1998            1999
                                 ------------   ----------   ------------   ------------   -------------   -------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses.....................   $1,521,447    $1,495,221   $ 3,639,143    $ 5,455,014     $ 1,925,858     $ 8,088,621
  Software services............    2,667,807     1,334,473     3,090,758      4,947,199       1,881,417       5,679,513
  Strategic consulting.........           --            --     2,896,102      4,354,096       1,720,550       4,757,425
                                  ----------    ----------   ------------   ------------    -----------     -----------
    Total revenues.............    4,189,254     2,829,694     9,626,003     14,756,309       5,527,825      18,525,559
                                  ----------    ----------   ------------   ------------    -----------     -----------
Acquired in-process research
  and development..............           --            --     4,822,000             --       3,053,000       1,000,000
Operating income (loss)........       (4,236)      436,030   (10,133,366)   (13,272,778)     (4,489,767)     (5,781,600)
Net income (loss)..............       13,355       420,508   (10,371,188)   (13,319,684)     (4,680,440)     (6,242,750)
Basic and diluted net loss per
  common share.................                              $     (1.41)   $     (1.76)    $     (0.65)    $     (0.76)
Weighted average shares --
  basic and diluted............                                7,360,634      7,578,987       7,215,030       8,264,075
OTHER DATA:
Cash provided by (used in)
  operating activities.........   $  401,048    $1,053,662   $   951,676                    $   456,381     $  (932,513)
Cash used in investing
  activities...................      206,245        99,881    10,892,906                     10,264,424      10,719,054
Cash provided by (used in)
  financing activities.........     (290,050)       (3,000)   12,699,637                     12,874,999       9,693,866
Adjusted EBITDA................      118,854       482,171       355,155    $   397,280         382,350       2,079,747


                                    CAMINUS
                                 -------------
                                   PRO FORMA
                                     NINE
                                    MONTHS
                                     ENDED
                                 SEPTEMBER 30,
                                     1999
                                 -------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses.....................  $  8,129,621
  Software services............     5,981,134
  Strategic consulting.........     4,757,425
                                 ------------
    Total revenues.............    18,868,180
                                 ------------
Acquired in-process research
  and development..............            --
Operating income (loss)........   (11,843,964)
Net income (loss)..............   (12,308,591)
Basic and diluted net loss per
  common share.................  $      (1.46)
Weighted average shares --
  basic and diluted............     8,405,529
OTHER DATA:
Cash provided by (used in)
  operating activities.........
Cash used in investing
  activities...................
Cash provided by (used in)
  financing activities.........
Adjusted EBITDA................  $  1,738,853



                                                                        SEPTEMBER 30, 1999
                                                              ---------------------------------------
                                                                                           PRO FORMA
                                                                ACTUAL       PRO FORMA    AS ADJUSTED
                                                              -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $   801,351   $ 2,125,329   $44,010,829
Total assets................................................   40,868,631    42,192,609    84,078,109
Borrowings under credit facility, net of current portion....    1,000,000     1,000,000            --
Current portion of borrowings under credit facility.........    1,000,000     1,000,000            --
Stockholders' equity........................................   27,050,273    27,662,471    71,547,971


                            ------------------------

     All information in this prospectus assumes our reorganization as a corporation immediately prior to this offering, and the conversion of each membership interest in the limited liability company into .095238 of one share of common stock of the corporation. Except as set forth in the financial statements and related notes or as otherwise indicated, all information in this prospectus assumes:

     - no exercise of the underwriters' over-allotment option;

     - the issuance of an aggregate of 57,486 shares of common stock in November 1999 to three employees in connection with the acquisition of Positron Energy Consulting;

     - the issuance upon the closing of this offering of 160,209 shares of common stock to David M. Stoner, our President and Chief Executive Officer, as a bonus for his services; and

     - the exercise prior to or in connection with this offering of options to purchase common stock issued to GFI, Nigel L. Evans, Michael Morrison and SS&C Technologies, Inc.

     We use the following registered trademarks: Caminus(R) and Zai*Net(R). We also use the following trademarks: Zai*Net Manager(TM), Zai*Net Risk Analytics(TM), Zai*Net Physicals(TM), Zai*Net Models(TM), PowerMarkets(TM), PowerOptions(TM), GasOptions(TM), ProjectFinance(TM), Zai*Net Weather Delta(TM), Gas*Master(TM), Power*Master(TM) and Plant*Master(TM). This prospectus also contains trademarks and registered trademarks of other companies, which are the property of those other companies.

                                  RISK FACTORS

     You should consider carefully the following Risk Factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could materially harm our business and could result in a complete loss of your investment.

                         RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY AS A COMBINED OPERATING ENTITY THAT PROVIDES BOTH SOFTWARE SOLUTIONS AND STRATEGIC CONSULTING SERVICES, AND WE MAY FACE DIFFICULTIES ENCOUNTERED BY RECENTLY COMBINED COMPANIES THAT OPERATE IN DIFFERENT GEOGRAPHIC REGIONS AND PROVIDE VARIED PRODUCTS AND SERVICES

     In April 1998, we were organized as a limited liability company for the purpose of acquiring Zai*Net Software, L.P., a software company based in New York, and Caminus Limited, a strategic consulting practice based in Cambridge, England. Accordingly, we have a limited history of combined operations and may face difficulties encountered by recently combined companies that operate in different geographic regions and provide varied products and services, especially in rapidly evolving markets such as the energy market. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for detailed information on our limited operating history.

YOU SHOULD NOT RELY ON OUR HISTORICAL AND PRO FORMA FINANCIAL INFORMATION IN DECIDING WHETHER TO INVEST IN OUR COMMON STOCK, BECAUSE SUCH INFORMATION MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A COMBINED COMPANY

     The pro forma financial information included in this prospectus combines the operating results of Zai*Net Software, Inc., Caminus Limited and DC Systems, Inc. This information may not reflect what our results of operations, financial position and cash flows would have been had we been a combined entity during the periods presented, or what our results of operations, financial position and cash flows will be in the future. The historical and pro forma financial information does not reflect many significant changes that have occurred or may occur in our operational arrangements as a combined entity. Accordingly, you should not rely on our historical and pro forma financial information as an indication of our future operating results or financial performance.

WE EXPECT OUR RESULTS OF OPERATIONS TO FLUCTUATE AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

     Our revenues and results of operations have fluctuated in the past and may vary from quarter to quarter in the future. If our quarterly results fall below the expectations of securities analysts, the price of our common stock could fall. A number of factors, many of which are outside our control, may cause variations in our results of operations, including:

     - demand for our software solutions and strategic consulting services

     - the timing and recognition of sales of our products and services

     - unexpected delays in developing and introducing new products and services

     - increased expenses, whether related to sales and marketing, product development or administration

     - changes in the rapidly evolving market for products and services in the energy industry

     - the mix of revenues derived from products and services

     - the hiring, retention and utilization of personnel

     - the mix of domestic and international revenues

     - costs related to possible acquisitions of technologies or businesses

     - general economic factors

     - changes in the revenue recognition policies required by generally accepted accounting principles

     Accordingly, we believe that quarter-to-quarter comparisons of our results of operations are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

     A substantial portion of our operating expenses is related to personnel costs, marketing programs and overhead, which cannot be adjusted quickly and are therefore relatively fixed in the short term. Our operating expense levels are based, in significant part, on our expectations of future revenues on a quarterly basis. As a result, if revenues for a particular quarter are below our expectations, we may not be able to reduce operating expenses proportionately for that quarter, and therefore this revenue shortfall would have a disproportionately negative effect on our operating results and cash flows for that quarter.

     In addition, we plan to increase our operating expenses to expand our sales and marketing operations, fund greater levels of research and development, broaden strategic consulting and software services and improve our operational and financial systems. If our revenues do not increase as quickly as these expenses, our results of operations and cash flows may suffer and our stock price may decline.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY RESULTS AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

     Our long sales cycle, which can range from six to nine months or more, makes it difficult to predict the quarter in which sales may occur or revenues may be recognized. Our sales cycle varies depending on the size and type of customer considering a purchase and whether we have conducted business with a potential customer in the past. These potential customers frequently need to obtain internal approvals from multiple decision makers prior to making purchase decisions. Delays in sales could cause significant variability in our revenues and results of operations for any particular period. If our quarterly results and cash flows fall below the expectations of securities analysts, our stock price may decline.

WE MAY NOT BE ABLE TO OBTAIN OR SUSTAIN MARKET ACCEPTANCE FOR OUR PRODUCTS AND SERVICES

     Because the market for products and services in the energy industry is rapidly evolving, a viable market for our products and services may not be sustainable. We may not be able to continue to develop products and services that serve the changing needs of energy market participants in this evolving market. Organizations that have already invested substantial resources in proprietary or other third-party solutions for buying, selling or trading energy assets may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. These factors could inhibit the market's acceptance of our products and services in particular.

THE MARKET FOR PRODUCTS AND SERVICES IN THE ENERGY INDUSTRY IS COMPETITIVE, AND WE EXPECT COMPETITION TO INTENSIFY IN THE FUTURE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

     The market for products and services in the energy industry is competitive, and we expect competition to intensify in the future as participants in the energy industry try to respond to increasing deregulation. Our primary competition currently comes from internal development efforts of energy participants for internal use or for sale to other market participants, vendors of software solutions and providers of strategic consulting services.

     Some of our current and many of our potential competitors have or may have longer operating histories and significantly greater financial, technical, marketing and other resources than we do, and may be able to respond more quickly than we can to new or changing opportunities, technologies and customer requirements. Also, our current and potential competitors have or may have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can. In addition, our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products and services and expand their markets. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition could result in price reductions, reduced revenues and the loss of customers, which could result in increased losses or reduced profits.

WE MAY NOT BE ABLE TO SUFFICIENTLY EXPAND OUR SALES AND DISTRIBUTION CAPABILITIES AND STRATEGIC CONSULTING SERVICES IN ORDER TO INCREASE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES AND INCREASE OUR REVENUES

     We must expand our direct sales operations and strategic consulting services in order to increase market awareness of our products and services and generate increased revenues. We require sales and consulting personnel with significant subject matter expertise in the energy industry. We may not be able to hire a sufficient number of sales and consulting personnel in a timely, cost-effective manner. Moreover, all of our strategic consultants are currently based in Europe, and we may encounter significant start-up costs in connection with establishing strategic consulting operations in the United States.

OUR REVENUES ARE SUBSTANTIALLY DEPENDENT UPON SALES OF A LIMITED NUMBER OF SOFTWARE PRODUCTS AND RELATED SERVICES

     Factors adversely affecting the pricing of or demand for our products and services, such as competition or technological change, could have a material adverse effect on our business, financial condition and results of operations. To date, a significant percentage of our revenues has come from licensing our Zai*Net Manager, Zai*Net Risk Analytics, Zai*Net Physicals and Zai*Net Models software and providing related services. We currently expect that these activities will account for a significant percentage of our revenues for the foreseeable future. Our future financial performance will depend, in large part, on the continued market acceptance of our existing products and the successful development, introduction and customer acceptance of new or enhanced versions of our software products and services, including the end-to-end energy software solution that we are developing with ABB Energy Information Systems. We may not be successful in developing and marketing our Zai*Net Manager, Zai*Net Risk Analytics, Zai*Net Physicals and Zai*Net Models software.

WE MAY NOT BE ABLE TO MANAGE OUR EXPANDING OPERATIONS

     Rapid growth in numerous geographic regions has placed and will continue to place a significant demand on our management, financial and operational resources. Such demands have already required us and may require us in the future to engage third-party resources over which we have limited control to assist us in implementing our growth strategy. We have expanded our operations rapidly and currently have three offices in the United States and two in the United Kingdom. We intend to continue to expand our U.S. and international operations in the foreseeable future to pursue existing and potential market opportunities and to support our growing customer base. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely and cost-effective basis. If we fail to improve our operational systems in a timely and cost-effective manner, we could experience customer dissatisfaction, cost inefficiencies and lost revenue opportunities.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND PLANS FOR
EXPANSION

     One of our key strategies is to continue to expand our international operations and sales and marketing efforts. If we are unsuccessful, we may lose customers that operate globally, which will adversely affect our results of operations. In addition, international operations are subject to inherent risks that may limit our international expansion or cause us to incur significant costs to compete effectively in international markets. These include:

     - the need to comply with the laws and regulations of different countries

     - difficulties in enforcing contractual obligations and intellectual property rights in some countries

     - difficulties and costs of staffing and managing foreign operations

     - fluctuations in currency exchange rates and the imposition of exchange or price controls or other restrictions on the conversion of foreign currencies

     - difficulties in collecting international accounts receivable and the existence of potentially longer payment cycles

     - language and cultural differences

     - local economic conditions in foreign markets

WE MAY NOT BE ABLE TO INTEGRATE THE OPERATIONS FROM OUR RECENT AND FUTURE ACQUISITIONS

     As part of our business strategy, we have completed and expect to enter into additional business combinations and acquisitions, such as our July 1999 acquisition of DC Systems, Inc.

     Acquisition transactions are accompanied by a number of risks, including, among other things:

     - the difficulty of assimilating the operations and personnel of the acquired companies

     - the potential disruption of our ongoing business

     - expenses associated with the transactions, including expenses associated with amortization of acquired intangible assets

     - the potential unknown liabilities associated with acquired businesses

IF NEW MEMBERS OF OUR SENIOR MANAGEMENT ARE NOT SUCCESSFULLY INTEGRATED WITH OUR MANAGEMENT TEAM, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS

     Several members of our senior management recently joined us and have not previously worked together. David M. Stoner, our chief executive officer, joined us in October 1998, and Mark A. Herman, our chief financial officer, joined us in February 1999. In addition, two of our founders, Nigel L. Evans, our senior vice president and head of European operations, and Brian J. Scanlan, our chief technology officer, have been working together only since our acquisitions of Caminus Limited and Zai*Net Software, L.P. in May 1998. As a result, our senior managers are still becoming integrated as a management team and may not work effectively as a team to successfully manage our business.

IF WE FAIL TO ADAPT TO RAPID CHANGES IN THE ENERGY MARKET, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE

     The market for our products is marked by rapid changes in the regulatory environment, new product introductions and related technology enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. We may not be able to successfully develop and market new products or product enhancements that comply with present or emerging technology standards. Also, any new regulation or technology standard could increase our cost of doing business.

     New products based on new technologies or new industry standards could render our existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to the energy market and to satisfy the increasingly sophisticated requirements of customers. Software addressing the trading and management of energy assets is complex and can be expensive to develop, and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could cause us to lose revenue opportunities and customers and could increase the cost of doing business.

OUR SOFTWARE PRODUCTS MAY CONTAIN ERRORS OR DEFECTS THAT COULD RESULT IN LOST REVENUES, DELAYED OR LIMITED MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS WITH SUBSTANTIAL LITIGATION COSTS

     Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by customers, our current and future products may contain serious defects, including Year 2000 errors. Serious defects or errors could result in lost revenues or a delay in market acceptance.

     Because our customers use our products for critical business applications, errors, defects or other performance problems could result in damage to our customers. They could seek significant compensation for losses from us. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be costly and time-consuming, which would require our management to spend time defending the claim rather than operating our business.

UNAUTHORIZED PARTIES MAY OBTAIN AND PROFIT FROM OUR SOFTWARE, DOCUMENTATION AND OTHER PROPRIETARY INFORMATION

     We seek to protect the source code for our proprietary software both as a trade secret and as a copyrighted work. Our policy is to enter into confidentiality agreements with our employees, consultants, vendors and customers and to control access to our software, documentation and other proprietary information.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets where the laws of foreign countries are not as protective as they are in the U.S. Our trade secrets or confidentiality agreements may not provide meaningful protection of our proprietary information. We are aware of competitors which offer similar functionality in their products. We can provide no assurance that others will not independently develop similar technologies or duplicate any technology developed by us.

     We rely on outside licensors for technology that is incorporated into and is necessary for the operation of our products. Our success will depend in part on our continued ability to have access to such technologies that are or may become important to the functionality of our products.

OTHERS MAY CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY LIMIT OUR ABILITY TO CONDUCT OUR BUSINESS

     As the number of software products in the energy industry increases and the functionality of products from different software developers further overlaps, software developers and publishers may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. Although we are not currently subject to any claims of infringement, third parties may assert infringement or misappropriation claims against us in the future with respect to current or future products. Further, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of our rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. In addition, we are obligated to indemnify customers against claims that we infringe the intellectual property rights of third parties. The results of any intellectual property litigation to which we might become a party may force us to do one or more of the following:

     - cease selling or using products or services that incorporate the challenged intellectual property

     - obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology

     - redesign those products or services to avoid infringement

     - refund license fees that we have previously received

OUR BUSINESS MAY BE HARMED IF WE LOSE THE SERVICES OF DAVID STONER, BRIAN SCANLAN, NIGEL EVANS, RICHARD COURON OR OTHER KEY EMPLOYEES

     Our success depends largely on the skills, experience and performance of key employees, particularly David Stoner, our chief executive officer, Brian Scanlan and Nigel Evans, two of our founders, and Richard Couron, the founder of DC Systems. These employees have significant expertise in the energy industry and would be difficult to replace. Our employment agreements with Messrs. Stoner and Scanlan and Dr. Evans expire in 2001. If we lose one or more of our key employees, our business could be harmed.

IF WE FAIL TO CONTINUE TO ATTRACT AND RETAIN PERSONNEL WITH SALES EXPERIENCE, SOFTWARE DEVELOPMENT SKILLS AND SUBJECT MATTER EXPERTISE IN THE ENERGY MARKET, OUR BUSINESS MAY BE HARMED

     Our future success will depend in large part on our ability to continue attracting and retaining highly skilled personnel, particularly salespeople, software developers and consultants who are both experts in their particular fields and have strong customer relationship skills. In particular, the number of people with significant knowledge about evolving energy markets is limited. Newly hired employees will require training and it will take time for them to achieve full productivity. We face intense competition in recruiting and may not be able to hire enough qualified individuals in the future, and newly hired employees may not achieve necessary levels of productivity.

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

WE MAY NEED ADDITIONAL FINANCING WHICH COULD BE DIFFICULT TO OBTAIN AND WHICH COULD DILUTE YOUR OWNERSHIP INTEREST OR THE VALUE OF YOUR SHARES

     We intend to grow our business rapidly and may require significant external financing in the future. Obtaining additional financing will be subject to a number of factors, including:

     - market conditions

     - our operating performance

     - investor sentiment, particularly with respect to the emerging energy market

     These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise capital to fund our operations, we may not be able to successfully grow our business.

     If we raise additional funds through the sale of equity or convertible debt securities, your percentage ownership will be reduced. In addition, these transactions may dilute the value of our outstanding stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock.

WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 ISSUE

     The "Year 2000 Issue" refers generally to the problems that software may have in determining the correct century for the year. For example, software with date-sensitive functions that are not Year 2000 compliant may not be able to distinguish whether "00" means 1900 or 2000, which may result in failures or the creation of erroneous results. We are subject to potential Year 2000 problems affecting our products, our internal systems and the systems of our suppliers and customers, any of which could disrupt our business and adversely affect our results of operations.

     Although we are not currently aware of any Year 2000 problems relating to our products, we may discover Year 2000 problems in our products that will require substantial revision and could subject us to liability claims. Our products operate in complex network environments and directly or indirectly interact with a number of other hardware and software systems that we cannot adequately evaluate for Year 2000 problems. In addition, technology developed by others and incorporated in our products could have Year 2000 problems. We may face claims based on Year 2000 problems in other companies' products, or issues arising from the integration of multiple products within an overall system even if our products are otherwise year 2000 compliant.

     Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could seriously harm our business. Even if we do not face Year 2000 problems, customers may delay new purchases of our products until they have assessed their own Year 2000 exposure, which could adversely affect our results of operations. Moreover, our failure to adequately address Year 2000 compliance issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

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

                      RISKS RELATED TO THE ENERGY INDUSTRY

OUR PERFORMANCE WILL DEPEND ON THE CONTINUED GROWTH IN DEMAND FOR ENERGY PRODUCTS AND SERVICES

     Our future success depends heavily on the continued growth in demand for energy products and services, which is difficult to predict. If demand for energy products and services does not continue to grow or grows more slowly than expected, demand for our products and services will be reduced. Because a substantial portion of our operating expenses is fixed in the short term, any unanticipated reduction in demand for our products and services would negatively impact our operating results. Utilities and other businesses may be slow to adapt to changes in the energy marketplace or be satisfied with existing services and solutions. This would cause there to be less demand for our products and services than we currently expect. The market for energy trading software and solutions that address the deregulating energy industry is relatively new, and potential customers may wait for widespread adoption of products before making purchase commitments. Even if there is significant market acceptance of products and services for the energy industry, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

THE GLOBAL ENERGY INDUSTRY IS SUBJECT TO EXTENSIVE AND VARIED GOVERNMENTAL REGULATIONS, AND OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP PRODUCTS AND SERVICES THAT ADDRESS NUMEROUS AND RAPIDLY CHANGING REGULATORY REGIMES

     Although the global energy industry is becoming increasingly deregulated, the energy industry, which includes utilities, producers, energy marketers, processors, storage operators, distributors, marketers, pipelines and others, is still subject to extensive and varied local, national and regional regulation. If we are unable to design and develop software solutions and strategic consulting services that address the numerous and changing regulatory requirements, or fail to alter our products and services rapidly enough, our customers or potential customers may not purchase our products and services.

OUR FINANCIAL SUCCESS IS CLOSELY LINKED TO THE HEALTH OF THE ENERGY INDUSTRY

     We currently derive substantially all of our revenues from licensing our software and providing strategic consulting services to participants in the energy industry. Our customers include a number of organizations in the energy industry, and the success of these customers is linked to the health of the energy market. In addition, because of the capital expenditures required in connection with investing in our products and services, we believe that demand for our products and services could be disproportionately affected by fluctuations, disruptions, instability or downturns in the energy market, which may cause customers and potential customers to leave the industry or delay, cancel or reduce any planned expenditures for our software products and related strategic consulting services.

PROJECTIONS INCLUDED IN THIS PROSPECTUS RELATING TO THE GROWTH OF THE ENERGY INDUSTRY ARE BASED ON ASSUMPTIONS THAT COULD TURN OUT TO BE INCORRECT AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THE PROJECTIONS

     This prospectus contains various data and projections related to revenues generated by the market for products and services to the energy industry. These projections include assumptions regarding the expected growth in information technology spending by energy market participants. Actual results or circumstances may be materially different from the projections. This could reduce our revenues and adversely affect anticipated demand for our products and services. These data and projections are inherently imprecise, and you should not place undue reliance on them.

                         RISKS RELATED TO THIS OFFERING

OUR MANAGEMENT WILL HAVE DISCRETION OVER USING THE NET UNALLOCATED PROCEEDS OF THIS OFFERING

     Our board of directors and management will have significant flexibility in applying the unallocated net proceeds of this offering. As of the date of this prospectus, we do not have plans for use of most of the proceeds from this offering. You will be relying on the judgment of our management about these uses. See "Use of Proceeds."

OUR STOCK PRICE MAY BE VOLATILE

     Prior to this offering, investors could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering and the market price might fall below the initial public offering price. We will be negotiating the initial public offering price with the representatives of the underwriters based on several factors. This price may vary from the market price of the common stock after this offering. Fluctuations in market price and volume are particularly common among technology companies.

     The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     - variations in quarterly operating results

     - announcements, by us or our competitors, of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments

     - additions or departures of key personnel

     - future sales of common stock

     - changes in financial estimates by securities analysts

     - loss of a major customer

WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its stock. Such volatility has been particularly common in technology companies. We may in the future be the target of securities litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE


     If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of the common stock could significantly decline. All of the shares offered under this prospectus will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933. Of the remaining 10,237,212 shares outstanding at the time of this offering:


     - 27,356 shares may be sold 90 days after the effective date of this offering


     - 8,484,720 additional shares may be sold upon the expiration of 180-day lock-up agreements


     Deutsche Bank Securities Inc., as lead manager of the underwriters, may release any or all shares from the lock-up agreements at any time and without notice.


     Existing stockholders holding an aggregate of 10,237,212 shares of common stock have the right to require us to register their shares of common stock with the Securities and Exchange Commission. If we register their shares of common stock, they can sell those shares in the public market.


     After this offering, we intend to register approximately 1,523,808 shares of our common stock that we have issued or may issue under our stock plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to the "lock-up" agreements described above and the restrictions imposed on our affiliates under Rule 144.

OUR EXECUTIVE OFFICERS AND DIRECTORS AND THEIR AFFILIATES WILL BE ABLE TO EXERCISE CONTROL OVER ALL MATTERS REQUIRING STOCKHOLDER APPROVAL AND COULD MAKE DECISIONS ABOUT OUR BUSINESS THAT CONFLICT WITH OTHER STOCKHOLDERS' INTERESTS


     On completion of this offering, our executive officers and directors and their affiliates will beneficially own approximately 53.7% of our outstanding common stock. As a result, these stockholders will be able to exercise control over all matters requiring stockholder approval even if other stockholders oppose them. These matters include the election of directors, certain amendments to our charter and bylaws and approval of significant corporate transactions, such as a merger or a sale of our assets. This could delay or prevent someone from acquiring or merging with us on terms that other stockholders may find favorable.


ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF US

     Certain provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger, acquisition or other change in control, even if the change in control would be beneficial to stockholders. Any of these provisions could reduce the market price of our common stock. These provisions include:

     - providing for a classified board of directors with staggered, three-year terms

     - limiting the persons who may call special meetings of stockholders

     - prohibiting stockholder action by written consent

     - establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 will prohibit us from engaging in certain business combinations, unless the business combination is approved in a prescribed manner. Accordingly, Section 203 may discourage, delay or prevent someone from acquiring or merging with us.

YOU WILL EXPERIENCE IMMEDIATE DILUTION IN THE BOOK VALUE PER SHARE OF YOUR COMMON STOCK

     The initial public offering price is substantially higher than the book value per share of the outstanding common stock immediately after this offering. Accordingly, if you purchase common stock in the offering, you will:

     - pay a price per share that substantially exceeds the value of your assets after subtracting your liabilities; and


     - contribute 49.0% of the total amount to fund Caminus Corporation, but will own only 24.5% of the shares outstanding.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or other comparable expressions. These statements involve known and unknown risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These important factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     We cannot guarantee any future results, levels of activity, performance or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus.

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

                              CAMINUS CORPORATION

     On April 29, 1998, we were organized as a Delaware limited liability company under the name "GFI Caminus LLC." We subsequently acquired the assets and operations of our business through the acquisition of a number of companies in the energy industry.

     On May 12, 1998, we purchased a 1% general partnership interest and a 70% limited partnership interest in Zai*Net Software, L.P., whose predecessor was founded in 1987 and was one of the leading providers of electric power and risk management software in North America and Europe. On December 31, 1998, we acquired the remaining partnership interest in Zai*Net Software, L.P., and in March 1999, we merged Zai*Net Software, L.P. into us.

     On May 12, 1998, we also purchased 100% of the shares of capital stock of Cambridge, England-based Caminus Energy Limited, which is now known as Caminus Limited. Founded in 1985, Caminus Limited is one of the leading European strategic consultants to energy companies.

     On November 13, 1998, we acquired substantially all of the business and assets of Positron Energy Consulting, a leading risk analytics company founded in Houston, Texas in 1996.

     On July 31, 1999, we acquired all of the outstanding capital stock of DC Systems, Inc., a Dallas-based software and services company specializing in physical gas systems.

     GFI Caminus LLC changed its name to "Caminus Energy Ventures LLC" on September 21, 1998 and to "Caminus LLC" on January 12, 1999. On September 30, 1999, Caminus Corporation was formed as a Delaware corporation and wholly owned subsidiary of Caminus LLC. Immediately prior to this offering, Caminus LLC will merge with and into Caminus Corporation, which will be the surviving entity and which is the registrant in connection with this initial public offering. Each outstanding share of membership interest in Caminus LLC will convert into
 .095238 of one share of common stock of Caminus Corporation in connection with the merger.

     All of the acquisitions described above have been accounted for under the purchase method of accounting and, except as otherwise noted herein, all of the financial information of the acquired companies has been included in this prospectus since the respective dates of acquisition. For more information regarding our initial formation and subsequent acquisitions, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and note 3 of the Caminus Corporation financial statements.

                                USE OF PROCEEDS


     We estimate that the net proceeds from our sale of 3,572,235 shares of common stock will be approximately $45,200,000 ($51,900,000 if the underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $14.00 per share and after deducting estimated underwriting discounts and our estimated offering expenses. We will not receive any of the net proceeds from the sale of shares by the selling stockholders. See "Principal and Selling Stockholders."


     The principal purposes of this offering are:

     - to enhance our ability to use our common stock as a means of attracting and retaining key employees;

     - to raise capital in order to repay bank debt;

     - to pay a termination fee for consulting and advisory services;

     - to provide increased visibility and credibility in the marketplace;

     - to enhance our ability to use our common stock as consideration for acquisitions;

     - to increase our equity capital;

     - to facilitate our future access to public capital markets; and

     - to provide liquidity to our existing stockholders.

     We expect to use the net proceeds received from this offering for the repayment of bank debt to Fleet Bank, which totaled $2,000,000 at September 30, 1999. The credit agreement with Fleet Bank consists of a revolving loan that expires on May 31, 2001 and a working capital loan that expires on May 31, 2000 but may be extended to May 31, 2001. The interest rate under the loans was 8 1/4% at September 30, 1999. A portion of the proceeds of the Fleet Bank loans was used to pay earnout provisions in connection with the acquisition of Zai*Net Software, L.P. For a description of the bank debt and the acquisition of Zai*Net, see notes 8 and 3 of the Caminus Corporation financial statements. We intend to use $1,300,000 of the net proceeds to pay GFI as consideration for terminating its consulting and advisory arrangements with us. Additionally, we expect to use approximately $476,000 for a special bonus payment to the former shareholders of Caminus Limited. We intend to use the remainder of the net proceeds for working capital and other general corporate purposes, including possible acquisitions of businesses, products and technologies. See "Certain Transactions."

     From time to time we engage in discussions with potential acquisition candidates. However, we have no current plans, commitments or agreements with respect to any acquisitions, and we may not make any acquisitions.

     Except as described above, we have not identified specific uses for the net proceeds of this offering, and we will have discretion over their use and investment. Pending use of the net proceeds, we intend to invest these proceeds in short-term, investment grade, interest-bearing instruments.

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

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance our growth strategy. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including:

     - our financial condition;

     - our operating results;

     - our current and anticipated cash needs;

     - restrictions in our financing agreements; and

     - our plans for expansion.

     Our existing line of credit prohibits the declaration or payment of cash dividends to our stockholders so long as any loan amount is outstanding and until we have paid in full all amounts payable by us under the terms of the agreement and the related promissory notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and note 8 of the Caminus Corporation financial statements.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and capitalization as of September 30, 1999:

     - On an actual basis, assuming our reorganization as a corporation immediately prior to this offering, including the issuance of an aggregate of 9,238,088 shares of common stock to our stockholders in exchange for their membership interests in the limited liability company;

     - On a pro forma basis to give effect to:

      (1) the issuance of an aggregate of 57,486 shares of common stock in November 1999 to three employees in connection with our acquisition of Positron;

      (2) the issuance upon the closing of this offering of 160,209 shares of common stock to David M. Stoner as a bonus for his services and, in addition, the forgiveness of his $1,000,000 loan, which was previously recorded; and


      (3) the issuance of an aggregate of 1,581,194 shares of common stock upon the expected exercise prior to or in connection with this offering of options to purchase common stock issued to GFI, Nigel L. Evans, Michael Morrison and SS&C Technologies, Inc., which, in the case of the options held by Messrs. Evans and Morrison and SS&C Technologies, would otherwise expire in connection with this offering; and



     - On a pro forma as adjusted basis to give effect to the issuance and sale by us of 3,572,235 shares of common stock in this offering at an assumed initial public offering price of $14.00 per share and after deducting the estimated underwriting discounts and our estimated offering expenses and applying a portion of the net proceeds to pay a special one-time bonus to Nigel L. Evans and Michael Morrison, pay GFI a termination fee for its consulting and advisory services, and repay borrowings under our credit facility.


     The number of shares outstanding is based on the number of shares of our common stock outstanding (pro forma) on September 30, 1999. It excludes 926,258 shares subject to options outstanding under our 1998 stock incentive plan at a weighted average exercise price of $4.48 per share and 597,550 additional shares available for issuance under our stock plans. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.

                                                 AS OF SEPTEMBER 30, 1999
                                        ------------------------------------------
                                                                       PRO FORMA
                                           ACTUAL       PRO FORMA     AS ADJUSTED
                                        ------------   ------------   ------------
Cash and cash equivalents.............  $    801,351   $  2,125,329   $ 44,010,829
                                        ============   ============   ============

Borrowings under credit facility,
  including current portion...........  $  2,000,000   $  2,000,000   $         --
                                        ============   ============   ============
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value per
  share; 50,000,000 shares authorized;
  11,000,389 shares issued and
  9,238,088 shares outstanding,
  actual; 12,799,278 shares issued and
  11,036,977 shares outstanding, pro
  forma; and 16,371,513 shares issued
  and 14,609,212 shares outstanding,
  pro forma as adjusted...............  $    110,004   $    127,993   $    163,715
Additional paid-in-capital............    51,655,763     61,703,724    106,853,501
Treasury stock 1,762,301 shares, at
  cost................................    (4,911,205)    (4,911,205)    (4,911,205)
Subscription receivable...............    (2,907,065)    (1,907,065)    (1,907,065)
Accumulated deficit...................   (16,613,938)   (27,067,690)   (28,367,690)
Unearned compensation.................      (287,086)      (287,086)      (287,086)
Cumulative translation adjustment.....         3,800          3,800          3,800
                                        ------------   ------------   ------------
     Total stockholders' equity.......    27,050,273     27,662,471     71,547,971
                                        ------------   ------------   ------------
     Total capitalization, including
       current portion of
       borrowings.....................  $ 29,050,273   $ 29,662,471   $ 71,547,971
                                        ============   ============   ============

                                    DILUTION


     Our pro forma net tangible book value at September 30, 1999 was approximately $(3,677,253), or $(0.33) per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets (total assets less intangible assets) reduced by our total liabilities, divided by the number of shares of common stock outstanding, after giving effect to our reorganization as a corporation immediately prior to this offering and the issuance of shares of common stock to David M. Stoner as a bonus for his services, to three employees in connection with the Positron acquisition and upon the expected exercise of options by GFI, Nigel L. Evans, Michael Morrison and SS&C Technologies prior to or in connection with this offering. After giving effect to our sale of 3,572,235 shares of common stock in this offering at an assumed initial public offering price of $14.00 per share and our receipt of the net proceeds, after deducting the estimated underwriting discounts and estimated offering expenses and after applying a portion of the net proceeds towards the payment of a termination fee to GFI, the payment of certain one-time bonuses and the repayment of outstanding bank debt, our pro forma net tangible book value as of September 30, 1999 would have been approximately $40,208,247, or $2.75 per share. This represents an immediate increase in pro forma net tangible book value of $3.08 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $11.25 per share to new investors purchasing shares in this offering. If the initial public offering price is higher or lower, the dilution to new investors will be greater or less, respectively. The following table illustrates this per share dilution:



Assumed initial public offering price per share.............            $14.00
Pro forma net tangible book value per share as of September
30, 1999....................................................  $(0.33)
  Increase per share attributable to this offering..........    3.08
                                                              ------
Pro forma net tangible book value per share after this
  offering..................................................              2.75
                                                                        ------
Dilution per share to new investors.........................            $11.25
                                                                        ======


     The following table summarizes, on a pro forma basis as of September 30, 1999, the total number of shares of common stock purchased from us, the total consideration paid and the average consideration paid per share by our existing stockholders and by the new investors (at an assumed initial public offering price of $14.00 per share for shares purchased in this offering, before deducting underwriting discounts and our estimated offering expenses).


                         SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                       ---------------------    -----------------------    PRICE PER
                         NUMBER      PERCENT       AMOUNT       PERCENT      SHARE
                       ----------    -------    ------------    -------    ---------
Existing
  stockholders.......  11,036,977      75.5%    $ 52,080,952      51.0%     $ 4.72
New investors........   3,572,235      24.5       50,011,290      49.0      $14.00
                       ----------     -----     ------------     -----
     Total...........  14,609,212     100.0%    $102,092,242     100.0%
                       ==========     =====     ============     =====

     Shares owned by existing stockholders will be reduced by the number of shares sold by them in this offering. As a result, the number of shares owned by existing stockholders will be reduced to 70.1% of the shares of common stock after this offering (66.8% if the underwriters' over-allotment option is exercised in full). As of September 30, 1999, there were outstanding stock options to purchase 926,258 shares of common stock under our 1998 stock incentive plan at a weighted average exercise price of $4.48 per share. To the extent that any of these stock options are exercised, there will be further dilution to new investors. See "Capitalization," "Management -- Benefit Plans" and "Description of Capital Stock."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read together with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, the audited financial statements of Zai*Net Software, Inc., our predecessor, not included in this prospectus. The statement of operations data for the years ended December 31, 1996 and 1997 and for the four-month period ended April 30, 1998 and the balance sheet data at December 31, 1996 and 1997 are derived from, and are qualified by reference to, the audited financial statements of Zai*Net Software, Inc. included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated statement of operations data for the period from our inception (April 29, 1998) through December 31, 1998 and the consolidated balance sheet data at December 31, 1998 are derived from, and qualified by reference to, the audited financial statements of Caminus LLC, included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated statement of operations data for the period from our inception (April 29, 1998) through September 30, 1998 and for the nine months ended September 30, 1999 and the consolidated balance sheet data at September 30, 1999 are derived from, and are qualified by reference to, the unaudited financial statements of Caminus Corporation and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations.

     In the following table, "Adjusted EBITDA" is defined as earnings before interest and other income, income taxes, depreciation, amortization, acquired in-process research and development, non-cash compensation expense and terminated acquisition costs. Terminated acquisition costs represent costs associated with a potential acquisition that we ultimately decided not to pursue. EBITDA is a non-GAAP measure commonly used by investors and analysts to analyze companies on the basis of operating performance, leverage and liquidity. We present Adjusted EBITDA, which is also a non-GAAP measure, to enhance the understanding of our operating results. We believe Adjusted EBITDA is an indicator of our operating profitability since it excludes items which are not directly attributable to our ongoing business operations. However, Adjusted EBITDA relies upon management's judgement to determine which items are directly attributable to our ongoing business operations and as such is subjective in nature. Neither EBITDA nor Adjusted EBITDA should be construed as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow from operations as a measure of a company's liquidity. For information about cash flows or results of operations in accordance with generally accepted accounting principles, please see the audited consolidated financial statements included elsewhere in this prospectus.

     The pro forma statement of operations data give effect to the acquisitions of Zai*Net, Caminus Limited and DC Systems, Inc. as if the acquisitions occurred at the beginning of the respective periods presented. The pro forma balance sheet data as of September 30, 1999 below give effect to the issuance of an aggregate of 57,486 shares of common stock in November 1999 to three employees in connection with our acquisition of Positron, the issuance upon the closing of this offering of 160,209 shares of common stock to David M. Stoner as a bonus for his services, the forgiveness of Mr. Stoner's $1,000,000 loan, which was previously recorded, and the issuance of an aggregate of 1,583,035 shares of common stock upon the expected exercise prior to or in connection with this offering of options to purchase common stock issued to GFI, Nigel L. Evans, Michael Morrisson and SS&C Technologies, Inc. The pro forma as adjusted balance sheet data give effect to our sale of 3,572,235 shares of common stock in this offering, at an assumed initial public offering price of $14.00 per share, after deducting estimated underwriting discounts and our estimated offering expenses and after the application of a portion of the proceeds to pay a special one-time bonus to Nigel L. Evans and Michael Morrison, pay GFI a termination fee for its consulting and advisory services and repay borrowings under our credit facility.


                                                             ZAI*NET
                                                          (PREDECESSOR)
                                  --------------------------------------------------------------
                                                                                         FOUR
                                                                                        MONTHS
                                               YEAR ENDED DECEMBER 31,                  ENDED
                                  -------------------------------------------------   APRIL 30,
                                     1994         1995         1996         1997         1998
                                  ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS:
Revenues:
  Licenses......................  $  633,750   $1,575,104   $1,291,427   $1,521,447   $1,495,221
  Software services.............     781,819      973,235    1,429,860    2,667,807    1,334,473
                                  ----------   ----------   ----------   ----------   ----------
    Total revenues..............   1,415,569    2,548,339    2,721,287    4,189,254    2,829,694
                                  ----------   ----------   ----------   ----------   ----------
Gross profit....................     728,201    1,583,758    1,722,145    2,857,772    2,095,452
Operating expenses..............   1,093,144    1,444,477    1,619,084    2,862,008    1,659,422
                                  ----------   ----------   ----------   ----------   ----------
Operating income (loss).........    (364,943)     139,281      103,061       (4,236)     436,030
Other income (expense), net.....      10,327        9,511       (2,197)      17,591        8,294
Provision for income taxes......          --           --           --           --       23,816
                                  ----------   ----------   ----------   ----------   ----------
Net income (loss)...............  $ (354,616)  $  148,792   $  100,864   $   13,355   $  420,508
                                  ==========   ==========   ==========   ==========   ==========

OTHER DATA:
Cash provided by operating
  activities....................  $   96,344   $  146,142   $  131,110   $  401,048   $1,053,662
Cash used in investing
  activities....................      71,197      167,158      100,112      206,245       99,881
Cash provided by (used in)
  financing activities..........      (7,373)      22,687       54,450     (290,050)      (3,000)
Adjusted EBITDA.................    (310,163)     217,426      204,179      118,854      482,171

                                                   DECEMBER 31,
                                 -------------------------------------------------
                                    1994         1995         1996         1997
                                 ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
Cash and cash equivalents......  $  155,089   $  156,760   $  242,208   $  146,961
Total assets...................     541,410      834,257    1,274,792    2,193,379
Long-term debt.................          --       17,000        3,000           --
Stockholders' equity
  (deficit)....................     (28,782)     120,010      220,874      234,229

                                                              CAMINUS
                         ----------------------------------------------------------------------------------
                                             PRO FORMA                                          PRO FORMA
                            INCEPTION          TWELVE         INCEPTION           NINE            NINE
                         (APRIL 29, 1998)      MONTHS      (APRIL 29, 1998)      MONTHS          MONTHS
                             THROUGH           ENDED           THROUGH            ENDED           ENDED
                           DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,     SEPTEMBER 30,   SEPTEMBER 30,
                               1998             1998             1998             1999            1999
                         ----------------   ------------   ----------------   -------------   -------------
STATEMENT OF
  OPERATIONS:
Revenues:
  Licenses.............    $  3,639,143     $  5,455,014     $ 1,925,858       $ 8,088,621    $  8,129,621
  Software services....       3,090,758        4,947,199       1,881,417         5,679,513       5,981,134
  Strategic
    consulting.........       2,896,102        4,354,096       1,720,550         4,757,425       4,757,425
                           ------------     ------------     -----------       -----------    ------------
    Total revenues.....       9,626,003       14,756,309       5,527,825        18,525,559      18,868,180
                           ------------     ------------     -----------       -----------    ------------
Gross profit...........       4,940,985        8,126,983       2,855,235        12,673,116      12,733,815
Operating expenses.....      15,074,351       21,399,761       7,345,002        18,454,716      24,577,779
                           ------------     ------------     -----------       -----------    ------------
Operating loss.........     (10,133,366)     (13,272,778)     (4,489,767)       (5,781,600)    (11,843,964)
Other income (expense),
  net..................          96,909          120,109          56,535          (126,856)       (130,333)
Provision for income
  taxes................          35,735          167,015          57,288           334,294         334,294
Minority interest......        (298,996)              --        (189,920)               --              --
                           ------------     ------------     -----------       -----------    ------------
Net loss...............    $(10,371,188)    $(13,319,684)    $(4,680,440)      $(6,242,750)   $(12,308,591)
                           ============     ============     ===========       ===========    ============
Basic and diluted net
  loss per share.......    $      (1.41)    $      (1.76)    $     (0.65)      $     (0.76)   $      (1.46)
Weighted average common
  shares -- basic and
  diluted..............       7,360,634        7,578,987       7,215,030         8,264,075       8,405,529
OTHER DATA:
Cash provided by (used
  in) operating
  activities...........    $    951,676                      $   456,381       $  (932,513)
Cash used in investing
  activities...........      10,892,906                       10,264,424        10,719,054
Cash provided by
  financing
  activities...........      12,699,637                       12,874,999         9,693,866
Adjusted EBITDA........         355,155     $    397,280         382,350         2,079,747    $  1,738,853



                                                                  SEPTEMBER 30, 1999
                                                        ---------------------------------------
                          DECEMBER 31,                                               PRO FORMA
                              1998                        ACTUAL       PRO FORMA    AS ADJUSTED
                          ------------                  -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash
equivalents.............  $  2,770,538                  $   801,351   $ 2,125,329   $44,010,829
Total assets............    31,069,002                   40,868,631    42,192,609    84,078,109
Borrowings under credit
  facility, net of
  current portion.......            --                    1,000,000     1,000,000            --
Current portion of
  credit facility.......            --                    1,000,000     1,000,000            --
Stockholders' equity....    17,159,782                   27,050,273    27,662,471    71,547,971

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Consolidated Financial Data" and our financial statements and related notes thereto appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe. We were organized as a limited liability company on April 29, 1998 and acquired Zai*Net Software, L.P. and Caminus Limited in May 1998, Positron Energy Consulting in November 1998 and DC Systems in July 1999. Since the completion of these acquisitions, we expanded our organization by hiring personnel in key areas, particularly marketing, sales and research and development. Our full-time employees increased from 116 at December 31, 1998 to 174 at September 30, 1999, and we intend to continue to increase our number of employees throughout 1999 and 2000.

     We generate revenues from licensing our Zai*Net software products, providing related services for implementation consulting and support and providing strategic consulting services. We generally license one or more Zai*Net products to our customers, who typically receive perpetual licenses to use our products for a specified number of servers and concurrent users. After the initial license, they may purchase licenses for additional products, servers and users as needed. In addition, customers often purchase professional services from us, including implementation and training services, and enter into automatically renewable maintenance contracts that provide for software upgrades and technical support over a stated term, typically 12 months. We also provide strategic advice on deregulation and the restructuring of the energy industry through our strategic consulting group. Implementation consulting and strategic consulting are typically billed on a time and materials basis.

     Our software license agreements are non-refundable. Payment terms require that a significant portion of the license fee is payable on delivery of the licensed product with the balance due in installments over a relatively short period, generally four months or less.

     We follow the provisions of Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-4, "Deferral of the Effective Date of Certain Provisions of SOP No. 97-2 and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." Under SOP No. 97-2, we recognize license revenues when a license is executed, the product has been delivered, all significant company obligations are fulfilled, the fee is fixed or determinable and collectibility is probable. Under our current standard license agreement, we generally recognize license revenues upon the execution of a license and delivery of the software. For those license agreements where customer acceptance is required or the licensee requires significant enhancements, we recognize license revenues only when our obligations under the license agreement are completed and the software has been accepted. Accordingly, for these contracts, payments received are deferred until our obligations under the license agreement are completed. Maintenance and support revenues associated with new product licenses and renewals are deferred and recognized ratably over the contract period. Software services revenues and strategic consulting revenues are recognized as such services are performed.

     We also provide software to customers under long-term development contracts that can require significant modification to adapt the software to the unique specifications of the customer. If the service elements are considered essential to the functionality of the software products, both the software product revenues and service revenues are recognized using the completed contract method as prescribed in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts." Accordingly, license and software enhancement revenues are recognized under the completed contract method when all development, testing and installation is completed and the purchaser formally accepts the software. Revenues and costs are recognized upon completion of the contract and are based on the labor hours incurred. Costs of software enhancements include the direct labor component of programmer and consultant cost to perform the software enhancement or service as well as the prorated share of technical support and overhead costs associated with the enhancement and services. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which such losses are determined.

     We sell our products through our direct sales forces in North America and Europe. Our strategic relationships with third parties assist in generating sales leads and provide cooperative marketing support. In addition, our strategic consulting group not only develops its own client base but assists in generating software sales leads.

     Revenues from customers outside the United States represented 46% of our total revenues for the nine months ended September 30, 1999. A significant portion of our international revenues have been derived from sales of our strategic consulting services and software products in the United Kingdom. We intend to continue to expand our international operations and commit significant management time and financial resources to developing our direct international sales channels. International revenues may not, however, increase as a percentage of total revenues.

     We were formed as a limited liability company in April 1998. Accordingly, we have not been subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. Immediately prior this offering, the limited liability company will merge with and into Caminus Corporation, a Delaware C corporation formed in September 1999. The adjustments to the income tax provision reflect the additional tax provision we would have recorded had we been a C corporation for the periods presented. See "Caminus Corporation" for a description of our corporate history and acquisitions.

     Due to our acquisitions and the respective dates of acquisition, and the significant changes in our operations, the fluctuation of financial results, including financial data expressed as a percentage of revenues for all periods, did not necessarily provide a meaningful understanding of the expected future results of our operations.

RESULTS OF OPERATIONS

COMPARISON OF THE PERIOD FROM INCEPTION (APRIL 29, 1998) THROUGH SEPTEMBER 30, 1998 TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999

     The following table sets forth the consolidated financial information expressed as a percentage of revenues for the period from inception (April 29, 1998) through September 30, 1998 and for the nine months ended September 30, 1999. The consolidated financial information for the period from inception through September 30, 1998 and the nine months ended September 30, 1999 is derived from the unaudited consolidated financial statements and includes, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our financial position and results of operations. The period from inception through September 30, 1998, which is approximately five months, is being compared to the nine months ended September 30, 1999. Accordingly, increases in revenues and expenses are primarily attributable to the comparison of periods containing different numbers of months. The discussion below outlines other trends in the business.

                                                 INCEPTION THROUGH    NINE MONTHS ENDED
                                                 SEPTEMBER 30, 1998   SEPTEMBER 30, 1999
                                                 ------------------   ------------------
Revenues:
Licenses.......................................          35%                  44%
  Software services............................          34                   31
  Strategic consulting.........................          31                   26
                                                        ---                  ---
     Total revenues............................         100                  100
Cost of revenues:
  Cost of licenses.............................           1                    4
  Cost of software services....................          22                   18
  Cost of strategic consulting.................          25                   10
                                                        ---                  ---
     Gross profit..............................          52                   68
Operating expenses:
  Sales and marketing..........................           5                   14
  Research and development.....................          12                   14
  General and administrative...................          30                   33
  Acquired in-process research and
     development...............................          55                    5
  Amortization of intangible assets............          31                   33
                                                        ---                  ---
     Total operating expenses..................         133                   99
                                                        ---                  ---
Loss from operations...........................         (81)                 (31)
Other income (expense).........................          (1)                  (1)
Provision for income taxes.....................          (1)                  (2)
Minority interest..............................          (3)                  --
                                                        ---                  ---
Net loss.......................................         (85)%                (34)%
                                                        ===                  ===

     Revenues

     LICENSES. License revenues represented 35% and 44% of the total revenues for the 1998 and 1999 periods, respectively, and increased $6.2 million, or 320%, from $1.9 million in the 1998 period to $8.1 million in 1999. This increase was primarily attributable to sales to new customers, additional sales to existing customers and, to a lesser extent, from an increase in the number of our sales personnel. See "-- Liquidity and Capital Resources" for a discussion of deferred revenues.

     SOFTWARE SERVICES. Software services revenues represented 34% and 31% of the total revenues for the 1998 and 1999 periods, respectively, and increased by $3.8 million, or 202%, from $1.9 million in the 1998 period to $5.7 million in 1999. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts. The greater increase in license revenues as compared to the increase in software services revenues was attributable to the increase in sales of licenses whereby the revenues were recognized upon the execution of the license agreement and delivery of the software to the client. Typically, software services are provided subsequent to the recognition of the license revenues.

     STRATEGIC CONSULTING. Strategic consulting revenues represented 31% and 26% of the total revenues for the 1998 and 1999 periods, respectively, and increased $3.0 million, or 177%, from $1.7 million in the 1998 period to $4.8 million in 1999 and are derived from the Caminus Limited subsidiary acquired in May 1998. This increase was primarily attributable to an increased number of engagements, which was partially attributable to an increase in the number of our consultants.

     Cost of Revenues

     COST OF LICENSES. Cost of licenses primarily consists of the personnel costs associated with completing product enhancements and the software license costs associated with third-party software that is integrated into our products. Cost of licenses as a percentage of revenues was 1% and 4% for the 1998 and 1999 periods, respectively, and increased $0.6 million, or 679%, from $0.1 million in the 1998 period to $0.7 million in 1999. The increase was primarily attributable to the costs of product enhancements performed by DC Systems subsequent to our July 1999 acquisition of DC Systems.

     COST OF SOFTWARE SERVICES. Cost of software services consists primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of software services as a percentage of revenues was 22% and 18% for the 1998 and 1999 periods, respectively, and increased $2.0 million, or 166%, from $1.2 million in the 1998 period to $3.2 million in 1999. This increase was primarily attributable to the increase in the number of implementations, training and technical support personnel, and related recruiting expenses, to support the growth of the implementations and the installed customer base. During 1999, we established a dedicated customer support desk, which also required additional personnel. We plan to continue expanding our implementation and support services group and, accordingly, expect the dollar amount of our cost of software implementation and support services to increase.

     COST OF STRATEGIC CONSULTING. Cost of strategic consulting consists of personnel costs incurred in providing professional consulting services. Cost of strategic consulting as a percentage of revenues was 25% and 10% for the 1998 and 1999 periods, respectively, and increased $0.6 million, or 41%, from $1.4 million in the 1998 period to $1.9 million in 1999. This increase was principally attributable to an increase in the number of our consultants, and related recruiting expenses, to support the growth in revenues. We plan to continue expanding our strategic consulting organization and expect these expenses to increase.

     Operating Expenses

     SALES AND MARKETING. Sales and marketing expenses consist primarily of sales and marketing personnel costs, promotional and travel expenses and commissions. Sales and marketing expenses as a percentage of revenues was 5% and 14% for the 1998 and 1999 periods, respectively, and increased $2.3 million, or 860%, from $0.3 million in the 1998 period to $2.5 million in 1999. This increase was primarily due to an increase in headcount, recruiting expenses and promotional and travel expenses associated with the hiring of additional sales and marketing personnel to support the expansion of our domestic and international sales organizations. We plan to continue expanding our sales and marketing organization and expect our sales and marketing expenses to increase.

     RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of personnel costs for product development personnel and other related direct costs associated with the development of new products, the enhancement of existing products, quality assurance and testing. Research and development expenses as a percentage of revenues was 12% and 14% for the 1998 and 1999 periods, respectively, and increased $2.0 million, or 320%, from $0.6 million in the 1998 period to $2.7 million in 1999. This increase was primarily due to an increased hiring of personnel and to other expenses associated with the development of new products and enhancements of existing products. We plan to continue expanding our research and development organization and expect our research and development expenses to increase.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of personnel costs of executive, financial, human resource and information services personnel as well as facility costs and related office expenses, management fees and outside professional fees. General and administrative expenses as a percentage of revenues was 30% and 33% for the 1998 and 1999 periods, respectively, and increased $4.5 million, or 269%, from $1.7 million in the 1998 period to $6.2 million in 1999. This increase was primarily due to increased staffing required to support our expanded operations in the United States and internationally and, to a lesser extent, increased costs of outside professional services and management fees, which include $0.4 million of professional fees associated with a 1999 acquisition that was never consummated.

     ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT. Acquired in-process research and development as a percentage of revenues was 55% and 5% for the 1998 and 1999 periods, respectively, and was $3.1 million in the 1998 period and $1.0 million in 1999. Acquired in-process research and development represents the fair value of the in-process research and development acquired during the 1998 purchase of Zai*Net and the 1999 purchase of DC Systems, respectively. In the opinion of management, the acquired in-process research and development had not yet reached technological feasibility and had no alternative future uses. Accordingly, such amount was expensed on the date of acquisition. Zai*Net had two major projects in progress at the time of the acquisition: power trading and scheduling; and gas trading and scheduling. Development of power trading and scheduling proceeded as anticipated in our year end appraisal and began generating revenues this year consistent with our appraisal. Gas trading and scheduling projects were more complex than anticipated. Therefore, we revised the original estimated completion date of April 1999 to mid-1999 and further revised this estimate in conjunction with the DC Systems acquisition in July 1999. In conjunction with the acquisition of DC Systems, we postponed this project in order to evaluate comparable products of DC Systems. DC Systems had one major project in progress at the time of the acquisition. This project added functionality to Plant Master, and we estimate to complete this project in 2000. We believe there have been no significant changes to these estimates as of September 30, 1999. See note 3 of the Caminus Corporation financial statements for a discussion of the calculation of acquired in-process research and development.

     AMORTIZATION OF INTANGIBLE ASSETS. The amortization of the intangible assets represents the amortization of goodwill, which is the excess of the purchase price over the net assets acquired from the acquisitions of Zai*Net, Caminus Limited, Positron and DC Systems, and other intangible assets. Amortization of intangibles as a percentage of revenues was 31% and 33% for the 1998 and 1999 periods, respectively, and increased $4.4 million, or 254%, from $1.7 million in the 1998 period to $6.1 million in 1999. The increase was primarily attributable to our incurring amortization expense related to the 1998 acquisitions for a full nine months versus five months in the 1998 period, and the additional amortization expense related to the DC Systems acquisition in the 1999 period.

     Loss From Operations

     As a result of the variances described above, operating loss increased by $1.3 million, or 29%, from $4.5 million in the 1998 period to $5.8 million in 1999. Operating expenses as a percentage of revenues was 133% and 99% for the 1998 and 1999 periods, respectively.

     Adjusted EBITDA

     Adjusted EBITDA as a percentage of revenues was 7% and 11% for the 1998 and 1999 periods, respectively. Adjusted EBITDA increased $1.7 million, or 444%, from $0.4 million in the 1998 period to $2.1 million in 1999.

     Provision for Income Taxes

     Our provision for income taxes for 1999 was $0.3 million and related primarily to foreign income taxes. Our provision for income taxes for the 1998 period related to state and local taxes and was not significant. If we had been a C-corporation, our provision for income taxes would have been $0.4 million and $0.5 million for the 1998 and 1999 periods, respectively.

     Minority Interest

     Minority interest represents the earnings attributable to the 29% of Zai*Net that we did not own during the 1998 period.

     Contingent IPO expenses

     As a result of our initial public offering, certain events will occur which will require us to record significant charges. These transactions include the earning of an option granted to the former shareholders of Caminus Energy Limited, which will result in a charge of approximately $6.4 million including taxes, a payment of approximately $0.5 million for a special one-time bonus to the former shareholders of Caminus Energy Limited, a payment of $1.3 million for a termination fee to GFI to cancel its consulting and advisory agreement and the granting of shares and the forgiveness of a loan to our President and Chief Executive Officer, which will result in a charge of approximately $3.2 million. The charges related to the granting of equity are based on the mid-point of the initial public offering filing range.

COMPARISON OF THE ZAI*NET (PREDECESSOR) YEAR ENDED DECEMBER 31, 1997 TO THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1998

     The following table sets forth the consolidated financial information as a percentage of revenues for the year ended December 31, 1997 of Zai*Net, our predecessor, and for the period from our inception through December 31, 1998. The consolidated financial information for us and Zai*Net is derived from the audited consolidated financial statements included elsewhere in this prospectus. The period from inception though December 31, 1998 is approximately eight months and includes the consolidated results of operations of Zai*Net and Caminus Limited, which is being compared to Zai*Net for the year ended December 31, 1997. Accordingly, there are fluctuations within the revenues and expenses which are primarily attributable to the disparity between the periods and the bases of the companies. The discussion below outlines other trends in our business.

                                                                           CAMINUS
                                                                       ----------------
                                                       ZAI*NET            INCEPTION
                                                    (PREDECESSOR)      (APRIL 29, 1998)
                                                  -----------------        THROUGH
                                                     YEAR ENDED          DECEMBER 31,
                                                  DECEMBER 31, 1997          1998
                                                  -----------------    ----------------
Revenues:
Licenses........................................          36%                  38 %
  Software services.............................          64                   32
  Strategic consulting..........................          --                   30
                                                         ---                -----
     Total revenues.............................         100                  100
Cost of revenues:
  Cost of licenses..............................          --                    2
  Cost of software services.....................          32                   24
  Cost of strategic consulting..................          --                   23
                                                         ---                -----
     Gross profit...............................          68                   51
Operating expenses:
  Research and development......................          29                   12
  Selling, general and administrative...........          39                   38
  Acquired in-process research and development..          --                   50
  Amortization of intangible assets.............          --                   57
                                                         ---                -----
     Total operating expenses...................          68                  157
                                                         ---                -----
Loss from operations............................          --                 (106)
                                                         ---                -----
Other income....................................          --                    1
Provision for income taxes......................          --                   --
Minority interest...............................          --                   (3)
                                                         ---                -----
Net income (loss)...............................          --%                (108)%
                                                         ===                =====

     Revenues

     LICENSE. License revenues represented 36% and 38% of the total revenues for the 1997 and 1998 periods, respectively, and increased $2.1 million, or 139%, from $1.5 million in 1997 to $3.6 million in 1998. This increase was primarily attributable to sales to new customers, additional sales to existing customers and, to a lesser extent, from an increase in the number of our sales personnel.

     SOFTWARE SERVICES. Software services revenues represented 64% and 32% of the total revenues for the 1997 and 1998 periods, respectively, and increased $0.4 million, or 16%, from $2.7 million in 1997 to $3.1 million in 1998. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts. The greater increase in license revenues as compared to the increase in software services revenues was attributable to the disproportional timing of the recognition of the respective revenues. During 1997 many of our sales of licenses had acceptance criteria and, accordingly, license revenues were deferred and the recognition of such revenues occurred during 1998 when we completed our obligations under the license agreement and the software had been accepted. Software services revenues were recognized ratably over the implementation as such services were performed.

     STRATEGIC CONSULTING. Strategic consulting revenues represented 0% and 30% of the total revenues for the 1997 and 1998 periods, respectively, and were $2.9 million in 1998. There were no strategic consulting revenues in 1997 as the predecessor company was not in that business.

     Cost of Revenues

     COST OF REVENUES. Cost of revenues during 1998 consisted primarily of personnel costs associated with providing implementations, strategic consulting, support under maintenance contracts and training through our professional service group and the cost of licensing third-party software. Cost of revenues during 1997 consisted primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of licenses was insignificant for the respective periods ended 1997. Cost of revenues as a percentage of revenues was 32% and 49% for the 1997 and 1998 periods, respectively, and increased $3.4 million, or 252%, from $1.3 million in 1997 to $4.7 million in 1998. This increase was primarily attributable to the increase in the number of implementation, training and technical support personnel, and related recruiting expenses, to support the growth of the implementations and the installed customer base. Additionally, there was no cost associated with the strategic consulting business during 1997.

     Operating Expenses

     RESEARCH AND DEVELOPMENT. Research and development expenses as a percentage of revenues were 29% and 12% for the 1997 and 1998 periods, respectively, and was approximately $1.2 million in each of 1997 and 1998.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses as a percentage of revenues were 39% and 38% for the 1997 and 1998 periods, respectively, and increased $2.0 million, or 120%, from $1.6 million in 1997 to $3.6 million in 1998. This increase was primarily due to increased staffing required to support our expanded operations in the United States and internationally and, to a lesser extent, increased costs of outside professional services and management fees.

     ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT. Acquired in-process research and development expenses as a percentage of revenues were 0% and 50% for the 1997 and 1998 periods, respectively, and $4.8 million during 1998 represented the in-process research and development costs related to the acquisition of Zai*Net. In the opinion of management and the third-party appraiser, the acquired in-process research and development had not yet reached technological feasibility and had no alternative future uses. See note 3 of the Caminus LLC financial statements for a discussion of the calculation of acquired in-process research and development.


     AMORTIZATION OF INTANGIBLE ASSETS. The amortization of the intangible assets represents the amortization of goodwill, which is the excess of the purchase price over the net assets acquired from the acquisitions of Zai*Net, Caminus Limited and Positron, the amortization of intangible assets and the write-off of the value of the SS&C Technologies, Inc. distribution agreement. As of December 31, 1998, we had not sold any of the SS&C products acquired under the distribution agreement. Further, we do not have an active plan to sell the software, which was acquired pursuant to the terms of the distribution agreement. Because we have not resold any SS&C software, nor do we have a formal plan in place to resell this software, the total guaranteed minimum payments to SS&C as stipulated in the distribution agreement have been recorded as a charge in the statement of operations. For a discussion of the SS&C distribution agreement, see note 13 of the Caminus Corporation financial statements. Amortization of intangible assets as a percentage of revenues was 0% and 57% for the 1997 and 1998 periods, respectively, and was $5.5 million in 1998. There was no intangible asset amortization in 1997.


     Loss From Operations

     As a result of the write-off of the acquired in-process research and development and the amortization of intangible assets during 1998, operating loss increased from $0.0 million in 1997 to $10.1 million in 1998. Operating expenses as a percentage of revenues were 68% and 157% for the 1998 and 1999 periods, respectively.

     Adjusted EBITDA

     Adjusted EBITDA as a percentage of revenues was 3% and 4% for the 1997 and 1998 periods, respectively. Adjusted EBITDA increased $0.2 million, or 199%, to $0.4 million in 1998.

     Minority Interest

     Minority interest in 1998 represents the earnings attributable to the 29% of Zai*Net that we did not own.

COMPARISON OF THE ZAI*NET SOFTWARE YEAR ENDED DECEMBER 31, 1996 TO THE ZAI*NET SOFTWARE YEAR ENDED DECEMBER 31, 1997

     The following table sets forth the consolidated financial information as a percentage of revenues of Zai*Net, our predecessor company, for the years ended December 31, 1996 and 1997, which are derived from the audited financial statements of Zai*Net.

                                                        ZAI*NET (PREDECESSOR)
                                                --------------------------------------
                                                   YEAR ENDED           YEAR ENDED
                                                DECEMBER 31, 1996    DECEMBER 31, 1997
                                                -----------------    -----------------
Revenues:
Licenses......................................          47%                  36%
  Software services...........................          53                   64
  Strategic consulting........................          --                   --
                                                       ---                  ---
     Total revenues...........................         100                  100
Costs of revenues.............................          37                   32
                                                       ---                  ---
     Gross profit.............................          63                   68

Operating expenses:
  Research and development....................          23                   29
  Selling, general and administrative.........          36                   39
                                                       ---                  ---
     Total operating expenses.................          59                   68
                                                       ---                  ---
Income (loss) from operations.................           4                   --
Other income..................................          --                   --
                                                       ---                  ---
Net income....................................           4%                  --%
                                                       ===                  ===

     Revenues

     LICENSE. License revenues represented 47% and 36% of the total revenues for the 1996 and 1997 periods, respectively, and increased $0.2 million, or 18%, from $1.3 million in 1996 to $1.5 million in 1997. This increase was primarily attributable to sales to new customers and additional sales to existing customers.

     SOFTWARE SERVICES. Software services represented 53% and 64% of the total revenues for the 1996 and 1997 periods, respectively, and revenues increased $1.2 million, or 87%, from $1.4 million in 1996 to $2.7 million in 1997. This increase was primarily attributable to the increased licensing activity described above, which resulted in increased revenues from customer implementations and maintenance contracts. The greater increase in software services revenues as compared to the increase in license revenues was attributable to the disproportional timing of the recognition of the respective revenues. During 1997, many of our sales of licenses had acceptance criteria and accordingly, license revenues were deferred into 1998. Software service revenues were recognized ratably over the implementation as such services were performed.

     Cost of Revenues

     COST OF REVENUES. Cost of revenues consists primarily of personnel costs associated with providing implementations, support under maintenance contracts and training through our professional service group. Cost of licenses was insignificant for 1996 and 1997. Cost of revenues as a percentage of revenues was 37% and 32% for the 1996 and 1997 periods, respectively, and increased $0.3 million, or 33%, from $1.0 million in 1996 to $1.3 million in 1997. This increase was primarily attributable to the increase in the number of implementation, training and technical support personnel to support the growth of the implementations and the installed customer base.

     Operating Expenses

     RESEARCH AND DEVELOPMENT. Research and development expenses as a percentage of revenues were 23% and 29% for the 1996 and 1997 periods, respectively, and increased $0.6 million, or 95%, from $0.6 million in 1996 to $1.2 million in 1997. This increase was primarily due to an increased hiring of personnel and to other expenses associated with the development of new products and enhancements of existing products.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses as a percentage of revenues were 36% and 39% for the 1996 and 1997 periods, respectively, and increased $0.6 million, or 65%, from $1.0 million in 1996 to $1.6 million in 1997. This increase was primarily due to increased staffing required to support our expanded operations in the United States and abroad.

SELECTED QUARTERLY RESULTS OF OPERATIONS

     The following tables represent certain unaudited consolidated statement of operations information for each quarter in the eleven quarters ended September 30, 1999, as well as such information expressed as a percentage of total revenues for the periods indicated. The information for the six quarters ended September 30, 1999 was derived from unaudited financial statements and has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, includes all adjustments, which consist of normal recurring adjustments, that we consider necessary for the fair presentation of such information when read in conjunction with our audited consolidated financial statements and notes thereto, appearing elsewhere in this prospectus. The information for the five quarters ended March 31, 1998 was derived from the unaudited financial statements of Zai*Net, our predecessor company, and has been prepared on the same basis as the audited financial statements of Zai*Net and, in the opinion of management, includes all adjustments, which consist of normal recurring adjustments, that we consider necessary for the fair presentation of such information when read in conjunction with the audited financial statements of Zai*Net and notes thereto, appearing elsewhere in this prospectus. Due to the acquisitions completed during 1998 and the significant changes in our operations, the comparison of fluctuations for these time periods would not provide a meaningful understanding of our on-going operations. We believe quarter-to-quarter comparisons of financial results should not be relied upon as an indication of future performance, and operating results may fluctuate from quarter to quarter in the future. See "Risk Factors" and the financial statements contained elsewhere in this prospectus. We expect our results of operations will fluctuate and the price of our common stock could fall if quarterly results are lower than the expectation of securities analysts.

     From the date of our formation as a limited liability company through September 30, 1999, we were not subject to federal and state income taxes, except for certain New York income taxes on limited liability companies. The amounts in the line item of the statement of operations and other data table below titled "Pro forma net income (loss)" reflect the additional tax provision that we would have recorded had we been a C corporation for the periods presented.

                                                           ZAI*NET
                                                        (PREDECESSOR)
                               ----------------------------------------------------------------
                                                        QUARTER ENDED
                               ----------------------------------------------------------------
                               MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                 1997        1997         1997            1997          1998
                               ---------   --------   -------------   ------------   ----------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses...................  $293,263    $249,489    $  401,481      $  577,214    $1,100,344
  Software services..........   674,583     614,484       649,120         729,620       819,386
                               --------    --------    ----------      ----------    ----------
    Total revenues...........   967,846     863,973     1,050,601       1,306,834     1,919,730
                               --------    --------    ----------      ----------    ----------
Gross profit.................   639,428     550,376       716,280         951,688     1,419,274
Operating expenses...........   556,593     593,425       672,340       1,039,650     1,223,799
                               --------    --------    ----------      ----------    ----------
Operating income (loss)......    82,835     (43,049)       43,940         (87,962)      195,475
Other income (expense), net..     1,200       9,295        (4,441)         11,537        10,966
Provision for income taxes...        --          --            --              --       (90,948)
                               --------    --------    ----------      ----------    ----------
Net income (loss)............  $ 84,035    $(33,754)   $   39,499      $  (76,425)   $  115,493
                               ========    ========    ==========      ==========    ==========

                                                             ZAI*NET
                                                          (PREDECESSOR)
                                 ---------------------------------------------------------------
                                                          QUARTER ENDED
                                 ---------------------------------------------------------------
                                 MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                   1997        1997         1997            1997         1998
                                 ---------   --------   -------------   ------------   ---------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Licenses.....................      30%        29%           38%            44%           57%
  Software services............      70         71            62             56            43
                                    ---        ---           ---            ---           ---
    Total revenues.............     100        100           100            100           100
                                    ---        ---           ---            ---           ---
Gross profit...................      66         64            68             73            74
Operating expenses.............      57         69            64             80            64
                                    ---        ---           ---            ---           ---
Operating income (loss)........       9         (5)            4             (7)           10
Other income (expense), net....      --          1            --              1             1
Provision for income taxes.....      --         --            --             --            (5)
                                    ---        ---           ---            ---           ---
Net income (loss)..............       9%        (4)%           4%            (6)%           6%
                                    ===        ===           ===            ===           ===

                                                                  CAMINUS
                           --------------------------------------------------------------------------------------
                                                               QUARTER ENDED
                           --------------------------------------------------------------------------------------
                            JUNE 30,     SEPTEMBER 30,   DECEMBER 31,    MARCH 31,     JUNE 30,     SEPTEMBER 30,
                              1998           1998            1998          1999          1999           1999
                           -----------   -------------   ------------   -----------   -----------   -------------
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Licenses...............  $   916,015    $ 1,009,842    $ 1,713,286    $ 1,776,579   $ 2,518,746    $ 3,793,296
  Software services......      676,000      1,205,417      1,209,341      1,949,373     2,057,217      1,672,923
  Strategic consulting...      855,768        864,782      1,175,552      1,509,504     1,430,558      1,817,363
                           -----------    -----------    -----------    -----------   -----------    -----------
    Total revenues.......    2,447,783      3,080,041      4,098,179      5,235,456     6,006,521      7,283,582
                           -----------    -----------    -----------    -----------   -----------    -----------
Gross profit.............    1,369,971      1,485,264      2,085,750      3,654,117     4,052,222      4,966,777
Operating expenses.......    4,760,914      2,584,088      7,729,349      4,810,067     5,369,897      8,274,752
                           -----------    -----------    -----------    -----------   -----------    -----------
Operating loss...........   (3,390,943)    (1,098,824)    (5,643,599)    (1,155,950)   (1,317,675)    (3,307,975)
Other income (expense),
  net....................       25,438         31,097         40,374          3,247       (54,949)       (75,154)
Provision (benefit) for
  income taxes...........       44,511         12,778        (21,554)        73,245        66,323        194,726
Minority interest........      (98,917)       (91,002)      (109,077)            --            --             --
                           -----------    -----------    -----------    -----------   -----------    -----------
Net loss.................  $(3,508,933)   $(1,171,507)   $(5,690,748)   $(1,225,948)  $(1,438,947)   $(3,577,855)
                           ===========    ===========    ===========    ===========   ===========    ===========
Pro forma net loss.......  $(3,405,511)   $(1,139,160)   $(5,614,558)   $(1,442,079)  $(1,470,668)   $(3,468,018)
                           ===========    ===========    ===========    ===========   ===========    ===========
Basic and diluted net
  loss per common
  share..................       $(0.50)        $(0.16)        $(0.75)        $(0.15)       $(0.18)        $(0.43)
Pro forma basic and
  diluted net loss per
  common share...........       $(0.48)        $(0.16)        $(0.74)        $(0.18)       $(0.18)        $(0.42)
Weighted average
  shares -- basic and
  diluted................    7,074,526      7,309,717      7,604,362      7,966,928     7,993,157      8,296,539

                                                               CAMINUS
                           -------------------------------------------------------------------------------
                                                            QUARTER ENDED
                           -------------------------------------------------------------------------------
                           JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,    SEPTEMBER 30,
                             1998         1998            1998         1999        1999          1999
                           --------   -------------   ------------   ---------   ---------   -------------
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Licenses...............      37%          33%             42%          34%         42%           52%
  Software services......      28           39              29           37          34            23
  Strategic consulting...      35           28              29           29          24            25
                             ----          ---            ----          ---         ---           ---
    Total revenues.......     100          100             100          100         100           100
                             ----          ---            ----          ---         ---           ---
Gross profit.............      56           48              51           70          67            68
Operating expenses.......     194           84             189           92          89           114
                             ----          ---            ----          ---         ---           ---
Operating income
  (loss).................    (138)         (36)           (138)         (22)        (22)          (45)
Other income (expense),
  net....................       1            1               1           --          (1)           (1)
Provision (benefit) for
  income taxes...........       2           --              (1)           1           1             3
Minority interest........      (4)          (3)             (3)          --          --            --
                             ----          ---            ----          ---         ---           ---
Net loss.................    (143)%        (38)%          (139)%        (23)%       (24)%         (49)%
                             ====          ===            ====          ===         ===           ===
Pro forma net loss.......    (139)%        (37)%          (137)%        (28)%       (24)%         (48)%
                             ====          ===            ====          ===         ===           ===

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents as of September 30, 1999 were approximately $0.8 million, a decrease of approximately $2.0 million from December 31, 1998. Our cash flow used in operating activities is primarily affected by, but not limited to, cash received from customers, cash paid to compensate employees, cash paid for professional fees, cash paid for the leasing of real estate and equipment and cash paid to third party software licensors. We prepare our cash flow statement using the indirect method which reconciles net income to cash used in operating activities. Therefore, the following discussion explains the significant items which impact the reconciliation of net income to cash flow from operating activities. The explanations should be read in conjunction with our consolidated statements of cash flow appearing elsewhere in this prospectus. Net cash used in operating activities for the nine months ended September 30, 1999 was approximately $0.9 million. Net cash used in operating activities primarily resulted from our net loss of $6.2 million, which was offset by depreciation and amortization and acquired in-process research and development write-offs, a $2.2 million increase in accounts receivable and a $1.1 million decrease in accounts payable, partially offset by increases of $3.0 million in accrued liabilities and $2.1 million in deferred revenues. The increase in accounts receivable and accrued liabilities was primarily attributable to the growth of our business. The increase in accrued liabilities was primarily related to professional fees associated with an acquisition that we ultimately decided not to pursue and certain costs of this offering. The decrease in accounts payable was primarily due to the payment of professional fees and recruiting costs associated with the 1998 acquisitions and the recruitment of additional personnel, respectively. Deferred revenues decreased approximately $2.1 million during the nine months ended September 30, 1999 primarily due to a decrease in deferred license revenues, partially offset by an increase in deferred maintenance revenues. Deferred license revenues decreased primarily due to completion of our obligations under certain license agreements and the acceptance of the software by the customers. Accordingly, certain license revenues, which were deferred at December 31, 1998, were recognized during the nine months ended September 30, 1999. During 1999, we modified our standard license agreement by removing all acceptance criteria. As a result, our current license agreements generally allow for the recognition of revenues upon the execution and delivery of the software to the customer. Deferred maintenance revenues increased primarily due to a change in billing practice, where most customers are now invoiced on an annual or quarterly basis instead of a monthly basis.

     Our cash flow used in investing activities is primarily affected by, but not limited to, net cash paid to acquire businesses and cash paid for capital expenditures. The discussions appearing below should be read in conjunction with our consolidated statements of cash flow appearing elsewhere in this prospectus. Net cash used in investing activities during the nine months ended September 30, 1999 was approximately $10.7 million and resulted primarily from the purchase of DC Systems for $9.9 million, net of cash acquired, and $0.8 million in capital expenditures for computer and communications equipment, purchased software, office equipment, furniture, fixtures and leasehold improvements.


     Our cash flow provided by financing activities is primarily affected by, but not limited to, net cash received from investors, net cash received under borrowings from a credit facility, cash paid to affiliates and stockholders under contractual obligations, and cash distributions paid to stockholders. The discussions appearing below should be read in conjunction with our consolidated statements of cash flow appearing elsewhere in this prospectus. Net cash provided by financing activities during the nine months ended September 30, 1999 was approximately $9.7 million. During the nine months ended September 30, 1999, financing activities provided cash of approximately $12.3 from the sale of equity,

$2.0 million from borrowings under a credit agreement entered into in June with Fleet Bank and approximately $1.8 million in subscriptions received. These funds were used for the payment of the purchase price for DC Systems, an earnout to the former owners of Zai*Net of $2.2 million, to repurchase an equity interest in us held by SS&C Technologies, Inc. for $0.3 million and to pay the $1.7 million due under the distributor agreement with SS&C and $0.3 million distribution to members for taxes.

     On June 23, 1999, we entered into a credit agreement with Fleet Bank which provides for total borrowings of up to $5.0 million under two facilities, a revolving loan and a working capital loan. The revolving loan expires on May 31, 2001 and provides for borrowings of up to $2.5 million. The working capital loan expires on May 31, 2000, which may be extended to May 31, 2001, and provides for borrowings that are limited to 85% of eligible accounts receivable, less $0.5 million, which in the aggregate can not exceed $2.5 million. The loans under this agreement bear interest either at the bank's reference rate, which is generally equivalent to the published prime rate, or LIBOR plus an applicable margin between 2.5% and 3.0%. The credit agreement requires maintenance of customary financial ratios. We intend to use approximately $2,000,000 of the net proceeds of this offering to repay the outstanding balance under the loans. After repaying the outstanding balance, we intend to terminate our existing credit agreement.

     We have funded our operations and acquisitions primarily from the proceeds of equity sales and borrowings under our credit facility. We expect that our working capital needs will continue to grow as we execute our growth strategy. We believe, in the absence of this offering, that our ability to borrow under our credit facility, the receipt of subscriptions receivable from certain of our original limited liability company investors and cash to be generated from operations would be sufficient to meet our expenditure requirements for at least the next twelve months. Additionally, we intend to obtain additional equity financing from an initial public offering of common stock during 1999.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products electronically store dates using only the last two digits of the calendar year. As a result, these systems may not be able to distinguish whether "00" means 1900 or 2000, which may cause system failures or erroneous results. This problem is generally referred to as the "Year 2000 issue."

     STATE OF READINESS. We have identified the information technology, or IT, and non-IT systems, software and products that could be affected by Year 2000 issues, and have completed our assessment of the potential overall impact of the impending century change on our business.

     Based on our current assessment, we believe current and prior versions of our software products are Year 2000 compliant. By Year 2000 compliant, we mean that the use or occurrence of dates on or after January 1, 2000 will not materially affect the performance of our software products or the ability of our products to correctly create, store, process and output data involving dates, provided that all other products, such as hardware and software used with our products, are also Year 2000 compliant. However, our products are generally integrated into, and process data extracted from, other enterprise systems involving sophisticated hardware and complex software products that we cannot adequately evaluate for Year 2000 compliance.

     We have completed a Year 2000 assessment of our internal management information systems and other computer systems. As part of this effort, we have communicated with the vendors that supply us with our software and information systems and with our significant suppliers to determine whether their products and organizations are Year 2000 compliant. We received a written response from a small percentage of the external vendors, and the significant suppliers that we contacted indicated that their systems are Year 2000 compliant. Those who have not responded have statements on their web sites indicating that their systems are Year 2000 compliant.

     The results of these readiness assessment initiatives indicate that substantially all of our internal information technology systems and other internal operating systems are currently Year 2000 compliant.


     COSTS. To date, costs directly associated with our Year 2000 compliance efforts have not been material. In addition, we have incurred immaterial expenses associated with our salaried employees who have devoted some of their time to our Year 2000 assessment and compliance efforts. We do not expect the total cost of Year 2000 problems to be material to our business. Despite our current assessment, we may not identify and correct all significant Year 2000 problems on a timely basis. Year 2000 compliance efforts may involve significant time and expense and uncured problems could seriously harm our business.


     RISKS. We are not currently aware of any Year 2000 compliance problems relating to our products that would seriously harm our business. We may discover Year 2000 compliance problems in our products that will require substantial revision and could subject us to liability claims. Our products operate in complex network environments and directly or indirectly interact with a number of other hardware and software systems that we cannot adequately evaluate for Year 2000 compliance. In addition, technology developed by others and incorporated into our products could have Year 2000 problems. We may face claims based on Year 2000 problems in the products of other companies, or issues arising from the integration of multiple products within an overall system even if our products are otherwise Year 2000 compliant. Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could seriously harm our business. Moreover, our failure to adequately address Year 2000 compliance issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

     CONTINGENCY PLAN. As discussed above, we have conducted a Year 2000 assessment and have not found it necessary to implement any contingency plans. Contingency plans will be implemented if it appears that we or any of our vendors will not be Year 2000 compliant and such noncompliance is expected to have a material adverse impact on our operations. The cost of developing and implementing such plans may itself be material.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     Our exposure to market risk for changes in interest rates relates primarily to our long-term debt obligations. We primarily use proceeds from these debt obligations to support general corporate requirements, including capital expenditures and working capital needs. We have interest rate exposure on borrowings under our revolving line of credit which bear interest at variable rates based on LIBOR or the prime interest rate.

     We have no derivative financial instruments in our cash and cash equivalents. We invest our cash and cash equivalents in investment-grade, highly liquid investments, consisting of money market instruments and bank certificates of deposit. We anticipate investing our net proceeds from this offering in similar investment-grade and highly liquid investments pending their use as described in this prospectus.

     For the nine months ended September 30, 1999, approximately 38% of our revenues and 29% of our expenses was denominated in British pounds. Historically, the effect of fluctuations in currency exchange rates has not had a material impact on our operations. As we expand our operations outside the United States, our exposure to fluctuations in currency exchange rates could increase.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for the Company beginning in 2001. FAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because we do not currently hold any derivative financial instruments and do not engage in hedging activities, we expect the adoption of FAS 133 will not have a material impact on our consolidated financial condition, results of operations or cash flows.

                                    BUSINESS

OVERVIEW

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe, including utilities, electrical power generating companies, energy marketers electric power pools, gas producers, processors and pipelines. We offer a suite of software solutions and associated services to enable energy market participants to manage complex risk scenarios and effectively trade and manage energy transactions, addressing multiple types of risk and energy commodities, such as electric power, natural gas, crude oil and coal, across varied geographies. In addition, our strategic consulting practice, which is one of the leading consulting organizations in the European energy industry, provides energy market participants with strategic advice regarding where to compete and how to compete. Our team of subject matter experts provides strategic advice on long-term energy investment decisions, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. We currently have approximately 100 energy enterprise customers of our software solutions and strategic consulting services. Many of our customers are leaders in the energy industry, including American Electric Power, Consolidated Edison, Conoco, PG&E Energy Trading, Preussen Elektra and TXU Electric and Gas. For a discussion of our two business segments, software solutions and strategic consulting, as well as geographic information about us, please see the Caminus Corporation financial statements.

INDUSTRY BACKGROUND

     The energy industry, which includes the electric power, natural gas and energy trading markets, is currently one of the five largest vertical markets in the United States, with 1998 revenues of approximately $300 billion. We believe the global energy market, excluding the United States, is approximately twice as large as the U.S. market. Energy market participants have historically been single, highly integrated organizations undertaking all activities of the energy value chain, from exploration and generation to distribution and end-user support. In order to introduce and stimulate competition in the energy industry, governments in the United States, the United Kingdom and continental Europe have dramatically reduced or eliminated their regulation of natural gas and electric power markets.

     In the United States, the deregulation of the natural gas industry began in the early 1990s, while electric power deregulation began in the mid 1990s. Deregulation is currently underway in more than half of the states, being undertaken on a statewide basis in some jurisdictions and on a provider-by-provider basis in others. The pace of this deregulation, both nationally and on a statewide basis, is accelerating. Deregulation in the United Kingdom and the Nordic region of Europe began in the late 1980s and early 1990s.

     As a result of this deregulation:

     - Vertically integrated suppliers are breaking up, energy trading is becoming more complex and opportunities are being created for new market entrants;

     - Trading volumes are growing rapidly, and price volatility and risk exposure are increasing significantly;

     - Energy market participants must find information technology solutions and services that enable them to compete effectively in deregulating energy markets; and

     - Few solutions exist that are specifically targeted to address the buying, selling and trading of energy in deregulating environments.

Vertically integrated suppliers are breaking up, energy trading is becoming more complex and opportunities are being created for new market entrants

     Traditional, vertically integrated utilities are breaking up on their own initiative in order to remain competitive and in response to deregulation. This is creating substantial opportunities for new entrants in the changing energy marketplace. Vertically integrated monopoly control of wholesale and retail energy transactions has weakened, creating the necessity for traditional utilities and new entrants to buy, sell and hedge energy in a rapidly deregulating wholesale market. For example, in some regions, electric power is being sold by generators into electric power pools and then purchased from the pool by electric power marketers and end users. In other cases, competing suppliers are negotiating contracts directly with end users. Often the market is a hybrid of these approaches. Today, energy purchase and sale agreements contain different durations, terms, delivery points and volumes. In addition, the definition of the product increasingly varies from contract to contract in terms of power quality, reliability and other measurable attributes.

     These factors have increased the range and number of participants in the electric power, natural gas and energy trading markets. They include the following:

MARKET               PARTICIPANTS
------               ------------
ELECTRIC POWER       Power generating companies
                     Independent power producers
                     Independent system operators
                     Power pools
                     Transmission companies
                     Distributors
                     Marketers
                     Retailers
                     End users
NATURAL GAS          Producers
                     Gatherers
                     Processors
                     Storage operators
                     Pipelines
                     Local distribution companies
                     Marketers
                     Retailers
                     End users

ENERGY TRADING       Commodity exchanges
                     Over-the-counter traders
                     Brokers
                     Financial institutions

Trading volumes are growing rapidly, and price volatility and risk exposure are increasing significantly

     The increase in the number of market participants has in turn greatly increased the number and complexity of energy transactions that must be managed and associated trading risks that must be controlled. According to Enron Corp., the world's largest electric power trader, global wholesale electric power trading volume increased tenfold from 1996 to 1998. In 1998, over 70% of wholesale electric power trading was among energy marketers who neither produce, transport nor consume electric power. This growth in market participants has resulted in increased trading velocity, which is the number of times power is traded before it is ultimately consumed.

     The nature of energy commodities also adds to the complexity of the market. For example, electric power has distinctive attributes that create more price volatility than other commodities. Electric power, which is worth different amounts in different locations, cannot be stored in significant quantities or transported long distances at economic costs, and costs of generation and transmission vary significantly. Demand and price in turn can vary dramatically, with variations dependent upon time of day, day of the week and weather conditions. All of these factors contribute to substantial price volatility and thus growing risk exposure.

     For example, during the summer of 1998, the electricity market in the midwestern U.S. witnessed significant increases in wholesale spot market prices. On June 25 and 26, 1998, prices for electric energy rose from $25 per megawatt hour to as much as $2,600 per megawatt hour, with at least one hourly price reaching $7,500 per megawatt hour. One month later, more abnormally large price increases occurred. Several factors occurred simultaneously to cause these price "spikes." Above average temperatures increased demand to near record levels, and generating capacity could not keep pace. Transmission constraints also reduced the ability of utilities to transport electric power. In addition, the overall lack of accurate information and market experience among various market participants contributed to the surge in prices, and several parties defaulted on large electric power sales contracts, thereby forcing their customers to buy electric power on short notice at substantial prices. In addition, during the summer of 1999 there were similar spikes in spot market prices. These incidents are indicative of the significant price volatility of electric power.

Energy market participants must find information technology solutions and services that enable them to compete effectively in deregulating energy markets

     Deregulation of the energy industry is forcing market participants to:

     - better understand their current roles in the energy value chain;

     - assess their long-term energy strategies, including where to compete and how to compete; and

     - invest in the right information technology solutions to analyze, implement and support their energy strategies.

     To compete in this rapidly changing market, energy market participants need advice on how to make the transition from participating in a non-competitive, regulated market to a highly complex, competitive market. For example, they need to understand their role in interacting with multiple and diverse market participants, trading multiple energy commodities and competing in several markets.

     The deregulating energy environment has created an immediate and growing need for the same operational, trading and risk management infrastructure that has supported other long-standing markets but, until recently, has been handled in a rudimentary way in the energy sector. A study conducted by ABB Energy Information Systems estimates that global energy information technology spending will grow from $14 billion in 1999 to $24 billion in 2005. To successfully compete in an environment of greater competition and price volatility, and significant risk exposure, energy market participants require systems that provide:

     - transaction confirmation;

     - portfolio management;

     - risk management;

     - trading system controls;

     - demand, supply and price forecasting;

     - decision support; and

     - transaction management tools.

Few solutions exist that are specifically targeted to address the buying, selling and trading of energy in deregulating environments

     In response to deregulation in the natural gas industry in the U.S., software systems have been developed to manage the physical flow and trading of natural gas. However, many of these systems are not capable of supporting the requirements of energy participants in today's deregulating energy markets because they do not adequately support electric power trading or multiple types of risk and cannot be integrated with other segments of the energy value chain. A number of existing solutions, including most internal solutions, are point solutions that are designed to address costs in the energy market but cannot conduct trades, manage risks or record and analyze the numerous market-based variables affecting multiple energy assets across different geographies. These point solutions, which may consist of little more than off-the-shelf software applications, first-generation portfolio management tools and spreadsheets, are often not integrated with the operational and analytical functions of the enterprise and may be unable to interface with other participants in the energy industry, such as the emerging energy power pools.

     In addition, energy participants have been analyzing energy assets with traditional analytical models from the financial services industry, such as the industry-standard Black-Scholes option pricing model, which may be appropriate for financial instruments but does not account for all the variables relevant to energy trading, such as volume risk. We believe that over the next several years energy market participants will require new energy trading systems in order to effectively compete in the continually changing energy marketplace.

CAMINUS SOLUTION

     We are a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe. We provide participants in the energy industry with sophisticated software solutions to manage complex risk scenarios and effectively trade and manage energy transactions. We also provide our customers with strategic advice regarding where to compete, both by geographic region and position within the energy value chain, and how to compete.

     We provide energy market participants with sophisticated software systems to compete in deregulated markets. Our Zai*Net suite of software features:

     - AN INTEGRATED, MULTI-FUNCTIONAL SOLUTION TO TRADE AND MANAGE ENERGY TRANSACTIONS THROUGHOUT THE ENERGY VALUE CHAIN. Our Zai*Net suite of software products provides decision support for trading, corporate-wide risk and credit management and complete tracking and invoicing of energy as it flows through the energy value chain. We offer a solution with modules ranging from sophisticated analytical tools for understanding and measuring the unique opportunities and risks in the energy industry to tools designed to electronically confirm energy flows with gas pipelines, electric power pools and independent system operators.

     - THE ABILITY TO SUPPORT MULTIPLE COMMODITIES AND TYPES OF RISKS ACROSS VARIED GEOGRAPHIES. Our Zai*Net suite of integrated software products supports multiple traded energy commodities, including electric power and natural gas via various energy trading instruments. Our software includes not only U.S. and European gas and electric power functionality, but also specific geographic business capabilities, including functions tailored for the North Sea and Asian crude oil markets.

     We also have one of the leading strategic consulting practices in the European energy industry. Based in Cambridge, England, our team of subject matter experts provides strategic advice on long-term energy investment decisions, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. Our 26 strategic consultants are among Europe's most respected energy experts and, through their extensive consulting work with regulators, understand what deregulated market participants require to be effective competitors.

     Our customers seek solutions that enable them to compete globally in rapidly changing energy markets. We believe that our strong presence in the United States and Europe gives us a significant advantage over our competitors and positions us for strong penetration of these and other markets. We have three offices in the United States and two in the United Kingdom. Our 100 customers represent some of the world's largest energy enterprises. We are the leading consultants on energy policy to regulators in the United Kingdom, one of Europe's most deregulated energy markets.

STRATEGY

     Our objective is to become the leading provider of software solutions and strategic consulting services to participants in energy markets throughout the world. Key elements of our strategy include:

Extending our product leadership

     We offer a sophisticated suite of software solutions for the energy industry and plan to continue to introduce new products that bring added value to energy market participants. We intend to expand our product offerings by taking advantage of the flexible structure of our existing software solutions, which allows us to integrate new product offerings easily. Leveraging the significant subject matter expertise of our strategic consultants, we continue to develop software solutions responsive to the evolving needs of our current and potential customers. For example, during 2000 we plan to introduce our Zai*Net Weather Delta product, which we believe will significantly improve the ability of our customers to manage weather risk. We are also continuing to systematically configure our products to be Web-enabled. We have also established Web-based hosting of some of our applications to make our products available cost-effectively to smaller market participants, and improve the effectiveness of larger enterprises. We plan to invest heavily in the growth of our global development capability and hire additional product development personnel in both the United States and Europe.

Maintaining and expanding our strategic consulting leadership

     Our experience and in-depth understanding of competitive energy markets has enabled our team of strategic consultants to be at the forefront of changes in the U.K. and continental European energy sectors. This leadership provides us with a special understanding of the needs of our energy clients. We intend to build on this leadership position by expanding our strategic consulting services in deregulating energy markets, including Germany, Spain and Italy. During 1998, we increased our number of consultants in Europe from 23 to 28 in anticipation of expanding our consulting services and we are planning a significant increase in personnel in 2000. We also plan to begin building strategic consulting operations in the United States in 2000.

Continuing to build a global distribution channel

     The selling and marketing of sophisticated software solutions to address the needs of global energy markets requires a highly trained sales channel with comprehensive subject matter expertise. We have hired a significant number of experts who can bring added value to the sales and marketing process. We plan to double the size of our sales channel by the end of 2000 and to expand its scope beyond the larger energy enterprises to target mid and small market participants. We also intend to actively pursue opportunities to sell our software solutions to our installed base of strategic consulting customers as well as provide strategic consulting services to our software customers.

Expanding global presence

     We currently have three offices in the United States and two in the United Kingdom. As of September 30, 1999, we had 104 employees in the United States and 70 employees in Europe. We believe that our strong international presence provides us with a competitive advantage in providing solutions to energy market participants that are seeking to compete globally in rapidly changing energy markets. We intend to continue to expand in the foreseeable future to pursue market opportunities in other markets experiencing energy deregulation, particularly markets in Europe.

Developing strategic alliances to address the evolving needs of energy market participants

     We are seeking to form relationships with leading providers of products and services that complement our software solutions. In July 1999, we formed a strategic alliance with ABB Energy Information Systems, a unit of the ABB Group, which is one of the world's largest vendors serving the energy industry. Together with ABB Energy Information Systems, we are developing a comprehensive end-to-end software solution designed to enable vertically integrated energy suppliers to manage transactions and risks along the entire energy value chain, from generation and wholesale acquisition of energy through retail sales. We believe our combined solution will be one of the first end-to-end solutions in the energy industry and will strengthen our leadership position in the industry. We have also entered into strategic marketing arrangements with other companies, including Siemens, Financial Engineering Associates, PH Energy Analysis and SS&C Technologies, Inc. We plan to develop additional strategic relationships that will assist our sales and marketing efforts in new geographic markets.

Continuing to grow through acquisitions

     We have achieved a leadership position through acquisitions that have helped us implement our business strategy. We were formed as a limited liability company in April 1998 for the purpose of acquiring Zai*Net Software, L.P. and Caminus Limited. In November 1998, we acquired Positron Energy Consulting. We have successfully integrated the operations of these companies. In July 1999, we acquired DC Systems, Inc., a software and services company specializing in physical gas systems. We plan to pursue acquisitions that continue to add to our subject matter expertise, bring us new products and services and help us aggressively grow our market share throughout the world. We currently have no commitments or agreements with respect to any acquisition. We intend to analyze potential acquisitions and pursue those opportunities that complement or supplement our business strategy.

PRODUCTS AND SERVICES

Software Products

     Our suite of software products is one of the most comprehensive in the energy industry. Branded under the "Zai*Net" name, our product suite provides an integrated energy trading, risk management, scheduling and analytics system to support multiple functional areas of the energy enterprise. It also allows energy professionals to model physical assets so they can be effectively employed in conjunction with a firm's trading and marketing operations.

     The Zai*Net product suite offers a software solution covering a range of functions, including trading, transaction management, risk management, analytics and physical scheduling across front, middle and back office operations. Full integration among the Zai*Net product suite enables energy market participants to trade, process transactions and manage risk from the wholesale acquisition of energy through its sale and scheduling. Key benefits of our product suite include the ability to:

     - Manage risk among multiple energy commodities on an enterprise-wide basis;

     - Provide and track operational results from a trader level to a business unit or enterprise level;

     - Maintain trading data in a centralized database with a single, consolidated, auditable solution;

     - Integrate energy trading, risk/control, credit, back office, treasury/finance and management reporting on a single system;

     - Analyze the financial risk and potential impact of long-term energy investment decisions; and

     - Simulate the behavior of deregulating energy markets to forecast future market prices.

     Our software solutions consist of the following three tightly integrated product groups:

     - Zai*Net Manager, our core product, supports energy trading operations and records and manages transactions and risks of energy commodities;

     - Zai*Net Risk Analytics provides advanced risk assessment and management tools for competitive energy markets; and

     - Zai*Net Physicals manages physical energy scheduling operations and invoicing.

     We also offer a fourth product group, Zai*Net Models, to analyze competitive electric power and natural gas markets, and value energy assets.

                        [ZAINET PRODUCT SUITE FLOWCHART]

     The omitted graphic is a visual model of our Zai*Net product suite. There are two boxes. The upper box contains the Zai*Net Models product group:
PowerMarkets, PowerOptions, GasOptions, and ProjectFinance. Below that, there is a bullet-point list of their functions: long term energy investment analysis, asset valuation and option valuation.

     Below the Zai*Net Models box lies a second, larger box, containing three smaller boxes within, each representing one of three tightly integrated product groups. The first box is labeled "Zai*Net Risk Analytics." Inside the box is a description of its purpose, Corporate Risk Management and a bullet-point list of its functions: basis exposure, profit & loss attribution, Monte Carlo Value-at-Risk and potential credit exposure.

     The second box is labeled "Zai*Net Manager." Inside the box is a description of its purpose, Trading, Transaction & Risk Management and a three-column list of its functions. The first column, "Front Office", lists trade capture, position/ portfolio management, and pricing & profit & loss. The second column, "Middle Office", lists Value-at-Risk, credit exposure, portfolio stress analysis, and audit trail. The third column, "Back Office" lists reporting confirmations and invoicing.

     The third box is labeled "ZaiNet Physicals". This box is divided-side into three software subgroups. The first subgroup is titled Power*Master. Its listed functions are: hourly power schedules, curtailments & actualization, pathing information, and tagging. The second software subgroup is titled Gas*Master and lists as its functions: gas schedules, pipeline rate schedules, interconnect movements, and storage. The third software subgroup is Plant*Master, which lists its functions as: gas plants and processing management.

     Zai*Net Manager Product Group

     The Zai*Net Manager software is designed to increase the efficiency of a customer's daily trading operations by recording and managing transactions and associated risks of energy related commodities. It is used by energy traders and marketers, risk managers, credit officers and others involved in trading energy commodities and managing energy risk exposure. The Zai*Net Manager software serves as the core system and integrates front, middle and back office trading functionality for multiple traded energy commodities, including:

    - electric power

    - natural gas

    - crude oil

    - refined products

    - natural gas liquids

    - coal

    - emission allowances

    - weather derivatives

    - foreign exchange transactions

The software also provides pricing and back office support for all traded instruments, including multiple types of physicals, swaps, over-the-counter options, listed options and futures.

     The Zai*Net Manager software's real-time risk management capability provides aggregated portfolio numbers that instantaneously reflect position and price changes. The software is designed to handle enterprise-wide, high-level risk management and is also capable of detailed energy commodity position tracking, analysis and accounting for diverse local trading requirements.

     The Value-at-Risk, or VaR, functionality computes corporate-wide VaR, a widely accepted method for evaluating and measuring market risk, by a number of categories. The VaR software analyzes information about the risk, or likely gain or loss, in a given portfolio. The software also provides credit risk analysis on a real-time basis to minimize current exposure. Portfolio stress analysis enables risk managers to monitor the impact of price and volatility movements, and the passage of time on a specified portfolio's position and profit and loss. Full system audit capability tracks "who did what when" in the system, and "as of" reporting -- the ability to recreate a previous day's profit and loss position -- is integrated throughout the system.

     Zai*Net Risk Analytics Product Group

     Zai*Net Risk Analytics software provides an advanced set of risk assessment and management tools designed specifically for competitive energy markets. It is used by energy traders and marketers, risk managers, credit officers and others involved in managing energy risk exposure. The software utilizes sophisticated modeling, analysis and simulation methods to help understand business risks. Zai*Net Risk Analytics software complements and is integrated with Zai*Net Manager and Zai*Net Physicals software to facilitate the accurate valuation and management of energy portfolios.

     The Zai*Net Risk Analytics software allows users to track portfolio performance versus projected risks so they can better understand the behavior of the portfolio under a range of possible price movements, enabling them to more effectively manage trading and risk.

     Zai*Net Risk Analytics software provides capabilities that allow energy market participants to carefully monitor their risk profiles and credit positions to manage, analyze and isolate specific risks. It includes the following modules:

     - BASIS BREAKDOWN REPORTING breaks down the risk factors of a single transaction or group of transactions according to varying price movements, which are commonly referred to as fixed, basis and index prices. This enables more detailed analysis of each element of portfolio risk.

     - PROFIT & LOSS (P&L) ATTRIBUTION REPORTING analyzes profit and loss changes over specified time periods, and attributes such changes to (1) variations in a commodity's price and volatility, (2) the passage of time in the specified period and (3) new, changed or voided transactions during the period.

     - MONTE CARLO VALUE-AT-RISK (VaR) ANALYSIS uses the industry-standard Monte Carlo VaR methodology optimized specifically for energy portfolios. This analysis runs a portfolio through thousands of simulated market price and volatility movements and reports a distribution for VaR, which is the likely gain or loss.

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

     - POTENTIAL CREDIT EXPOSURE ANALYSIS provides close monitoring of credit risk by capturing volatility in credit exposure calculation to help contain potential losses.

     Zai*Net Physicals Product Group

     The Zai*Net Physicals software allows electric power and natural gas traders and schedulers as well as management and back office staff to manage physical energy scheduling operations and invoicing. The Zai*Net Physicals group consists of three major products: Gas*Master, Power*Master and Plant*Master software.

     -GAS*MASTER software supports all aspects of physical natural gas transportation, including scheduling, pipeline nominations and wellhead -- or production-level -- accounting. Gas*Master software includes the following modules:

     -- GAS SCHEDULING assists users in planning and scheduling natural gas transportation by pipelines, in and out of storage facilities, and to and from gas pipeline interconnect and storage points.

     -- GAS NOMINATIONS manages natural gas scheduling information and formats the information to the specific requirements of various gas pipeline systems, enabling bids and confirmations of complex physical gas transactions. A Web-based electronic data interface, or EDI, allows automatic transfer of all information exchange with the pipelines, without requiring user intervention or data re-entry.

     -- WELLHEAD ACCOUNTING enables companies with interest at the wellhead level -- or production site -- to manage the division of interest and royalty payments.

     -POWER*MASTER allows users to schedule electric power across the various transmission systems and electric power markets worldwide. It includes the following modules:

     -- LONG-TERM POWER SCHEDULING tracks power curtailments, actual electric power flow and physical and financial transmission line losses by transaction. The user-friendly interface matches energy transactions (buys with sells), tracks the "paths" that the energy has flowed through on the power grid and creates daily and monthly schedules of planned power flows down to a minute level.

     -- REAL-TIME POWER SCHEDULING captures and schedules purchases and sales of power and transmission capacity, which is the flow of power between points on the electrical grid networks, on a convenient, single-entry screen. We designed this module in conjunction with traders and schedulers to support hourly and real-time trading in the deregulating power markets.

     -PLANT*MASTER enables natural gas processing plant operators to track the physical flows of gas through the facility and to manage title and allocation throughout the process.

     Zai*Net Models Product Group

     Zai*Net Models provide support for long-term energy decisions with a comprehensive suite of software solutions to analyze competitive electric power and natural gas markets. Using sophisticated techniques, the models allow accurate appraisals, capturing the embedded risk prevalent in many energy assets. These models also perform sensitivity analysis, which involves valuation testing against varying assumptions relating to fuel costs, price volatility, operating costs and characteristics, and discount rates. The models use advanced methods for valuing physical options -- options that reflect the risks of the physical energy market -- and can be used for mark-to-market valuation and risk reporting. The Zai*Net Models include:

     - POWERMARKETS is a model that simulates the dynamics of competitive electricity markets, including forward prices, operating performance of generators and trading flows between markets and regions.

     - POWEROPTIONS is a set of models that uses sophisticated analyses to value energy assets.

     - GASOPTIONS is a set of models that uses sophisticated analyses to value storage assets and complex purchase and sale transactions.

     - PROJECTFINANCE is a financial model that values new and existing assets using a number of analytical techniques.

     Product Pricing

     We license our software for a one-time license fee, which typically consists of a base fee plus charges for optional modules and system users. The one-time license fee for base packages can range from $200,000 to $400,000 for a system with basic functionality and a small number of users. Adding additional functionality through optional modules, which are priced from $20,000 to over $100,000, and additional users can increase system license fees to a range of $500,000 to over $1 million. Customers also typically enter into an annual maintenance agreement providing them with regular software upgrades and help desk support. Customers pay an annual maintenance fee that is typically equal to 20% of the customer's license fee. A majority of our customers start with a software solution providing basic functionality to a limited number of users and add functionality and users as they expand their operations.

Software Services

     We offer a broad range of professional services to assist our customers in implementing our software products to meet their business needs. Our philosophy is to focus on the needs of each specific customer and to tailor our services accordingly. We provide the following services, primarily on a time and materials basis:

     - IMPLEMENTATION CONSULTING SERVICES to assist customers with the initial installation of the software or newly licensed modules, conversion of the customer's historical data, setting the operational parameters of the system and ongoing training and support.

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

     - APPLICATION CONSULTING SERVICES to help our customers gain the maximum benefit from our systems and implement best practices in their trading and risk management operations.

     - POST-IMPLEMENTATION CUSTOMER SUPPORT to answer customer questions and resolve problems through remote diagnosis and telephone hotline support.

     These services and the professionals that deliver them contribute to a strong relationship with our customers, enabling us to assess the future requirements of our customers and sell them additional products and services. As of September 30, 1999, our software consulting staff consisted of 41 employees located in the U.S. and Europe.

STRATEGIC CONSULTING SERVICES

     Based in Cambridge, England, our 26 strategic consultants provide European governments with strategic advice on the deregulation and restructuring of the energy industry and assist energy companies with global operations in choosing and implementing strategies to remain competitive in deregulating energy markets. Our reputation in strategic consulting is based on our experience and in-depth understanding of competitive energy markets. We have significant expertise in economics, regulation and strategy, and have been at the forefront of changes in the United Kingdom energy sector, which has one of the most deregulated natural gas and electric power markets in the world. Our knowledge and information base covers the entire energy value chain from fuel production through generation, transmission, distribution and trading, and we have a detailed understanding of competitive wholesale trading arrangements in international gas and electricity markets.

     Our strategic consulting expertise, which is billed primarily on a time and materials basis, is diverse and includes specialization in the following areas:

     ACQUISITIONS. New entrants and existing players in deregulating markets may choose to strengthen their market position through acquisitions of assets or businesses. We have significant experience in the economic evaluation of new and existing energy projects and have provided advice on more than 20 power projects in the U.K., as well as a number of projects in Europe.

     QUANTITATIVE ANALYSIS. We are experts in analyzing complex issues in competitive energy markets. Our quantitative approach encompasses, among other things, the effect of changing market structures on the key price drivers. Our strategic consulting group first developed our suite of analytical models of the England and Wales energy power pool in the late 1980s to assist our clients in their negotiations with the U.K. government over the structure of the energy power pool. Since then, we have refined these models into our comprehensive suite of analytical Zai*Net Models that support strategic energy decisions.

     RISK MANAGEMENT. Throughout Europe, competition is forcing natural gas and electric utilities to re-evaluate their strategies for managing the risks in their businesses. We offer a complete range of risk management consultancy services, independently or in conjunction with our Zai*Net software suite. We have developed electricity trading and risk management training courses for a number of U.K., continental European and North American power companies. We have also run several successful electricity trading and risk management workshops at major European power conferences.

     POLICY FORMULATION. Over the years, we have worked very closely with British gas and electricity regulators to help design and establish the world's first fully competitive gas and electricity markets. We are currently lead economic advisors to the U.K. gas and electricity regulatory body, OFGEM, on the Reform of Electricity Trading Arrangements. We have also developed a leading advisory position on the transition to competition in other European energy markets.

SALES AND MARKETING

     We sell our products and services through a direct sales channel. We believe the product and market expertise necessary to sell our highly sophisticated products cannot be delegated successfully to third parties, and we seek to hire subject matter experts who can bring added value to the sales process. We do believe, however, that third parties can provide us with valuable assistance in our marketing efforts, especially in new geographic regions.

Direct Sales Model

     As of September 30, 1999, our direct sales force consisted of 21 employees selling from our U.S. and European offices. We have a single sales organization in each region that is responsible for selling our entire suite of products and services in that region. Each of the U.S. and European sales organizations is led by a highly experienced vice president with a strong background in building and leading large enterprise sales teams.

     We use a team sales approach in which professional account representatives work with pre-sales product and service experts. The account representative generates and qualifies leads, manages the sales process and is responsible for closing the sale. Most new customer sales cycles typically range from six to nine months from lead generation to contract execution. Territories are assigned to account representatives on a geographic and named-account basis. Pre-sales consultants support the sales process by assessing the prospect's business needs and creating and delivering technical sales information and demonstrations. Subject matter experts from strategic consulting and product development supplement the sales team as the sales situation dictates. In addition, our strategic and software consultants work closely with the sales team to identify additional sales opportunities with existing customers. We have closely coordinated team selling between the U.S. and European channels on global enterprise opportunities.

Marketing Communications

     To support our growing direct sales channel, we have devoted significant resources to building strong marketing support. Our main marketing objectives are to generate sales leads and increase the market's awareness and accurate perception of us and our products and services. These efforts are focused on industry advertising, public relations, trade shows, direct mailings, the Internet and

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platform participation in major industry seminars. As of September 30, 1999, we had four marketing personnel.

STRATEGIC RELATIONSHIPS

     We continue to develop relationships, most of which are informal, with third parties that can assist us in generating sales leads and provide us with cooperative marketing support. We formed the most significant of our formal marketing relationships in July 1999 with ABB Energy Information Systems, a unit of ABB Group. ABB Group is one of the world's largest vendors serving the energy industry. Together with ABB Energy Information Systems, we are developing a comprehensive end-to-end solution to provide vertically integrated energy suppliers with the ability to manage risk along the entire energy value chain, from wholesale acquisition of energy through retail sales. We also have joint marketing arrangements with Siemens, Financial Engineering Associates, PH Energy Analysis, Unified Information and SS&C Technologies.

RESEARCH AND DEVELOPMENT

     A strong development capability is essential to delivering responsive products to an emerging market, continually improving the quality and functionality of our current products and enhancing our core technology. As of September 30, 1999, we had 41 employees in our research and development area. We spent approximately $0.6 million, $1.2 million, $1.2 million and $2.7 million on research and development during the years ended December 31, 1996 and 1997, the period from inception (April 29, 1998) through December 31, 1998 and the nine months ended September 30, 1999, respectively.

     We believe the best way to maximize our development capability is to have small, entrepreneurial development teams, each of which is focused on a specific product group. Our teams operate under a structure that provides an "umbrella" of common strategy, plans, technology, standards, methodologies, processes and culture. Our product teams consist of product mangers, programmers and documentation and quality assurance specialists, and overall development management consists of the leaders of each development team, led by the chief technology officer. The leaders ensure that the teams operate under the common umbrella and that they work closely with product marketing in a process designed to ensure that we develop products that the market requires. The team leaders manage the integration between products and coordinate overall product suite quality assurance.

     We are developing a variety of new products and product enhancements. One product that we are developing is our Zai*Net Weather Delta product, which we are designing to provide tools for energy risk professionals to integrate weather data, one of the key factors in energy demand, into energy load forecasts. We are designing Zai*Net Weather Delta to analyze the relationships among load, price and weather. We are also designing the software to deliver comprehensive reports showing financial volume-at-risk with the traditional rigor of utility load forecasting. The product is in the design phase, and we currently plan to release Zai*Net Weather Delta during 2000.

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

TECHNOLOGY

     Written primarily in C/C++ with standard graphical user interfaces, the Zai*Net software suite has an open, three-tier client/server architecture and runs on Unix and NT servers with Windows95 and WindowsNT clients on Oracle, Microsoft or Sybase database platforms. We typically store business logic in objects that reside on the client or server side of the application. Objects are usually coded in C++ using object-oriented programming techniques for improved scalability.

     The ability to integrate easily with other systems is a key competitive advantage. To facilitate integration with a variety of architectures, the Zai*Net suite of solutions provides standard interfaces to accept trades and prices from other systems and sources. The suite processes trades and prices into standard formats, easily processed by the risk system. It performs this activity in random access memory-based server objects keeping slow disk access to a minimum. The integrated result is an object-oriented, high-performance system that will run on a variety of servers and databases.

CUSTOMERS

     Our customers include a wide range of entities in the energy market, including utilities, natural gas and electric power marketers, energy retailers, natural gas and oil producers, local distribution companies, pipelines, independent power producers, financial institutions and regulatory agencies. We currently have approximately 100 energy enterprise customers located primarily in the U.S., Canada, the U.K., Germany, Austria, Belgium, the Netherlands, Spain and Venezuela. Our customers include:

UTILITIES
American Electric Power
Austin Energy (City of Austin, TX)
Bayernwerk
BC Hydro/Powerex
Consolidated Edison
Electrabel
GPU Energy
Ontario Power Generation
Pennsylvania Power & Light
Preussen Elektra
Public Service Electric & Gas
TXU Electric and Gas
SEP

NATURAL GAS AND ELECTRIC POWER MARKETERS
Bord Gais
Eastern Electricity plc
Merchant Energy Group of the Americas
PG&E Energy Trading
Valero Refining and Marketing
AES Electric Limited

ENERGY RETAILERS
DukeSolutions
NewEnergy

FINANCIAL INSTITUTIONS
Credit Suisse First Boston
GE Capital

REGULATORY AGENCIES
OFGEM

GAS AND OIL PRODUCERS
Amerada Hess
Anadarko Petroleum
Conoco
Ocean Energy/Seagull Energy
Petroleos de Venezuela S.A.
Phillips Petroleum Company
Ultramar Diamond Shamrock
Unocal Corporation

LOCAL DISTRIBUTION COMPANIES
Southwestern Energy
TXU Lone Star Gas

PIPELINES
Coastal Gas Services
Colorado Interstate Gas
Transok, Inc.

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

INDEPENDENT POWER PRODUCERS
AES Electric

TRANSMISSION COMPANIES
TenneT
National Grid Company plc

COMPETITION

     We compete in a market that is new, rapidly evolving and very competitive. We expect competition to persist and intensify. We currently face competition from a number of sources.

     The companies that compete against us in the provision of software solutions to the energy industry include:

     - a number of smaller companies that offer point solutions exclusively to the energy market but do not provide the full range of products and services required by market participants and do not have a significant international presence;

     - a small number of companies that provide a wide range of products and services exclusively to the energy market but currently do not have a strong international presence;

     - internal development departments of a number of energy participants developing systems for internal use or for sale to other market participants; and

     - large multi-product/market software companies or financial institutions that offer or, in the future, may offer financial risk management and other software addressing the energy market.

     We believe that the principal competitive factors with respect to our software solutions include:

     - knowledge of market needs, product performance, scope, functionality, ease of use and scalability;

     - the existence of an international presence;

     - the ability to integrate external data sources;

     - product and company reputation;

     - the existence of a referencable customer base;

     - customer service and support; and

     - price.

     The principal competitors for our strategic consulting services are customers who have internal expertise as well as large international consulting and strategy firms. We believe that the principal competitive factors with respect to our strategic consulting services include:

     - subject matter expertise;

     - responsiveness to customer needs;

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     - reputation;

     - comprehensive delivery methodologies; and

     - price.

     We believe that we have a leadership position in the energy marketplace because of our international presence, our subject matter expertise and our ability to provide both software solutions and strategic consulting services to our customers. See "Risk Factors -- The market for products and services in the energy industry is competitive, and we expect competition to intensify in the future; we may not be able to compete successfully" for a description of risks relating to our competition.

INTELLECTUAL PROPERTY

     We rely on a combination of copyright, trademark and trade secret laws, nondisclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights. We have copyright and trade secret rights for our products, consisting mainly of source code and product documentation. We attempt to protect our trade secrets and other proprietary information through agreements with suppliers, non-disclosure agreements with employees and consultants and other security measures.

     We rely on outside licensors for technology that is incorporated into and is sometimes necessary for the operation of our products. However, we believe we can obtain replacements from other vendors and we are in the process of developing replacement products ourselves. For example, the core technology we acquired from Positron has allowed us to develop similar technology into an analytical tool that prices options that we license for resale.

EMPLOYEES

     As of September 30, 1999, we had 174 full-time employees, consisting of 67 employees in consulting and services, 41 employees in research and development, 32 employees in finance and administration, 25 employees in sales and marketing and nine employees in customer support. Of such employees, 104 were located in the United States and 70 were employed in Europe. None of these employees is covered by any collective bargaining agreements, and to date, we have not experienced a work stoppage. We believe our relationship with our employees is good.

PROPERTIES

     Our principal administrative, sales, marketing, services and research and development facility occupies approximately 17,000 square feet of office space in

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New York, New York. The leases expire in September 2004. In addition, we lease sales, services and research and development offices in the following cities;

CITY                                             SQUARE FOOTAGE
----                                             --------------
Dallas, Texas..................................      5,300
Houston, Texas.................................      4,800
London, England................................      3,600
Cambridge, England.............................      6,000

     Other than our Cambridge office, which is the headquarters of our strategic consulting business, each of our offices houses personnel for both our software and strategic consulting business segments. We believe that our facilities are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations.

LEGAL PROCEEDINGS

     From time to time we may be subject to legal proceedings and claims in the ordinary course of our business. We are not aware of any legal proceedings or claims that are believed will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

     Our executive officers, key employees and directors, and their respective ages and positions as of September 30, 1999, are as follows:

NAME                                   AGE                   POSITION(S)
----                                   ---                   -----------
David M. Stoner......................  58    President, Chief Executive Officer and
                                             Director
Nigel L. Evans.......................  45    Senior Vice President, Director of European
                                             Operations and Director
Brian J. Scanlan.....................  37    Senior Vice President, Chief Technology
                                             Officer and Director
Mark A. Herman.......................  39    Vice President, Chief Financial Officer,
                                             Secretary and Treasurer
Michael B. Morrison..................  42    Managing Director of Strategic Consulting
Simon Young..........................  34    Vice President
Lawrence D. Gilson...................  50    Chairman of the Board of Directors
Christopher S. Brothers*.............  33    Director
Anthony H. Bloom*....................  60    Director
Richard K. Landers*..................  51    Director

-------------------------
* Member of audit and compensation committees.

     DAVID M. STONER has served as our President and Chief Executive Officer and as a director since October 1998. From April 1997 to October 1998, Mr. Stoner served as President and Chief Operating Officer at SS&C Technologies, Inc., a provider of asset management software to the financial services industry. From August 1995 to February 1997, Mr. Stoner was President and Chief Operating Officer of The Dodge Group, Inc., a software company providing PC-based general ledger systems. From December 1987 to August 1995, Mr. Stoner served as Executive Vice President, Worldwide Operations at Marcam Corporation, an international provider of enterprise applications and services.

     NIGEL L. EVANS has served as our Senior Vice President and Director of European Operations and as a director since May 1998. From 1985 to May 1998, Dr. Evans served as Chairman and Chief Executive Officer of Caminus Limited, formerly known as Caminus Energy Limited.

     BRIAN J. SCANLAN has served as our Senior Vice President and Chief Technology Officer since January 1999 and as a director since May 1998. From May 1998 to December 1998, Mr. Scanlan served as President of Zai*Net Software, L.P. and from 1987 to May 1998 served as President of Zai*Net Software, Inc. See "Certain Transactions."

     MARK A. HERMAN has served as our Chief Financial Officer since February 1999. Mr. Herman worked at GT Interactive Software Corp., a publicly held software company, as Corporate Controller from November 1994 to March 1996

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and as Vice President and Corporate Controller from March 1996 to February 1999.
Prior to 1994, Mr. Herman held various management positions at companies such as Grand Union, Deloitte & Touche LLP and PricewaterhouseCoopers LLP.

     MICHAEL B. MORRISON has served as our Managing Director of Strategic Consulting since May 1998 and has worked at Caminus Limited since 1988. Mr. Morrison has prime responsibility for managing the growth of our strategic consulting business as it continues to expand throughout Europe. Prior to joining Caminus, Mr. Morrison served in strategic planning and research positions at Shell International, the World Bank and Carnegie-Mellon University.

     SIMON YOUNG has served as Vice President in our development area since May 1998. From 1988 to May 1998, Mr. Young served as Executive Vice President of Zai*Net Software, Inc., where he designed and developed high performance online transaction processing systems for the energy and foreign exchange markets.

     LAWRENCE D. GILSON has served as chairman of our board of directors since May 1998. Mr. Gilson is President of GFI and a founder of each GFI entity beginning in 1995. He previously founded and was President of Venture Associates, a leading energy industry consulting firm from 1985 to 1995. When he and his partners sold Venture Associates to Arthur Andersen & Co. in a two-stage transaction in 1990 and 1992, Mr. Gilson also became Worldwide Head of Arthur Andersen's Utility Consulting Practice. Prior to founding Venture Associates, Mr. Gilson served as Vice President for Corporate Development and Government Affairs of Amtrak from 1979 to 1983. He is the board chair of Power Measurement Ltd. and Statordyne LLC and a member of the board of Trace Holdings, LLC.

     CHRISTOPHER S. BROTHERS has served as a director since May 1998. Mr. Brothers is a Senior Vice President of Oaktree Capital Management, LLC. Prior to joining Oaktree in 1996, Mr. Brothers worked at the New York headquarters of Salomon Brothers Inc., where he served as a Vice President in the Mergers and Acquisitions group. Prior to 1992, Mr. Brothers was a Manager in the Valuation Services group of PricewaterhouseCoopers LLP. Mr. Brothers serves on the boards of directors of Cherokee International LLC, National Mobile Television, Inc., Power Measurement, Ltd. and Trace Holdings, LLC.

     ANTHONY H. BLOOM has served as a director since May 1998. Mr. Bloom is an international investor now based in London. Prior to his relocation to London in July 1988, he lived in South Africa where he was the Chairman and Chief Executive of The Premier Group, a multi-billion dollar conglomerate involved in agribusiness, retail and consumer products, and a member of the boards of directors of Barclays Bank, Liberty Life Assurance and South African Breweries. Since moving to the United Kingdom, he has been a member of the board of directors of RIT Capital Partners plc, the publicly traded, London-based investment company chaired by Lord Rothschild. He is also currently Deputy Chairman of Sketchley plc and is Chairman of Cine-UK Ltd.

     RICHARD K. LANDERS has served as a director since May 1998. Mr. Landers is a principal of GFI and a founder of each GFI entity beginning in 1995. From 1986 to 1995, he was a partner of Venture Associates and of Arthur Andersen & Co. following that firm's acquisition of Venture Associates. From 1979 to 1986, Mr. Landers held senior planning and strategy positions in Los Angeles and

Washington, D.C. with Southern California Gas Company and its holding company, Pacific Enterprises. Before joining Southern California Gas, Mr. Landers served as a foreign service officer in the U.S. State Department with special responsibilities for international energy matters.

EXECUTIVE OFFICERS

     Each executive officer serves at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers, except that Messrs. Gilson and Stoner are brothers-in-law.

ELECTION OF DIRECTORS

     Our board of directors is divided into three classes, with the members of each class serving for a staggered three-year term. Our board currently consists of two Class I directors (Anthony H. Bloom and Richard K. Landers), three Class II directors (Nigel L. Evans, Lawrence D. Gilson and Brian J. Scanlan) and two Class III directors (Christopher S. Brothers and David M. Stoner). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2000. The terms of the Class II directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2001. The terms of the Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2002.

BOARD COMMITTEES

     Our board of directors has an audit committee and a compensation committee. The audit committee reviews the results and scope of the audit and other services provided by our independent public accountant. The compensation committee establishes the compensation policies applicable to our executive officers and administers and grants stock options pursuant to our stock plans. The current members of the audit and compensation committees are Messrs. Bloom, Brothers and Landers.

DIRECTOR COMPENSATION

     We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director is paid $1,500 for attendance at each meeting of the board of directors or for each telephonic meeting of the board in which he participates. Each non-employee director is further entitled to $1,500 for each meeting of a committee of the board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full board of directors. Other directors are not entitled to compensation in their capacities as directors. We may, in our discretion, grant stock options and other equity awards to our non-employee directors from time to time under our stock plans.

     As of the date of this prospectus, each of our non-employee directors will receive an option under our 1999 stock incentive plan to purchase 7,143 shares of common stock at the initial public offering price. Each option cumulatively vests as to 25% of the underlying shares on the first anniversary of the date of grant and monthly thereafter for an additional three years. See "-- Benefit Plans -- 1999 Stock Incentive Plan" for a description of our 1999 stock incentive plan.

EXECUTIVE COMPENSATION


     The following table sets forth the total compensation paid or accrued for the years ended December 31, 1998 and 1999 to our:


     - president and chief executive officer; and


     - our three other executive officers at year-end.


We refer to all of these officers collectively as our Named Executive Officers.


     The total compensation paid or accrued below includes compensation paid or accrued by Caminus LLC, as well as Zai*Net and Caminus Limited. Except for the bonus awarded to Mr. Stoner, we have not yet determined the bonuses to be awarded to the Named Executive Officers for services performed in 1999. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns. The compensation listed below in the "All Other Compensation" column represents Caminus Limited's contribution to Dr. Evans' personal pension plan. Dr. Evans' compensation in U.S. dollars is based on an exchange ratio of approximately $1.65 per L1 as of December 31, 1998.


                           SUMMARY COMPENSATION TABLE


                                   ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                   --------------------             AWARDS                ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY      BONUS    SECURITIES UNDERLYING OPTIONS   COMPENSATION
---------------------------  ----  ---------  ---------  -----------------------------   ------------
David M. Stoner............  1999  $250,000   $125,000                  --                      --
  President and Chief        1998    42,242     25,000                  --                      --
  Executive Officer          ----  --------   --------              ------
Nigel L. Evans.............  1999   330,000         --                  --                 --21,522
  Senior Vice President and  1998   307,450    124,278                  --                 $
  Director of European       ----  --------   --------              ------
  Operations
Brian J. Scanlan...........  1999   162,500         --                  --                      --
  Senior Vice President and  1998   150,000     46,042                  --                      --
  Chief Technology Officer   ----  --------   --------              ------
Mark A. Herman.............  1999   140,674         --              54,040                      --
  Vice President and Chief
  Financial Officer

     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth grants of stock options to our Named Executive Officers for the year ended December 31, 1999. We have never granted any stock appreciation rights. The exercise price per share was below the fair market value of the common stock on the date of grant as determined by the board of directors. The potential realizable value is calculated based on the ten-year term of the option. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Mr. Herman's option vests and becomes exercisable as to 25% of the shares on February 23, 2000 and as to 75% of the shares in 36 equal monthly installments on the 23rd of each month commencing in March 2000.



                       OPTION GRANTS IN LAST FISCAL YEAR



                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------
                                     PERCENT OF                                               POTENTIAL REALIZABLE
                                       TOTAL                                                    VALUE AT ASSUMED
                       NUMBER OF      OPTIONS      EXERCISE                                ANNUAL RATES OF STOCK PRICE
                       SECURITIES    GRANTED TO     PRICE                                    APPRECIATION FOR OPTION
                       UNDERLYING   EMPLOYEES IN     PER      MARKET VALUE                            TERM
                        OPTIONS     FISCAL YEAR     SHARE      PER SHARE     EXPIRATION   -----------------------------
        NAME           GRANTED(#)       (%)         ($/SH)       ($/SH)         DATE      0% ($)     5%($)      10%($)
        ----           ----------   ------------   --------   ------------   ----------   ------     -----      ------
David M. Stoner......        --           --           --           --             --          --         --         --
Nigel L. Evans.......        --           --                        --             --          --         --
                                                     ----
Brian J. Scanlan.....        --           --           --           --             --          --         --         --
Mark A. Herman.......    54,040         14.3%       $5.46        $6.72        2/23/09     $68,090   $296,743   $646,856



     FISCAL YEAR-END OPTION VALUES. The following table provides certain summary information concerning stock options held as of December 31, 1999 by our Named Executive Officers. No options were exercised during fiscal 1999 by any of the Named Executive Officers. The value of unexercised in-the-money options at fiscal year-end is based on $14.00 per share, the assumed initial public offering price, less the exercise price per share.



                         FISCAL YEAR-END OPTION VALUES



                                 NUMBER OF SECURITIES
                                      UNDERLYING                 VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT               IN-THE-MONEY
                                  FISCAL YEAR-END(#)          OPTIONS AT FISCAL YEAR-END
                             ----------------------------    ----------------------------
          NAME               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----               -----------    -------------    -----------    -------------
David M. Stoner..........          --              --              --               --
Nigel L. Evans...........          --              --              --               --
Brian J. Scanlan.........          --              --              --               --
Mark A. Herman...........          --          54,040              --         $461,498

BENEFIT PLANS

     1998 STOCK INCENTIVE PLAN. Our 1998 stock incentive plan was adopted by our former management committee and approved by our former members in February 1999. The 1998 plan authorizes the issuance of up to 947,886 shares of our common stock. As of September 30, 1999, options to purchase an aggregate of 926,258 shares of our common stock at a weighted average exercise price of $4.48 per share were outstanding under the 1998 plan. Upon the closing of this offering, no additional grants of stock options or other awards will be made under the 1998 plan.

     1999 STOCK INCENTIVE PLAN. Our 1999 stock incentive plan was adopted by our board of directors and approved by our stockholders in September 1999. The 1999 plan is intended to replace our 1998 plan. Up to 502,312 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 plan.

     The 1999 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards.

     Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to receive awards under the 1999 plan. Under present law, however, incentive stock options may only be granted to employees. No participant may receive any award for more than 450,000 shares in any calendar year. As of the date of this prospectus, options to purchase an aggregate of 28,572 shares of our common stock at an exercise price per share equal to the initial public offering price will be outstanding under the 1999 plan.

     Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. The 1999 plan permits our board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment.

     As of September 30, 1999, approximately 178 persons would have been eligible to receive awards under the 1999 plan, including our four executive officers and our four non-employee directors. The granting of awards under the 1999 plan is discretionary.

     Our board of directors administers the 1999 plan. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the 1999 plan to one or more committees of the board of directors and, subject to certain limitations, to one or more of our executive officers. Subject to any applicable limitations contained in the 1999 plan, our board of directors or a committee of the board of directors or executive officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

     - the number of shares of common stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options;

     - the duration of options; and

     - the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

     In the event of a merger, liquidation or other acquisition event, our board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the acquiror. If the acquiror refuses to assume or substitute for outstanding options, they will accelerate, becoming fully exercisable and free of restrictions, prior to consummation of the acquisition event. In addition, following an acquisition event, under some circumstances, an assumed or substituted award will accelerate if the employment of its holder with the acquiror is terminated within one year of the acquisition event.

     No award may be granted under the 1999 plan after September 2009, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 1999 plan, except that no award granted after an amendment of the 1999 plan and designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors shall become exercisable, realizable or vested, to the extent the amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

     1999 EMPLOYEE STOCK PURCHASE PLAN. Our 1999 employee stock purchase plan was adopted by our board of directors and approved by our stockholders in September 1999. The purchase plan authorizes the issuance of up to a total of 95,238 shares of our common stock to participating employees.

     The following employees, including our directors who are employees and employees of any participating subsidiaries, are eligible to participate in the purchase plan:

     - Employees who are customarily employed for more than 20 hours per week and for more than five months per year; and

     - Employees employed for at least three months prior to enrolling in the purchase plan.

Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock or any subsidiary are not eligible to participate.

     On the first day of a designated payroll deduction period, or "offering period," we will grant to each eligible employee who has elected to participate in the purchase plan an option to purchase shares of our common stock as follows: the employee may authorize between 1% to 10% of his or her base pay to be deducted by us from his or her base pay during the offering period. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the purchase plan, the option price is an amount equal to 85% of the per share closing price of our common stock on either the first day or the last day of the offering period, whichever is lower. In no event may an employee purchase under the purchase plan in any year a number of shares which exceeds the number of shares determined by dividing $25,000 by the average market price of a share of common stock on the commencement date of the offering period. Our board of directors will choose the timing and length of each offering periods.

     An employee who is not a participant on the last day of the offering period is not entitled to exercise any option, and the employee's accumulated payroll deductions will be refunded. An employee's rights under the purchase plan terminate upon voluntary withdrawal from the purchase plan at any time, or when the employee ceases employment for any reason.

     401(k) PLAN. We have adopted an employee savings and retirement plan qualified under Section 401 of the Internal Revenue Code and covering all of our employees. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) plan. We may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by our board of directors.

EMPLOYMENT AGREEMENTS

     On October 21, 1998, we entered into an employment agreement with David M. Stoner. Under the terms of his agreement, Mr. Stoner's employment as president and chief executive officer will continue until October 21, 2001, unless sooner terminated. Mr. Stoner receives a base salary of $250,000 per year and is eligible to receive a bonus for service during 1999 of up to $125,000. Mr. Stoner's eligibility for bonuses for years after 1999 will be determined by our board of directors.

     In connection with Mr. Stoner's employment agreement, we have provided Mr. Stoner with two loans. The first loan is for $100,000 at an annual interest rate of 9% and is evidenced by a one-year demand recourse promissory note, dated October 30, 1998. The second loan is for $1,000,000 at an annual interest rate of 9% and is evidenced by a ten-year secured recourse promissory note dated October 21, 1998. The second loan is secured by Mr. Stoner's equity, profits and ownership of us pursuant to a pledge and security agreement. The purpose of the second loan was to provide Mr. Stoner with the entire purchase price for 3,364,396 shares of Series A membership interest in Caminus LLC, which will convert into 320,418 shares of common stock prior to this offering.

     Upon the closing of this offering, Mr. Stoner will receive a bonus payment equal to (1) the then outstanding principal balance of the second loan, which was approximately $1,083,500 as of September 30, 1999, and (2) an award of 160,209 shares of common stock.

     If we terminate Mr. Stoner's employment with cause or if Mr. Stoner resigns for no good reason, he will receive all accrued compensation and vested benefits, excluding any bonus amounts. If we terminate his employment without cause or if Mr. Stoner resigns for good reason, Mr. Stoner will receive all unpaid accrued compensation, vested benefits -- including any unpaid minimum bonus with respect to the first twelve months of his employment -- and a severance benefit equal to his base salary until the earlier of October 21, 2001 or twelve months following the date of termination. Upon Mr. Stoner's termination, we have the right to purchase all Caminus securities then owned by Mr. Stoner. In most cases, the purchase price paid by us will be the fair market value of the securities on the date of termination.

     Mr. Stoner's agreement contains a confidentiality provision and further provides that Mr. Stoner may not work for, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. A competing business is one that develops and markets (1) software or consulting advisory services used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries and (2) software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

     On May 12, 1998, Caminus Energy Limited, our wholly owned subsidiary, entered into a service agreement with Dr. Nigel L. Evans. Under the terms of his agreement, Dr. Evans' employment as chief executive officer of Caminus Limited will continue until May 5, 2001, renewing annually for successive one-year terms unless sooner terminated. Dr. Evans receives a base salary of L200,000 ($329,218 as of September 30, 1999) per year, subject to annual review and increases, and is eligible to receive an annual performance bonus, targeted at L100,000 ($164,609 as of September 30, 1999). Dr. Evans is also eligible to participate in Caminus Limited's profit sharing plan for key employees. If we terminate Dr. Evans' employment without cause or Dr. Evans terminates his employment due to a constructive dismissal, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Evans resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Evans' agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business has the same meaning in Dr. Evans' agreement as in Mr. Stoner's agreement, as described above. On May 12, 1998, Dr. Evans also entered into a covenant not to compete with Caminus Energy Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

     On May 12, 1998, Zai*Net Software, L.P., which was our majority-owned subsidiary at the time, entered into an employment agreement with Brian J. Scanlan, which was amended November 8, 1999. In March 1999, we assumed the employment agreement when Zai*Net Software, L.P. was merged into us. Under the terms of his agreement, Mr. Scanlan's employment as Senior Vice President, Chief Technology Officer will continue until May 12, 2001, unless sooner terminated. Mr. Scanlan currently receives a base salary of $175,000 per year, subject to annual review and increases, and is eligible to participate in our annual profit sharing plan for key employees. If we terminate Mr. Scanlan's employment with cause or if he resigns for no good reason, Mr. Scanlan will receive all accrued compensation and vested benefits as of the termination date. If we terminate Mr. Scanlan's employment without cause or if he resigns for good reason, Mr. Scanlan will receive all accrued compensation and vested benefits as of the termination date and a severance benefit of his base salary for the remainder of the term of his agreement.

     Mr. Scanlan is also a party to a covenant not to compete, dated May 12, 1998, which contains a confidentiality provision and further provides that he may not perform services, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, in a competing business other than on behalf of us or our affiliates anywhere in the world for the greater of (1) three and one-half years from the date of the agreement or (2) two years after the date of termination. A competing business includes developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries and software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     No executive officer has served as a director or member of the compensation committee or other committee serving an equivalent function of any other entity whose executive officers served as a director or member of the compensation committee of our board of directors. During 1999, our board of directors, including our chief executive officer, determined the compensation of our executive officers.

                              CERTAIN TRANSACTIONS

ZAI*NET SOFTWARE, L.P.

     On May 12, 1998, we entered into a purchase agreement with Zai*Net Software, Inc., Zai*Net Software, L.P. and Brian Scanlan, our Chief Technology Officer and a director. At the time of the transaction, Mr. Scanlan was unaffiliated with us. Pursuant to the agreement, we purchased a 1% general partnership interest and a 70% limited partnership interest in Zai*Net Software, L.P. from Mr. Scanlan and Zai*Net Software, Inc., respectively. We paid $7,740,000 to Zai*Net Software, Inc., an entity wholly owned by Mr. Scanlan, for such interests. Lawrence D. Gilson, Richard K. Landers and Christopher S. Brothers, three of our original management committee members and affiliates of either GFI or Oaktree Capital Management, were primarily responsible for negotiating the terms of the purchase agreement on our behalf, and Mr. Scanlan was primarily responsible for negotiating on behalf of Zai*Net Software, L.P. In determining the purchase price for our interest in Zai*Net Software, L.P., we examined the financial results and market values of comparable publicly traded software companies. We also considered the expected synergies from the acquisition of Zai*Net Software, L.P. and Caminus Limited, including geographic reach, product development expertise, the ability to cross-sell software and services, improved administration and recruiting and increased market differentiation. On May 12, 1998, Mr. Scanlan entered into a three-year employment agreement with Zai*Net Software L.P. For details in connection with Mr. Scanlan's employment agreement, see "Management -- Employment Agreements."

     As part of a closing adjustment in connection with our purchase of the membership interest in Zai*Net Software, L.P., we loaned Zai*Net Software, L.P. $400,000 to be paid to Zai*Net Software, Inc. as a cash distribution. Zai*Net Software, L.P. issued us a one-year note payable for the principal amount plus 8% interest, due May 12, 1999. Zai*Net Software, Inc. used the proceeds for working capital purposes. Zak Associates, Inc., an entity controlled by Mr. Scanlan, repaid approximately $121,000 of the $400,000 on behalf of Zai*Net Software, L.P. pursuant to the conversion agreement dated December 31, 1998 and the balance of the note from Zai*Net Software, L.P. to us was cancelled.

     In connection with our acquisition of partnership interests in Zai*Net Software, L.P., we and certain of our original limited liability company investors paid an additional $2,187,500 to Zak Associates, Inc., the successor to Zai*Net Software, Inc., in June 1999 and will pay an additional $2,187,500 to Zak Associates, Inc. on April 15, 2000. These investors include GFI, OCM Caminus Investment, Inc. and RIT Capital Partners plc, which entities are each principal stockholders of us.

     Subsequent to the closing of the Zai*Net acquisition, Zai*Net Software, Inc. transferred and assigned its remaining 29% partnership interest in Zai*Net Software, L.P. to Rooney Software, L.L.C. On December 31, 1998, Rooney entered into a conversion agreement with us, Zak Associates, Inc., Zai*Net Software, L.P. and Brian Scanlan whereby the remaining 29% partnership interest in Zai*Net Software, L.P. was converted into 21,579,728 shares of Series A membership interest of Caminus LLC, which will convert into 2,055,210 shares of our common stock prior to this offering. Upon the closing of the December 1998 transaction, we owned 100% of the membership interest in Zai*Net Software, L.P., thereby creating a wholly owned subsidiary. In March 1999, Zai*Net Software, L.P. was merged with and into us.

CAMINUS LIMITED


     On May 12, 1998, we entered into a stock purchase agreement with Caminus Energy Limited, an English corporation currently known as Caminus Limited, and its two stockholders, Dr. Nigel L. Evans and Dr. Michael B. Morrison. Dr. Evans is our Director of European Operations and a director and Dr. Morrison is a principal stockholder of us. At the time of the acquisition, Drs. Evans and Morrison were unaffiliated with us. Pursuant to the agreement, we paid $3,022,924 cash for all of the issued and outstanding shares, an aggregate of 950 ordinary shares, of Caminus Limited held by Drs. Evans and Morrison. Drs. Evans and Morrison also received 6,055,912 and 4,037,275 shares of Series A membership interest in us, respectively, which will convert into 576,753 and 384,502 shares of our common stock, respectively, prior to this offering. As additional consideration, Drs. Evans and Morrison received an option to purchase 3,030,000 and 2,020,000 shares of Series B membership interest in us, respectively, at an exercise price per share of $.30 per share ($3.12 per share of common stock on an as-converted basis) which will convert into options to purchase 288,571 and 192,381 shares of our common stock, respectively, prior to this offering. Messrs. Evans and Morrison plan to exercise their options on a cashless basis immediately prior to the closing of this offering for a net total of 223,638 and 149,092 shares of our common stock, respectively. The options will vest in full upon the closing of this offering. Messrs. Gilson, Landers and Brothers were primarily responsible for negotiating the terms of the stock purchase agreement on our behalf, and Drs. Evans and Morrison were primarily responsible for negotiating on behalf of Caminus Limited. In determining the purchase price for Caminus Limited, we examined the financial results and market values of comparable publicly traded companies and considered the expected synergies from the acquisition of Caminus Limited and Zai*Net Software, L.P., as described above. On May 12, 1998, each of Drs. Evans and Morrison also entered into a three-year employment agreement with Caminus Limited. For details in connection with Dr. Evans' employment agreement, see "Management -- Employment Agreements."


     On May 12, 1998, Caminus Limited, our wholly owned subsidiary, entered into a service agreement with Dr. Michael B. Morrison. Under the terms of his agreement, Dr. Morrison's employment as managing director of Caminus Limited will continue until May 5, 2001, renewing annually for successive one-year terms unless sooner terminated. Dr. Morrison receives a base salary of L167,000 ($274,897 as of September 30, 1999) per year, subject to annual review and increases, and is eligible to receive an annual performance bonus, targeted at L83,000 ($136,626 as of September 30, 1999). Dr. Morrison is also eligible to participate in our profit sharing plan for key employees. If we terminate Dr. Morrison's employment without cause, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Morrison resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Morrison's agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business has the same meaning in Dr. Morrison's agreement as in Mr. Stoner's agreement, as described above. On May 12, 1998, Dr. Morrison also entered into a covenant not to compete with Caminus Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

GFI

     In April 1998, GFI purchased 1,682,198 shares of Series A membership interest at a purchase price of $0.297 per share. These shares will convert into an aggregate of 160,209 shares of our common stock prior to this offering.

     Two members of our board of directors, Lawrence D. Gilson and Richard K. Landers, are GFI principals. As part of our ongoing relationship with GFI, we entered into an arrangement pursuant to our operating agreement whereby GFI provides substantial ongoing strategic advice, as well as financial, tax and general administrative services for us and, in return, we pay GFI an annual fee, payable in monthly installments. During the period from our inception (April 29, 1998) through December 31, 1998 and the nine months ended September 30, 1999, such fees were $160,000 and $293,310, respectively. We and GFI have agreed to terminate GFI's advisory arrangement effective as of December 31, 1999. As consideration for GFI's agreement to terminate the formal advisory arrangement, we have agreed to pay GFI a $1,300,000 fee from the net proceeds of the initial public offering.


     Additionally, as consideration for its investment in us, we granted an option to GFI to acquire a 10% membership interest in us. This percentage interest is protected from any dilution which would result from the issuance of additional membership interests in us; however, the anti-dilution provision does not extend to common stock to be issued upon the conversion of the membership interest. The exercise price of the option is the sum of $1,837,500 less 10% of any distributions of cash or property from us to our membership interest holders, plus 10% of any additional cash or property paid to us from our membership interest holders. GFI will exercise its option immediately prior to this offering on a cashless basis.


SS&C TECHNOLOGIES, INC.

     Prior to assuming his position as our president and chief executive officer in October 1998, David M. Stoner was president and chief operating officer and a director of SS&C Technologies, Inc., a founding investor in Caminus LLC. On May 12, 1998, SS&C invested $5,500,000 in us and received 18,504,176 shares of our Series A membership interest and an option to purchase 8,410,000 shares of our Series B membership interest. We also entered into two distributor agreements with SS&C -- one in which we appointed SS&C as a non-exclusive distributor and marketer of certain of our products, and another in which SS&C appointed us as the exclusive distributor and marketer of certain of its products. The first agreement provided that the option to purchase membership interests would vest incrementally according to the sales of our products by SS&C. Such agreement was effectively terminated when we purchased the option from SS&C, as described in the immediately following paragraph. The second agreement was terminated and replaced with a new distributor agreement on December 31, 1998. The new distribution agreement, as amended, provides that we must purchase licenses to distribute SS&C products on a quarterly basis through the fourth quarter of the year 2000, for a total aggregate license distribution fee of not less than $2,750,000. We have not licensed SS&C products nor do we currently intend to license any SS&C products. If, however, we determine in the future to license SS&C products, fees collected by us would be applied as an offset against the aggregate license distribution fees we owe SS&C.

     On December 31, 1998, we repurchased all of SS&C's shares of Series A membership interest and its option to purchase shares of Series B membership interest for a total consideration of $2,250,000. At this time we granted SS&C a new option to purchase 3,636,309 shares of Series B membership interest, which became fully vested and exercisable on the same day for an aggregate exercise price of $2,250,000. On March 29, 1999, we entered into an agreement with SS&C to reduce the size of its option to purchase shares of Series B membership interest to 2,909,047 and the exercise price was proportionately reduced to $1,800,000. In consideration for this reduction we will pay SS&C $250,000 on December 31, 1999. The option to purchase 2,909,047 shares of Series B membership interest at an exercise price of $0.62 per share will be exercised in connection with this offering for 277,052 shares of our common stock ($6.50 per share of common stock on an as-converted basis).

OCM CAMINUS INVESTMENT, INC.

     OCM Caminus Investment, Inc. is a founding investor in Caminus LLC and a principal stockholder. In March 1999, we borrowed $1,250,000 from OCM Principal Opportunities Fund, L.P., an affiliate of OCM Caminus Investment, Inc. On March 31, 1999 we issued a promissory note in the principal amount of such loan to OCM Principal Opportunities Fund at an annual interest rate of 10%. The promissory note required us to pay a 1% origination fee upon funding of the loan. We paid the loan in full on its due date of June 30, 1999.

FLEET BANK PLEDGE AGREEMENTS

     On June 23, 1999, we entered into a credit agreement with Fleet Bank, which provides for revolving loans and working capital loans in an aggregate principal amount of up to $5,000,000. Pursuant to the agreement, Fleet Bank maintains a first and prior security interest in and lien on at least 75% of our capital stock. To meet this demand, three of our stockholders pledged their capital stock as collateral for the loan in pledge agreements with Fleet Bank, dated June 23, 1999:

     - Brian J. Scanlan granted a security interest to the bank with respect to 12,555,478 shares of Series A membership interest, which will convert into 1,195,759 shares of our common stock prior to this offering.

     - GFI granted a security interest to the bank with respect to 1,682,198 shares of Series A membership interest, which will convert into 160,209 shares of our common stock prior to this offering, and 11,392,731 shares of Series C membership interest which were subject to the exercise of an option at the time, which will convert into 1,085,021 shares of our common stock. GFI will exercise this option prior to this offering.

     - OCM Caminus Investment, Inc., a principal stockholder of our company, granted a security interest to the bank with respect to 37,176,571 shares of Series A membership interest, which will convert into 3,540,622 shares of our common stock prior to this offering.

     As of September 30, 1999, there was $2,000,000 outstanding under our credit agreement with Fleet Bank. We intend to use a portion of the proceeds from this offering to repay all amounts outstanding under the credit agreement and to terminate the credit agreement upon the closing of this offering.

EMPLOYMENT ARRANGEMENTS

     On May 12, 1998, Zai*Net Software, L.P., which was our majority owned subsidiary at the time, entered into an employment agreement with Simon Young, who owns more than 5% of our outstanding stock. The agreement was later amended on November 8, 1999. Under the terms of his agreement, Mr. Young's employment as Vice President will continue until May 12, 2001, unless sooner terminated. Mr. Young currently receives a base salary of $153,500 per year, subject to annual review and increases. If we terminate Mr. Young's employment with cause or if he resigns for no good reason, Mr. Young will receive all accrued compensation and vested benefits as of the termination date. If we terminate Mr. Young's employment without cause or if he resigns for good reason, Mr. Young will receive all accrued compensation and vested benefits as of the termination date and a severance benefit of his base salary for the remainder to the term of his agreement.

     Mr. Young is also a party to a covenant not to compete, dated May 12, 1998, which contains a confidentiality provision and further provides that he may not perform services, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, in a competing business, other than on behalf of us or our affiliates, anywhere in the world for the greater of (1) three and one-half years from the date of the agreement or (2) two years after the date of termination of his employment. A competing business includes a business which develops, licenses, installs and maintains commodities trading and risk management software and provides consulting and support services related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries.

     On May 12, 1998, Caminus Energy Limited, our wholly owned subsidiary, entered into a service agreement with Dr. Michael Morrison, which was amended on November 8, 1999. Under the terms of his agreement, Dr. Morrison's employment as Managing Director of Caminus Limited will continue until May 5, 2001, renewing annually for successive one-year terms unless sooner terminated. From May 12, 1998 through the fiscal period ending December 31, 1999, Dr. Morrison will have received a base salary of L167,000 ($274,897 as of September 30, 1999) per year, subject to annual review and increases, and will have been eligible to receive an annual performance bonus, targeted at L83,000 ($136,625 as of September 30, 1999). Commencing January 1, 2000, Dr. Morrison's base salary will be L150,000 per year and Dr. Morrison will no longer be eligible to receive an annual bonus. Ten days after the closing of this offering, Dr. Morrison will receive a one-time bonus of L115,077. Dr. Morrison is also eligible to participate in Caminus Limited's profit sharing plan for key employees. If we terminate Dr. Morrison's employment without cause or Dr. Morrison terminates his employment due to a constructive dismissal, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Morrison resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Morrison's agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business includes a business which develops and markets consulting advisory services and supports models used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and provides financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries. On May 12, 1998 Dr. Morrison also entered into a covenant not to compete with Caminus Energy Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

     For a description of certain employment and other arrangements between our Named Executive Officers and us, see "Management -- Employment Agreements."

RIGHTS OFFERING

     In July 1999, we conducted a rights offering whereby existing holders of shares of our Series A membership interest were given the opportunity to purchase additional Series A shares on a pro rata basis of the total $12 million offering. We used the proceeds from the rights offering to purchase DC Systems, pay the related transaction fees and for working capital. In connection with the rights offering, the following directors, executive officers and 5% stockholders purchased the stated number of shares of Series A membership interest:

     - David Stoner purchased 254,618 shares, which will convert into 24,249 shares of our common stock prior to this offering;

     - Nigel Evans purchased 212,182 shares, which will convert into 20,208 shares of our common stock prior to this offering;

     - Brian Scanlan purchased 212,182 shares, which will convert into 20,208 shares of our common stock prior to this offering;

     - OCM Caminus Investment, Inc. purchased 4,493,143 shares, which will convert into 427,918 shares of our common stock prior to this offering;

     - RIT Capital Partners plc purchased 3,394,909 shares, which will convert into 323,324 shares of our common stock prior to this offering; and

     - Michael Morrison purchased 127,309 shares, which will convert into 12,125 shares of our common stock prior to this offering.

CONFLICT-OF-INTEREST POLICY

     We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

     - Approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors; and

     - On terms no less favorable to us than could be obtained from unaffiliated third parties.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 1999, and as adjusted to reflect the sale of the shares of common stock in this offering, by:

     - each person or entity we know to own beneficially more than 5% of our common stock;

     - each of our directors;

     - each of the Named Executive Officers;

     - all directors and executive officers as a group; and

     - each of the other selling stockholders.

     Except as indicated below, none of these persons or entities has a relationship with us or, to our knowledge, any of the underwriters or their respective affiliates. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.


     As of September 30, 1999, there were 11,036,977 shares of common stock outstanding. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and assumes the underwriters do not exercise their over-allotment option. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and any shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after September 30, 1999 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.



                                    SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                                        OWNED PRIOR                         OWNED AFTER
                                      TO THE OFFERING      NUMBER OF        THE OFFERING
                                    -------------------     SHARES      --------------------
NAME OF BENEFICIAL OWNER             NUMBER     PERCENT     OFFERED      NUMBER      PERCENT
------------------------            ---------   -------    ---------    ---------    -------
5% STOCKHOLDERS
OCM Caminus Investment, Inc.(1)...  4,387,636    39.8%      434,657     3,952,979     27.1%
  333 South Grand Avenue
  28th Floor
  Los Angeles, CA 90071
Brian J. Scanlan(2)...............  1,222,470    11.0             0     1,222,470      8.4
  747 Third Avenue
  New York, NY 10017
Nigel L. Evans....................    820,599     7.4        89,455       731,144      5.0
  Caminus Energy Limited
  Caminus House, Castle Park
  Cambridge CB3 0RA
  United Kingdom
RIT Capital Partners plc(3).......  1,140,147   10.3%       114,015     1,026,132     7.0%
  Spencer House
  27 St. James's Place
  London SWIA 1NR
  United Kingdom

                                    SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                                        OWNED PRIOR                         OWNED AFTER
                                      TO THE OFFERING      NUMBER OF        THE OFFERING
                                    -------------------     SHARES      --------------------
NAME OF BENEFICIAL OWNER             NUMBER     PERCENT     OFFERED      NUMBER      PERCENT
------------------------            ---------   -------    ---------    ---------    -------
Simon Young(4)....................    647,257     5.8             0       647,257      4.4
  Caminus LLC
  3 America Square
  London EC3N 2LR
  United Kingdom
OTHER DIRECTORS AND EXECUTIVE
  OFFICERS
David M. Stoner...................    504,877     4.6             0       504,877      3.5
Lawrence D. Gilson(5).............    459,348     4.2        45,935       413,413      2.8
Christopher S. Brothers(1)........  4,387,636    39.8       434,657     3,952,979     27.1
Anthony H. Bloom(3)...............  1,140,147    10.3       114,015     1,026,132      7.0
Richard K. Landers(5).............    459,348     4.2        45,935       413,413      2.8
Mark A. Herman....................         --      --            --            --       --
All executive officers and
  directors as a group (8
  persons)(6).....................  8,535,077    77.1       684,062     7,851,015     53.7

OTHER SELLING STOCKHOLDERS
Michael B. Morrison...............    545,719     4.9        59,637       486,082      3.3
GFI Two LLC(5)....................    459,348     4.2        45,935       413,413      2.8
Durham Cam, Inc...................    283,610     2.6        28,361       255,249      1.7
SS&C Technologies, Inc. ..........    277,052     2.5        27,705       249,347      1.7


-------------------------
 *  Less than 1%


(1) Christopher S. Brothers is a Senior Vice President of Oaktree Capital Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940. Oaktree Capital Management, LLC is the general partner of OCM Principal Opportunities Fund, L.P., which is the sole shareholder of OCM Caminus Investment, Inc., and may be deemed to beneficially own these shares. Mr. Brothers and Oaktree Capital Management, LLC disclaim beneficial ownership of such shares, except to the extent of his and its direct pecuniary interest therein.



(2) Includes 6,504 shares subject to outstanding stock options held by Mr. Scanlan's wife which are exercisable within the 60-day period following September 30, 1999. Mr. Scanlan shares voting and dispositive power for his shares of common stock with his wife.



(3) Anthony H. Bloom is a director of RIT Capital Partners plc and may be deemed to beneficially own these shares. Mr. Bloom disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.



(4) Includes 39,621 shares owned by Mr. Young's wife and 9,757 shares subject to outstanding stock options held by Mr. Young's wife which are exercisable within the 60-day period following September 30, 1999.

(5) Lawrence D. Gilson is President of GFI Two LLC and Richard K. Landers is a principal of GFI Two LLC. Therefore, Messrs. Gilson and Landers may be deemed to beneficially own these shares. Each of Messrs. Gilson and Landers disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.



(6) Includes 6,504 shares of common stock subject to an outstanding option as described in footnote 2.


     In the event that the underwriters' over-allotment option is exercised in full, the beneficial ownership of certain stockholders will change as follows:


                                                                        SHARES BENEFICIALLY
                                                      NUMBER OF             OWNED AFTER
                                                    SHARES OFFERED          THE OFFERING
                                                        IN THE          --------------------
                                                    OVER-ALLOTMENT       NUMBER      PERCENT
                                                    --------------      ---------    -------
OCM Caminus Investment..........................         6,594          3,946,385     26.1%
Simon Young.....................................        59,788            587,469      3.9
David M. Stoner.................................        50,488            454,389      3.0
Serena Hesmondalgh(1)...........................         9,163             82,472        *
Richard Couron(2)...............................        13,883            124,944        *


---------------
 *  Less than 1%

(1) Prior to this offering, Serena Hesmondalgh, an employee of ours, owned 91,635 shares of our common stock.

(2) Prior to this offering, Richard Couron, our Senior Vice President of Fuels, owned 138,827 shares of our common stock.

                          DESCRIPTION OF CAPITAL STOCK


     After this offering, our authorized capital stock will consist of 50,000,000 shares of common stock, $0.01 par value per share. Immediately prior to the issuance of 3,572,235 shares of common stock upon the closing of this offering, we will have outstanding:



     - 11,036,977 shares of common stock held by 37 stockholders of record; and


     - options to purchase an aggregate of 954,830 shares of common stock with a weighted average exercise price of $4.76.

     For additional information relating to our common stock, certificate of incorporation and by-laws, please see our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

COMMON STOCK

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

     Our certificate of incorporation divides our board of directors into three classes with staggered three-year terms. In addition, with a staggered board, directors may be removed only for cause by the affirmative vote of the holders of a majority of our shares of capital stock entitled to vote. Under our certificate of incorporation, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of us. See "Management."

     Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation further provides that special meetings of the stockholders may only be called by our chairman of the board, president or board of directors. Under our by-laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

     The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

     Our certificate of incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

REGISTRATION RIGHTS


     After this offering, the holders of approximately 10,237,212 shares of common stock and rights to acquire common stock will be entitled to rights with respect to the registration of those shares under the Securities Act. Under terms of our original limited liability company operating agreement, if we propose to register any of our securities under the Securities Act, those holders are entitled to notice of and to include shares of common stock in the registration. The managing underwriter of any underwritten public offering would, however, have the right, for marketing reasons, to cut-back the number of shares that the stockholders could include in such registration.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Before this offering, there has been no public market for our securities. After we complete this offering, based upon the number of shares outstanding at September 30, 1999, there will be 14,609,212 shares of our common stock outstanding, assuming no exercise of outstanding options to purchase common stock. Of these outstanding shares, the 4,372,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.


SALES OF RESTRICTED SHARES


     The remaining 10,237,212 shares of common stock outstanding after this offering are deemed "restricted securities" under Rule 144. Of these securities:


     - 27,356 shares may be sold 90 days after the effective date of this offering; and


     - 8,484,720 additional shares may be sold upon expiration of the 180-day lock-up agreements described below.



     Our officers, directors and stockholders holding an aggregate of 10,136,731 shares of common stock have signed lock-up agreements in favor of the underwriters. As a result, these individuals are generally not permitted to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock, for a period of 180 days after the date of this prospectus, without the prior written consent of Deutsche Bank Securities Inc. Deutsche Bank Securities Inc. currently has no plans to release any portion of the securities subject to lock-up agreements, but may do so without notice. When determining whether or not to release shares from the lock-up agreements, Deutsche Bank Securities Inc. will consider, among other factors, the number of shares proposed to be sold, the stockholder's reasons for requesting the release and market conditions at the time.



     In general, under Rule 144 a stockholder, including one of our affiliates, who has beneficially owned his or her restricted securities for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock (approximately 146,092 shares immediately after this offering) or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, a stockholder that is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares immediately under Rule 144(k) without compliance with the above described requirements under Rule 144.


     Securities issued in reliance on Rule 701 (such as shares of our common stock acquired pursuant to the exercise of certain options granted under our stock plans) are also restricted securities and, beginning 90 days after the date of this prospectus, may be sold by stockholders other than our affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

STOCK OPTIONS

     We intend to file registration statements on Form S-8 under the Securities Act to register an aggregate of 1,523,808 shares of common stock issuable under the 1998 plan, the 1999 plan and the purchase plan. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statements will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements noted above, if applicable.

EFFECT OF SALES OF SHARES

     Prior to this offering, there has been no public market for our common stock, and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of our common stock in the public market could adversely affect the market price of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and CIBC World Markets Corp., have severally agreed to purchase from us and the selling stockholders the following respective numbers of shares of common stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:


UNDERWRITER                                                 NUMBER OF SHARES
-----------                                                 ----------------
Deutsche Bank Securities Inc............................
Bear, Stearns & Co. Inc.................................
CIBC World Markets Corp.................................
                                                               ----------
     Total..............................................        4,372,000
                                                               ==========


     The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions and that the underwriters will purchase all of the shares of common stock offered in this offering, other than those covered by the over-allotment option described below, if any of the shares are purchased.


     We have been advised by the underwriters' representatives that the underwriters propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and
to dealers at that price less a concession not in excess of $     per share. The
underwriters may allow, and the dealers may reallow, a concession not in excess
of $     per share to other dealers. After the initial public offering, the underwriters' representatives may change this offering price and other selling terms. The expenses of this offering, all of which are payable by us, are estimated to be $1,325,000. The following table sets forth the discounts and commissions to be allowed to the underwriters:


                                                              PAID BY US
                                              ------------------------------------------
                                              NO OPTION EXERCISE    FULL OPTION EXERCISE
                                              ------------------    --------------------
Per share.................................        $                      $
Total.....................................        $                      $

                                                     PAID BY SELLING STOCKHOLDERS
                                              ------------------------------------------
                                              NO OPTION EXERCISE    FULL OPTION EXERCISE
                                              ------------------    --------------------
Per share.................................        $                      $
Total.....................................        $                      $


     We and the selling stockholders have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 515,884 and 139,916 additional shares of common stock, respectively, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. If the underwriters exercise the option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of the option shares that the number of shares of common stock to be purchased by it in the above table bears to 4,372,000, and we and the selling stockholders will be obligated to sell these shares to the underwriters. The underwriters may exercise the option only to cover over-allotments made in connection with the sale of the common stock offered in this offering. If purchased, the underwriters will offer the additional shares on the same terms as those on which the 4,372,000 shares are being offered.


     At our request, the underwriters have reserved up to 178,700 shares of common stock for sale, at the initial public offering price, to employees and friends of ours through a directed share program. The number of shares of common stock available for sale to the general public in the public offering will be reduced to the extent that employees and friends purchase the reserved shares.

     The underwriting agreement contains covenants of indemnity among the underwriters, the selling stockholders and us against certain liabilities, including certain liabilities under the Securities Act of 1933. Alternatively, the underwriting agreement also provides that we or the selling stockholders contribute to payments the underwriters may be required to make in respect of such liabilities.

     We have agreed, subject to certain exceptions, without the prior written consent of Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus, not to directly or indirectly:

     - offer, sell short or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock or

     - enter into any agreement that transfers to another, in whole or in part, any of the economic consequences of the ownership of the common stock.


     Our officers, directors and principal stockholders, who hold or will hold in the aggregate 10,136,731 shares of our common stock have agreed, subject to certain exceptions, without the prior written consent of Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus, not to directly or indirectly:


     - offer, sell, pledge, contract to sell, including any short sale, grant any option to purchase or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock, other than shares of common stock being sold in this offering or

     - enter into any agreement or transaction that transfers to another, in whole or in part, any of the economic consequences of the ownership of the common stock, other than shares of common stock being sold in this offering.

If any of our officers, directors or principal stockholders request that Deutsche Bank Securities Inc. consent to a transfer within 180 days after the date of this prospectus, then Deutsche Bank Securities Inc. may consider the following factors in determining whether to consent to the proposed transfer:

     - the number of shares proposed to be sold;

     - the reason for the sale;

     - the proximity in time to this offering; and

     - the trading volume of our stock at the time of the requested transfer.

The decision to consent to a proposed transfer during the 180 days following the date of this prospectus is within the sole discretion of Deutsche Bank Securities Inc.

     The underwriters' representatives have advised us and the selling stockholders that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     In order to facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may be effected on the Nasdaq Stock Market's National Market or otherwise and, if commenced, may be discontinued at any time. Specifically, the underwriters may over-allot shares of our common stock in connection with this offering, thereby creating a short position in the underwriters' syndicate account. A short position results when an underwriter sells more shares of common stock than the underwriter is committed to purchase. Additionally, to cover over-allotments or to stabilize the market price of our common stock, the underwriters may bid for, and purchase, shares of our common stock in the open market. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities, and, if commenced, the activities may be discontinued at any time. The underwriters' representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer, if the syndicate repurchases shares distributed by that underwriter or dealer.

     The underwriters and their respective affiliates may be lenders to, engage in transactions with, and perform services for us in the ordinary course of business.

     Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiations among us, representatives of the selling stockholders and the underwriters' representatives. Among the factors to be considered in the negotiations will be prevailing market conditions, our results of operations in recent periods, the market capitalizations and stages of development of other companies that we and the underwriters' representatives believe to be comparable to us, estimates of our business potential, the present stage of our development and other factors deemed relevant.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts, and for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

                                    EXPERTS

     The audited financial statements included in this prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for the stock being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's following locations:

     - Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549;

     - New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and

     - Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                      CAMINUS CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS


                                                              Page
CAMINUS CORPORATION AND SUBSIDIARIES
Report of Independent Accountants...........................   F-2
    Consolidated Balance Sheets as of December 31, 1998 and
     September 30, 1999 (unaudited).........................   F-3
    Consolidated Statements of Operations for the Period
     From Inception (April 29, 1998) Through December 31,
     1998, the period from inception through September 30,
     1998 (unaudited) and for the Nine Months Ended
     September 30, 1999 (unaudited).........................   F-4
    Consolidated Statements of Changes in Stockholders'
     Equity for the Period From Inception (April 29, 1998)
     Through December 31, 1998 and for the Nine Months Ended
     September 30, 1999 (unaudited).........................   F-5
    Consolidated Statements of Cash Flows for the Period
     From Inception (April 29, 1998) Through December 31,
     1998, the period from inception through September 30,
     1998 (unaudited) and for the Nine Months Ended
     September 30, 1999 (unaudited).........................   F-6
    Notes to Consolidated Financial Statements..............   F-7
    Schedule II -- Valuation and Qualifying Accounts........  F-30
ZAI*NET SOFTWARE, INC. (Predecessor)
    Report of Independent Accountants.......................  F-31
    Balance Sheets as of December 31, 1996, December 31,
     1997 and April 30, 1998................................  F-32
    Statements of Operations and Retained Earnings for the
     Years Ended December 31, 1996 and 1997 and for the Four
     Months Ended April 30, 1998............................  F-33
    Statements of Cash Flows for the Years Ended December
     31, 1996 and 1997 and for the Four Months Ended April
     30, 1998...............................................  F-34
    Notes to the Financial Statements.......................  F-35
    Supplementary Financial Statement Schedules have been
     omitted because the information required to be set
     forth therein is either not applicable or is shown in
     the financial statements or notes thereto.
CAMINUS LIMITED (formerly Caminus Energy Limited)
    Report of Independent Auditors..........................  F-41
    Profit and Loss Accounts for the Years Ended April 30,
     1997 and 1998..........................................  F-42
    Balance Sheets as at April 30, 1997 and 1998............  F-43
    Cash Flow Statements for the Years Ended April 30, 1997
     and 1998...............................................  F-44
    Notes to the Financial Statements.......................  F-45
DC SYSTEMS, INC. AND SUBSIDIARY
    Report of Independent Accountants.......................  F-52
    Consolidated Balance Sheets as of December 31, 1997,
     December 31, 1998 and June 30, 1999 (unaudited)........  F-53
    Consolidated Statements of Operations for the Years
     Ended December 31, 1997 and 1998 and for the Six Months
     Ended June 30, 1998 and 1999 (unaudited)...............  F-54
    Consolidated Statements of Changes in Shareholder's
     Deficit for the Years Ended December 31, 1997 and 1998
     and for the Six Months Ended June 30, 1999
     (unaudited)............................................  F-55
    Consolidated Statements of Cash Flows for the Years
     Ended December 31, 1997 and 1998 and for the Six Months
     Ended June 30, 1998 and 1999 (unaudited)...............  F-56
    Notes to Consolidated Financial Statements..............  F-57
PRO FORMA STATEMENTS OF OPERATIONS (unaudited)
    Summary of Unaudited Pro Forma Condensed Consolidated
     Statement of Operations for the Year Ended December 31,
     1998 and the Nine Months September 30, 1999............  F-66
    Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Year Ended December 31, 1998........  F-67
    Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Nine Months Ended September 30,
     1999...................................................  F-68
    Notes to Unaudited Pro Forma Condensed Consolidated
     Statements of Operations...............................  F-69

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Caminus Corporation


     The recapitalization described in Note 1 to the financial statements has not been consummated at December 28, 1999. When it has been consummated, we will be in a position to furnish the following report:



     In our opinion, the consolidated financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of Caminus Corporation and its subsidiaries (the "Company") at December 31, 1998, and the results of their operations and their cash flows for the period from inception (April 29, 1998) through December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP

New York, New York
May 28, 1999, except
as to the fourth and fifth
paragraphs of Note 1 which
are as of November 12, 1999

                      CAMINUS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                     DECEMBER 31,   SEPTEMBER 30,
                                                         1998           1999
                                                     ------------   -------------
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents........................  $  2,770,538   $    801,351
  Accounts receivable, net.........................     3,244,018      5,630,856
  Deferred taxes...................................            --        427,752
  Prepaid expenses and other current assets........       306,774      1,270,713
                                                     ------------   ------------
     Total current assets..........................     6,321,330      8,130,672
Fixed assets, net..................................       780,076      1,379,873
Developed technology, net..........................     2,307,361      3,380,497
Other intangibles, net.............................     1,789,859      4,280,104
Goodwill, net......................................    19,863,548     23,679,123
Other assets.......................................         6,828         18,362
                                                     ------------   ------------
     Total assets..................................  $ 31,069,002   $ 40,868,631
                                                     ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................  $  1,615,547   $    596,802
  Accrued liabilities..............................     1,029,139      4,489,058
  Borrowings under credit facility.................            --      1,000,000
  Taxes payable....................................            --        149,148
  Payable to related parties.......................     6,187,500      3,971,500
  Deferred revenue.................................     2,139,534      2,611,850
                                                     ------------   ------------
     Total current liabilities.....................    10,971,720     12,818,358
Borrowings under credit facility...................            --      1,000,000
Payable to related parties.........................     2,937,500             --
                                                     ------------   ------------
     Total liabilities.............................    13,909,220     13,818,358
Commitments and contingencies......................            --             --
Stockholders' equity: (Note 1)
Common stock, $0.01 par, 50,000,000 shares
  authorized, 9,729,229 shares issued and 7,966,928
  shares outstanding at December 31, 1998;
  11,000,389 shares and 9,238,088 shares
  outstanding at September 30, 1999 (unaudited)....        97,292        110,004
Additional paid-in capital.........................    37,070,721     51,655,763
Treasury stock, 1,762,301 shares in treasury at
  December 31, 1998 and September 30, 1999
  (unaudited), at cost.............................    (4,911,205)    (4,911,205)
Subscriptions receivable...........................    (4,739,493)    (2,907,065)
Unearned compensation..............................            --       (287,086)
Accumulated deficit................................   (10,371,188)   (16,613,938)
Cumulative translation adjustment..................        13,655          3,800
                                                     ------------   ------------
     Total stockholders' equity....................    17,159,782     27,050,273
                                                     ------------   ------------
     Total liabilities and stockholders' equity....  $ 31,069,002   $ 40,868,631
                                                     ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                      CAMINUS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                      PERIOD FROM INCEPTION      PERIOD FROM INCEPTION
                                     (APRIL 29, 1998) THROUGH   (APRIL 29, 1998) THROUGH   NINE MONTHS ENDED
                                        DECEMBER 31, 1998          SEPTEMBER 30, 1998      SEPTEMBER 30, 1999
                                     ------------------------   ------------------------   ------------------
                                                                                 (UNAUDITED)
Revenues:
  Licenses.........................        $  3,639,143               $ 1,925,858             $ 8,088,621
  Software services................           3,090,758                 1,881,417               5,679,513
  Strategic consulting.............           2,896,102                 1,720,550               4,757,425
                                           ------------               -----------             -----------
    Total revenues.................           9,626,003                 5,527,825              18,525,559
                                           ------------               -----------             -----------
Cost of revenues:
  Cost of licenses.................             194,968                    87,639                 682,872
  Cost of software services........           2,278,433                 1,221,809               3,244,616
  Cost of strategic consulting.....           2,211,617                 1,363,142               1,924,955
                                           ------------               -----------             -----------
    Total cost of revenues.........           4,685,018                 2,672,590               5,852,443
                                           ------------               -----------             -----------
      Gross profit.................           4,940,985                 2,855,235              12,673,116
                                           ------------               -----------             -----------
Operating expenses:
  Sales and marketing..............             470,549                   262,815               2,523,012
  Research and development.........           1,153,470                   638,399               2,679,726
  General and administrative.......           3,130,567                 1,676,077               6,177,228
  Acquired in-process research and
    development....................           4,822,000                 3,053,000               1,000,000
  Amortization of intangible
    assets.........................           5,497,765                 1,714,711               6,074,750
                                           ------------               -----------             -----------
    Total operating expenses.......          15,074,351                 7,345,002              18,454,716
                                           ------------               -----------             -----------
Loss from operations...............         (10,133,366)               (4,489,767)             (5,781,600)
Other income and (expense):
Interest income....................              96,909                    56,535                  46,434
  Interest expense.................                  --                        --                (165,006)
  Other expense, net...............                  --                        --                  (8,284)
                                           ------------               -----------             -----------
    Total other income (expense)...              96,909                    56,535                (126,856)
                                           ------------               -----------             -----------
Loss before provision for income
  taxes............................         (10,036,457)               (4,433,232)             (5,908,456)
Provision for income taxes.........              35,735                    57,288                 334,294
                                           ------------               -----------             -----------
Net loss before minority
  interest.........................         (10,072,192)               (4,490,520)             (6,242,750)
Minority interest..................            (298,996)                 (189,920)                     --
Net loss...........................        $(10,371,188)              $(4,680,440)            $(6,242,750)
                                           ============               ===========             ===========
Basic and diluted net loss per
  share............................        $      (1.41)              $     (0.65)            $     (0.76)
                                           ============               ===========             ===========
Weighted average shares used in
  computing net loss per share.....           7,360,634                 7,215,030               8,264,075
Pro forma (unaudited):
  Loss before provision for income
    taxes..........................        $(10,036,457)              $(4,433,232)            $(5,908,456)
  Pro forma income tax provision
    (benefit)......................            (176,224)                  446,290                 472,309
  Minority interest................            (298,996)                 (189,920)                     --
                                           ------------               -----------             -----------
  Pro forma net loss...............        $(10,159,229)              $(5,069,442)            $(6,380,765)
                                           ============               ===========             ===========
  Pro forma basic and diluted net
    loss per share.................        $      (1.38)              $     (0.70)            $     (0.77)
                                           ============               ===========             ===========


The accompanying notes are an integral part of these consolidated financial statements.

                      CAMINUS CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                               ADDITIONAL
                                       NUMBER OF     COMMON      PAID-IN      TREASURY     SUBSCRIPTIONS     UNEARNED
                                         SHARES      STOCK       CAPITAL        STOCK       RECEIVABLE     COMPENSATION
                                       ----------   --------   -----------   -----------   -------------   ------------
Balance at April 29, 1998
 (inception).........................               $    --    $        --   $        --    $        --     $      --
Issuance of shares...................  6,712,764     67,128     20,122,002

Issuance of shares in connection with
 the acquisition of Caminus Energy
 Limited.............................    961,255      9,612      2,990,388

Issuance of shares in connection with
 the acquisition of Zai*Net Software
 L.P.................................  2,055,210     20,552     10,318,798

Stock subscriptions receivable.......                                                        (4,739,493)

Issuance of stock options in
 connection with acquisitions........                            3,144,995

Purchase of treasury stock at cost...  (1,762,301)                 494,538    (4,911,205)

Net loss.............................

Translation adjustment...............
                                       ----------   --------   -----------   -----------    -----------     ---------
Balance at December 31, 1998.........  7,966,928     97,292     37,070,721    (4,911,205)    (4,739,493)           --
                                       ----------   --------   -----------   -----------    -----------     ---------

Comprehensive loss for the period
 from inception through December 31,
 1998................................
Receipt of membership subscription
 receivable (unaudited)..............                                                         1,832,428

Issuance of additional shares
 (unaudited).........................  1,028,667     10,287     12,328,651

Issuance of shares in connection with
 the acquisition of DC Systems
 (unaudited).........................    242,493      2,425      2,997,575

Reacquisition of stock option
 (unaudited).........................                             (250,000)

Distribution to stockholders
 (unaudited).........................                             (890,000)

Issuance of stock options below fair
 market value (unaudited)............                              398,816                                   (398,816)

Amortization of unearned compensation
 (unaudited).........................                                                                         111,730

Net loss (unaudited).................

Translation adjustment (unaudited)...
                                       ----------   --------   -----------   -----------    -----------     ---------
Balance at September 30, 1999
 (unaudited).........................  9,238,088    $110,004   $51,655,763   $(4,911,205)   $(2,907,065)    $(287,086)
                                       ==========   ========   ===========   ===========    ===========     =========

Comprehensive loss for the nine
 months ended September 30, 1999
 (unaudited).........................

                                                      CUMULATIVE        TOTAL                        CUMULATIVE
                                       ACCUMULATED    TRANSLATION   STOCKHOLDERS'   COMPREHENSIVE   COMPREHENSIVE
                                         DEFICIT      ADJUSTMENT       EQUITY           LOSS            LOSS
                                       ------------   -----------   -------------   -------------   -------------
Balance at April 29, 1998
 (inception).........................  $         --     $    --     $         --
Issuance of shares...................                                 20,189,130
Issuance of shares in connection with
 the acquisition of Caminus Energy
 Limited.............................                                  3,000,000
Issuance of shares in connection with
 the acquisition of Zai*Net Software
 L.P.................................                                 10,339,350
Stock subscriptions receivable.......                                 (4,739,493)
Issuance of stock options in
 connection with acquisitions........                                  3,144,995
Purchase of treasury stock at cost...                                 (4,416,667)
Net loss.............................   (10,371,188)                 (10,371,188)   $(10,371,188)
Translation adjustment...............                    13,655           13,655          13,655
                                       ------------     -------     ------------    ------------
Balance at December 31, 1998.........   (10,371,188)     13,655       17,159,782                    $(10,357,533)
                                       ------------     -------     ------------                    ============
                                                                                     (10,357,533)
                                                                                    ------------
Comprehensive loss for the period
 from inception through December 31,
 1998................................
Receipt of membership subscription
 receivable (unaudited)..............                                  1,832,428
Issuance of additional shares
 (unaudited).........................                                 12,338,938
Issuance of shares in connection with
 the acquisition of DC Systems
 (unaudited).........................                                  3,000,000
Reacquisition of stock option
 (unaudited).........................                                   (250,000)
Distribution to stockholders
 (unaudited).........................                                   (890,000)
Issuance of stock options below fair
 market value (unaudited)............                                         --
Amortization of unearned compensation
 (unaudited).........................                                    111,730
Net loss (unaudited).................    (6,242,750)         --       (6,242,750)     (6,242,750)
Translation adjustment (unaudited)...                    (9,855)          (9,855)         (9,855)
                                       ------------     -------     ------------    ------------
Balance at September 30, 1999
 (unaudited).........................  $(16,613,938)    $ 3,800     $ 27,050,273                    $(16,610,138)
                                       ============     =======     ============                    ============
Comprehensive loss for the nine
 months ended September 30, 1999
 (unaudited).........................                                               $ (6,252,605)
                                                                                    ============

The accompanying notes are an integral part of these consolidated financial statements.

                      CAMINUS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      PERIOD FROM         PERIOD FROM
                                                       INCEPTION           INCEPTION
                                                   (APRIL 29, 1998)     (APRIL 29, 1998)       NINE MONTHS
                                                        THROUGH             THROUGH               ENDED
                                                   DECEMBER 31, 1998   SEPTEMBER 30, 1998   SEPTEMBER 30, 1999
                                                   -----------------   ------------------   ------------------
                                                                                     (UNAUDITED)
Cash flows from operating activities:
Net loss.........................................    $(10,371,188)        $ (4,680,440)        $ (6,242,750)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization................       5,666,521            1,819,118            6,399,617
    Acquired in-process research and
      development................................       4,822,000            3,053,000            1,000,000
    Deferred taxes...............................              --                   --               (3,808)
    Non-cash compensation expense................              --                   --              111,730
    Minority interest............................         298,996              189,920                   --
  Changes in operating assets and liabilities:
    Accounts receivable..........................        (849,920)             (15,680)          (2,201,199)
    Prepaid expenses and other current assets....         (97,456)            (265,066)             153,925
    Accounts payable.............................         183,433             (957,492)          (1,121,093)
    Accrued liabilities..........................         635,030              297,615            2,958,789
    Taxes payable................................              --                   --              148,139
    Deferred revenue.............................         704,450            1,008,908           (2,092,335)
    Other........................................         (40,190)               6,498              (43,528)
                                                     ------------         ------------         ------------
Net cash provided by (used in) operating
  activities.....................................         951,676              456,381             (932,513)
                                                     ------------         ------------         ------------
Cash flows from investing activities:
  Purchases of fixed assets......................        (500,597)            (271,690)            (799,862)
  Acquisition of Caminus Energy Limited, net of
    cash acquired................................      (2,502,567)          (2,502,567)                  --
  Acquisition of Zai*Net Software L.P., net of
    cash acquired................................      (7,242,258)          (7,242,258)                  --
  Acquisition of Positron........................        (151,667)                  --                   --
  Acquisition of DC Systems, Inc., net of cash
    acquired.....................................              --                   --           (9,919,192)
  Other acquisition costs........................        (495,817)            (247,909)                  --
                                                     ------------         ------------         ------------
Net cash used in investing activities............     (10,892,906)         (10,264,424)         (10,719,054)
                                                     ------------         ------------         ------------
Cash flows from financing activities:
  Payments of obligation to affiliate............        (250,000)                  --           (4,000,000)
  Payments of obligation to stockholders.........              --                   --           (2,187,500)
  Proceeds from borrowings under credit
    facility.....................................              --                   --            2,000,000
  Payments of distribution to stockholders.......              --                   --             (290,000)
  Cash received for subscription receivable......              --                   --            1,832,428
  Issuance of common stock.......................      12,949,637           12,874,999           12,338,938
                                                     ------------         ------------         ------------
Net cash provided by financing activities........      12,699,637           12,874,999            9,693,866
                                                     ------------         ------------         ------------
Effect of exchange rates on cash flows...........          12,131              (80,982)             (11,486)
                                                     ------------         ------------         ------------
Net increase (decrease) in cash and cash
  equivalents....................................       2,770,538            2,985,974           (1,969,187)
Cash and cash equivalents, beginning of period...              --                   --            2,770,538
                                                     ------------         ------------         ------------
Cash and cash equivalents, end of period.........    $  2,770,538            2,985,974         $    801,351
                                                     ============         ============         ============

The accompanying notes are an integral part of these consolidated financial statements.

                      CAMINUS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

FORMATION OF THE BUSINESS

     Caminus Corporation (formerly Caminus LLC) ("Caminus" or the "Company") is a Delaware corporation which was originally organized as a limited liability company on April 29, 1998 ("Inception") by an investor group. Caminus was formed for the purpose of acquiring equity interests in and managing the business affairs of Caminus Energy Limited ("CEL") and Zai*Net Software, L.P. ("Zai*Net" or "ZNLP"), and to provide industry expertise and risk management software products in the evolving competitive gas and energy markets worldwide.

     In conjunction with the formation of the Company and as consideration for the identification of the acquired entities, an option, with an anti-dilution provision, to acquire a 10% interest in the Company was granted to a member of the investor group. This option has been valued at $1.6 million using the Black-Scholes option pricing model and has been accounted for as part of the purchase price of ZNLP and CEL. Any additional grants made under the anti-dilution provision are required to be made at the current market price. The option expires ten years from the date of the formation of the Company. In connection with the initial public offering ("IPO") this option will be exercised.

     On May 12, 1998, Caminus acquired a 71% ownership interest in ZNLP and a 100% ownership interest in CEL; on December 31, 1998, Caminus acquired the remaining 29% ownership interest in ZNLP. The value assigned to these shares was consistent with the value per share established immediately prior to these acquisitions based on cash capital contributions from founders upon formation of the Company. (For more complete disclosure, see Note 3 -- Acquisitions).

PLANNED RECAPITALIZATION

     In September 1999, the Board of Directors of Caminus authorized the filing of a registration statement with the Securities and Exchange Commission that would permit the Company to sell shares of the Company's common stock in connection with the proposed IPO. These financial statements reflect the recapitalization of Caminus LLC as a corporation immediately prior to the IPO, and the conversion of each membership interest in the limited liability company into .095238 of one share of common stock of the corporation. This transaction affects the legal form only of the entities under common control, and the proportionate ownership interests of the members pre- and post-merger are preserved.

     In connection with the planned IPO of the Company, Caminus Corporation will no longer be treated as a limited liability company for tax purposes. Accordingly, the consolidated statements of operations include net income for all periods assuming the Company was taxable as a C Corporation and earnings based on net income divided by the weighted average number of shares outstanding.

                      CAMINUS CORPORATION AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Caminus Corporation and its subsidiaries. All intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

     The Company generates revenue from several sources, including the licensing of its software products, performing services related to the implementation, training and support of these products, and through providing strategic consulting services to clients in the areas where the Company has subject matter expertise. The Company follows the provisions of Statements of Position ("SOP") 97-2 "Software Revenue Recognition", SOP 98-4 "Deferral of the Effective Date of Certain Provisions of SOP 97-2, and SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions".

     License revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "residual method" prescribed by SOP 98-9. The adoption of SOP 98-9 did not have a material impact on the consolidated financial position, results of operations or cash flows of the Company. For arrangements containing multiple elements where VSOE does not exist, all revenue is deferred until all elements of the arrangement have been delivered.

     The Company also provides software to customers under long-term development arrangements that can require significant modification to adapt the software to the unique specifications of the customer. If the service elements are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the completed contract method as prescribed in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts." Accordingly, license and software enhancement revenue is recognized under the completed contract method when all development, testing and installation is completed and the purchaser formally accepts the software. Costs associated with these contracts are deferred until contract completion. Deferred costs are classified in "Prepaid expenses and other current assets" on the consolidated balance sheet. Costs of software enhancements include the direct labor component of programmer and consultant cost to perform the software enhancement or service as

                      CAMINUS CORPORATION AND SUBSIDIARIES
well as the prorated share of technical support and overhead costs associated with the enhancement and services. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which such losses are determined.

     Software Services revenue includes consulting fees for installation, data conversion, training and product support services related to the use of the Company's licensed products. Customers often enter into arrangements for these services concurrent with execution of license agreements. The services do not require significant modification of the licensed products, are not essential to their functionality and are available from other vendors. Payment obligations with respect to the licensed products are not dependent upon the performance of these services. Accordingly, the Company recognizes revenues for these services as they are performed. Maintenance and support revenues associated with new product licenses and renewals, where VSOE of fair value exists, are deferred and recognized ratably over the contract period. Contracts provide for an initial maintenance period, which is annual, and a renewal period after expiration of the initial maintenance period. Customers are permitted, but not required, to renew their maintenance with us after expiration of the initial annual period. The renewal rate for maintenance services is based on the initial license fee and is used to establish VSOE for maintenance revenues.

     Strategic consulting revenue is recognized as such services are performed.

FOREIGN CURRENCY TRANSLATION

     The Company's foreign subsidiaries maintain their accounting records in the local currency, which is their functional currency. The assets and liabilities are translated into U.S. dollars based on exchange rates at the end of the respective reporting periods and the effect of the foreign currency translation is reflected as a component of members' equity. Income and expense items are translated at an average exchange rate during the period. Transaction gains and losses are included in the determination of the results from operations.

SOFTWARE DEVELOPMENT COSTS

     Capitalization of software development costs begins upon establishment of technological feasibility of the product. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as establishment of a working model which typically occurs when beta testing commences, and the general release of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

                      CAMINUS CORPORATION AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

     Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less.

ACCOUNTS RECEIVABLE

     The Company periodically reviews accounts receivable for collectibility and provides for an allowance for doubtful accounts to the extent that amounts are not expected to be collected. The allowance for doubtful accounts was approximately $229,000 and $304,000 at December 31, 1998 and September 30, 1999 (unaudited), respectively.

FIXED ASSETS

     Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the related asset, which generally ranges from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease term or the estimated useful lives of the related assets.

GOODWILL, DEVELOPED TECHNOLOGY AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited ranging from three to five years. Developed technology is amortized on a straight-line basis over the estimated product life, generally three years, or on the ratio of current revenues to total projected product revenues, whichever is greater.

     Goodwill and other intangible assets are reviewed for impairment quarterly or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows of the businesses acquired. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no impairment has occurred. This analysis is performed according to the asset groupings established at the time of the acquisition and at the enterprise level.

INCOME TAXES

     The Company is currently taxed as a partnership for federal and state tax purposes. There are no entity level income taxes imposed by jurisdictions in which the Company conducts its business and, therefore, these financial statements do not reflect any federal or state income tax expense. The profit or loss is deemed passed through to the stockholders and they are obligated to report such profit or loss on their own tax returns in the relevant jurisdictions. Prior to the IPO the

                      CAMINUS CORPORATION AND SUBSIDIARIES

Company will convert to a C corporation and will be subject to federal and state income taxes.

     The Company has a wholly owned subsidiary located in the United Kingdom. As such, the entity is liable for taxes to the Inland Revenue. For U.S. purposes, an election was made to include the foreign income and expenses in the U.S. tax returns. As a result of this election, the Company will be liable for U.K. taxes. Foreign tax credits are passed through to the stockholders.

     New York City, one of the local jurisdictions in which the Company conducts its business, imposes an Unincorporated Business Tax at a rate of 4%, on unincorporated entities, such as the Company. This tax is reduced to the extent any stockholder is itself subject to New York City income tax. In addition, this tax is imposed only on the portion of taxable income allocable to New York City as per certain allocation factors (i.e., receipts, payroll and property).

     The tax expense recorded in these financial statements reflects foreign taxes and the New York City Unincorporated Business Tax on the Company's allocable portion of the taxable income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and borrowings under a credit facility. The current carrying amount of these instruments approximates fair market value due to the relatively short period of time to maturity for these instruments.

EARNINGS PER SHARE

     The Company computes net income (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic and diluted net loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period. The calculation of diluted net loss per share excludes options to purchase shares as the effect would be antidilutive.

     At December 31, 1998, outstanding options to purchase 604,891 shares, with exercise prices ranging from $2.31 to $4.62 as well as contingently issuable options to purchase 1,935,483 shares, with exercise prices ranging from $1.89 to $6.51 were excluded from the calculation of diluted loss per membership interest as the effect would have been anti-dilutive.

                      CAMINUS CORPORATION AND SUBSIDIARIES

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"). As permitted by this statement, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") to account for its stock-based employee compensation arrangements.

USE OF ESTIMATES

     The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which is effective for the Company beginning in 2001. SFAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative financial instruments and does not engage in hedging activities, the adoption of SFAS 133 is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

INTERIM INFORMATION (UNAUDITED)

     The accompanying unaudited consolidated financial statements as of and for the period from Inception (April 29, 1998) through September 30, 1998 and for the nine months ended September 30, 1999 have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of the Company, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results of operations, financial position and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. The Company believes that the disclosures made are adequate to keep the information presented from being misleading. The results of operations and cash flows for the nine months ended September 30, 1999, are not necessarily indicative of the results to be expected for the full year.

                      CAMINUS CORPORATION AND SUBSIDIARIES

3. ACQUISITIONS

ZAI*NET SOFTWARE, L.P.

     On May 12, 1998, the Company acquired a 71% ownership interest in ZNLP for $7,740,000 in cash. ZNLP licenses, customizes and services Zai*Net, an integrated real-time front, middle, and back office software trading system for foreign exchange, commodities, energy, options and other financial products. The terms of the purchase agreement required the payment of additional consideration totaling $4,375,000 to the former shareholder of ZNLP if revenues from ZNLP products were in excess of certain thresholds as defined in the purchase agreement. Payment of this additional consideration was guaranteed in connection with the acquisition of the remaining 29% interest in ZNLP by the Company in December 1998. The acquisition of the 71% ownership interest was accounted for using the purchase method of accounting, and accordingly, the results of ZNLP's operations are included in the Company's consolidated financial statements from the date of acquisition.

     On December 31, 1998, the Company acquired the remaining 29% interest in ZNLP in exchange for a 21% equity interest in the Company. The acquisition of the minority interest was accounted for using the purchase method of accounting. Also as of December 31, 1998, Zai*Net had 4,988,209 options outstanding with an average strike price of $2.31. These options were valued at their market value and recorded as additional consideration for the acquisition of ZNLP. In March 1999, in connection with this transaction, ZNLP was merged into the Company. In addition, the Company agreed that the amounts included as earnout payments in the original acquisition agreement will be due and payable in various installments through April 15, 2000.

     A summary of the total purchase price for the acquisition of ZNLP is as follows:

Cash.....................................................  $ 7,740,000
Issuance of notes payable................................    4,375,000
Issuance of equity.......................................   10,339,350
Issuance of options (see Note 1).........................    1,173,071
Issuance of options to ZNLP employees....................    1,496,463
Other direct acquisition costs...........................      602,969
                                                           -----------
                                                           $25,726,853
                                                           ===========

                      CAMINUS CORPORATION AND SUBSIDIARIES

     A summary of the allocation of the total purchase price is as follows:

Tangible net assets acquired.............................  $   899,191
Acquired in-process research and development.............    4,822,000
Developed technology.....................................    2,596,000
Other identifiable intangible assets.....................    2,023,000
Goodwill.................................................   15,386,662
                                                           -----------
                                                           $25,726,853
                                                           ===========

     The fair value assigned to intangible assets acquired was based on an appraisal of the purchased in-process technology, developed technology, and other intangible assets. Of the acquired intangible assets, $4,822,000 represents management's estimate of acquired in-process research and development (IPR&D) that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was immediately expensed in the consolidated statement of operations upon acquisition. The value assigned to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established. The value was determined by estimating the costs to develop the IPR&D into commercially viable products, estimating the resulting net cash flows from such projects, and discounting the net cash flows back to their present value.

     In estimating the net discounted cash flows from such projects, no material changes from historical pricing, margins and expense levels are anticipated. The most significant and uncertain assumptions included completion of the products in process on schedule, expectations about revenue growth and eventual replacement of these products with new products over a three to four year period. No residual cash flows of the Company were assumed to relate to IPR&D. The discount rate of 25-35% included a factor that takes into account the uncertainty surrounding the successful development of the IPR&D. Additionally, consideration was given to the stage of completion of each research and development project at the date of acquisition.

     The acquired IPR&D includes the power trading and scheduling, gas trading and scheduling and the foreign exchange products. The Company estimated that these products were approximately 87.5%, 75% and 90% complete at the date of acquisition based on costs incurred through the date of acquisition as compared to total estimated expenditures over the product's development cycle. The Company expects to have these products available for general release during 1999 with estimated future development costs totaling approximately $435,000 at the time of acquisition. The Company has released certain of these products. The Company intends to offer other products to its customers under general release once completed.

     The nature of the efforts required to develop and integrate the acquired IPR&D into a commercially viable product, feature or functionality within the Company's suite of existing products related to the completion of all planning, design and testing activities that are necessary to establish that the product can be

                      CAMINUS CORPORATION AND SUBSIDIARIES
produced to meet design and performance requirements. The Company currently expects that the product utilizing the acquired IPR&D will be successful, but there can be no assurance that commercial viability of any of these products will be achieved. Further, future developments in the software industry, changes in the technology, changes in other products and offerings or other developments may cause the Company to alter, or abandon, its product plans.

     Developed technology represents the fair value of applications and technologies existing at the date of acquisition. Other intangible assets represent the fair value of other acquired intangible assets including primarily customer lists and work force in place. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired.

CAMINUS ENERGY LIMITED

     On May 12, 1998, the Company acquired CEL, a consulting and professional services organization, which provides services and research to companies in the energy market sector, for $3,022,924 in cash, plus an equity interest of 10.1% of the Company valued at $3.0 million. The acquisition was accounted for using the purchase method of accounting, and accordingly, the results of CEL's operations are included in the Company's consolidated financial statements from the date of acquisition.

     A summary of the purchase price for the acquisition is as follows:

Issuance of equity........................................  $3,000,000
Cash......................................................   3,022,924
Issuance of options (see Note 1)..........................     475,461
Other direct acquisition costs............................     100,000
                                                            ----------
                                                            $6,598,385
                                                            ==========

     A summary of the allocation of the purchase price is as follows:

Tangible net assets acquired..............................  $  380,515
Goodwill..................................................   6,217,870
                                                            ----------
                                                            $6,598,385
                                                            ==========

     Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired.

     Pursuant to the Agreement, the Company also granted options to purchase 480,952 shares to two officers of CEL (288,571 and 192,381 shares, respectively) for $3.12 per share (total proceeds to Caminus of approximately $1.5 million). These options are exercisable only in the event of a sale or public offering, compliance with a service agreement and achievement of certain internal rates of return. The number of shares that ultimately vest and become exercisable is

                      CAMINUS CORPORATION AND SUBSIDIARIES
contingent upon all of these conditions. No amounts were recorded for these options, as the conditions under which they would vest were not met as of September 30, 1999. However, upon consummation of an IPO, the Company expects to record a compensation related charge for the exercise of these options of approximately $6.4 million, based on the estimated mid-point of the IPO filing range.

POSITRON ENERGY CONSULTING

     On November 13, 1998, the Company acquired Positron Energy Consulting ("Positron"). The Company paid $151,667 in cash for certain assets and liabilities of Positron. The acquisition was accounted for using the purchase method of accounting and the excess of the purchase price over the net assets acquired was recorded as goodwill. Also in connection with the acquisition, restricted shares of common stock of the Company were granted to three employees/principals of Positron. The restrictions lapse only upon the resolution of contingencies identified in the purchase agreement.

     In November 1999, the Company's managing committee determined that all of the contingencies identified in the purchase agreement were satisfied. Accordingly, the restrictions on the shares have been lifted and the three employees/principals of Positron received 57,486 unrestricted shares. The Company will record a compensation charge of approximately $0.8 million based on the estimated mid-point of the IPO filing range.

DC SYSTEMS ("DCS") (UNAUDITED)

     On July 31, 1999, Caminus acquired DCS, a provider of software solutions to the gas industry. The Company paid $10,000,000 in cash, and issued 242,493 shares of Caminus valued at $3,000,000. In connection with this transaction, Caminus incurred approximately $500,000 of other direct acquisition costs. A summary of the allocation of the purchase price is as follows:

Tangible net assets acquired.........................  $  (953,706)
Acquired in-process research and development.........    1,000,000
Developed technology.................................    1,800,000
Other intangible assets..............................    3,030,000
Goodwill.............................................    8,623,706
                                                       -----------
                                                       $13,500,000
                                                       ===========

     The fair value assigned to intangible assets acquired was based on an appraisal of the purchased in-process technology, developed technology, and other intangible assets. Of the acquired intangible assets, $1,000,000 represents management's estimate of acquired in-process research and development (IPR&D) that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was immediately expensed in the consolidated statement of operations upon acquisition. The value assigned to IPR&D, was determined by

                      CAMINUS CORPORATION AND SUBSIDIARIES
identifying research projects in areas for which technological feasibility had not been established. The value was determined by estimating the costs to develop the IPR&D into commercially viable products, estimating the resulting net cash flows from such projects, and discounting the net cash flows back to their present value.

     In estimating the net discounted cash flows from such projects, no material changes from historical pricing, margins and expense levels are anticipated. The most significant and uncertain assumptions included completion of the products in process on schedule, expectations about revenue growth and eventual replacement of these products with new products over a three to four year period. No residual cash flows of the Company were assumed to relate to IPR&D. The discount rate of 25% included a factor that takes into account the uncertainty surrounding the successful development of the IPR&D. Additionally, consideration was given to the stage of completion of each research and development project at the date of acquisition.

     The acquired IPR&D includes the Plant*Master and other products. The Company estimated that these products were approximately 50% complete at the date of acquisition based on costs incurred through the date of acquisition as compared to total estimated expenditures over the product's development cycle. The Company expects to have these products available for release during 1999 and early 2000 with estimated future development costs totaling approximately $600,000 at the time of acquisition. The Company intends to offer other products to its customers under general release once completed.

     The nature of the efforts required to develop and integrate the acquired IPR&D into a commercially viable product, feature or functionality within the Company's suite of existing products related to the completion of all planning, design and testing activities that are necessary to establish that the product can be produced to meet design and performance requirements. The Company currently expects that the product utilizing the acquired IPR&D will be successful, but there can be no assurance that commercial viability of any of these products will be achieved. Further, future developments in the software industry, changes in the technology, changes in other products and offerings or other developments may cause the Company to alter, or abandon, its product plans.

     Developed technology represents the fair value of applications and technologies existing at the date of acquisition. Other intangible assets represent the fair value of other acquired intangible assets including primarily customer lists and work force in place. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired.

     In July 1999, DC Systems declared a dividend to the existing shareholders to cover the estimated tax liability associated with the sale of DC Systems to the Company. This dividend amounted to $184,000 and is included in payable to related parties on the consolidated balance sheet.

     The above acquisitions were accounted for using the purchase method. Had the acquisitions of ZNLP, CEL, Positron and DC Systems occurred on January 1,

                      CAMINUS CORPORATION AND SUBSIDIARIES

1998 the unaudited pro forma revenue, net loss and related basic and diluted loss per share for the year ended December 31, 1998 and the nine months ended September 30, 1999 would have been: $14.8 million and $18.9 million; $13.3 million and $12.3 million, and $1.76 and $1.46, respectively. These results which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisitions been consummated on January 1, 1998.


4. FIXED ASSETS

     Fixed assets consist of the following:

                                         DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                         -----------------    ------------------
                                                                 (UNAUDITED)
Computer hardware, software and office
  equipment............................      $ 699,574            $1,416,066
Furniture, fixtures and leasehold
improvements...........................        240,678               440,574
Automobiles............................          8,580                14,185
                                             ---------            ----------
                                               948,832             1,870,825
Less -- Accumulated depreciation and
  amortization.........................       (168,756)             (490,952)
                                             ---------            ----------
                                             $ 780,076            $1,379,873
                                             =========            ==========

     Depreciation expense for the period from Inception through December 31, 1998 and for the nine months ended September 30, 1999 (unaudited) amounted to $168,756 and $324,867, respectively.

5. INTANGIBLE ASSETS

     The intangible assets arising from the acquisition transactions discussed in Note 3 are as follows:

                                         DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                         -----------------    ------------------
                                                                 (UNAUDITED)
Developed technology...................     $ 2,607,457          $ 4,407,457
Goodwill...............................      21,737,898           30,361,604
Other intangible assets................       2,029,845            5,059,845
                                            -----------          -----------
                                             26,375,200           39,828,906
Less -- Accumulated amortization.......      (2,414,432)          (8,489,182)
                                            -----------          -----------
                                            $23,960,768          $31,339,724
                                            ===========          ===========

     Amortization expense for developed technology, goodwill and other intangible assets for the period from Inception through December 31, 1998 and for the nine

                      CAMINUS CORPORATION AND SUBSIDIARIES
months ended September 30, 1999 (unaudited) were $300,096, $1,874,350 and $239,986, respectively; and $726,864, $4,808,131 and $539,755, respectively.

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                              DECEMBER 31, 1998
                                                              -----------------
Accrued bonuses and commissions.............................     $  515,722
Accrued professional fees...................................        227,778
Accrued management fees.....................................        100,000
Other accrued expenses......................................        185,639
                                                                 ----------
     Total accrued liabilities..............................     $1,029,139
                                                                 ==========

7. DEFERRED REVENUE

     Deferred revenue consists of the following:

                                                              DECEMBER 31, 1998
                                                              -----------------
Deferred license revenue....................................     $2,139,534
Deferred maintenance revenue................................             --
                                                                 ----------
                                                                 $2,139,534
                                                                 ==========

     Deferred revenue consists of cash received from customers or amounts billed in advance of revenue recognition. During 1999, the Company changed its maintenance billing practices for most customers from a monthly billing cycle to a quarterly or annual billing cycle, depending upon the customer, thereby giving rise to deferred maintenance revenue at September 30, 1999.

8. CREDIT FACILITY

     On June 23, 1999, the Company entered into a credit agreement with Fleet Bank ("the Bank"), pursuant to which the Company may borrow up to $5.0 million under a revolving loan and a working capital loan.

     The revolving loan provides the Company with borrowing capacity of up to $2.5 million. Quarterly payments under the terms of the loan must equal or exceed $250,000 beginning December 31, 1999. The borrowing base under the working capital loan is equal to 85% of eligible receivables, less $500,000, and in the aggregate, can not exceed $2.5 million. The loan expires on May 31, 2000 and may be extended for an additional year.

     Credit facilities under the agreement bear interest at either the Bank's reference rate, generally equivalent to prime rate, or LIBOR plus an applicable

                      CAMINUS CORPORATION AND SUBSIDIARIES
margin (may vary between 2.5% and 3% depending on certain ratios of the Company as defined in the agreement). The applicable borrowing rate at September 30, 1999 was 8 1/4%. (unaudited)

     Borrowing under the loans on September 30, 1999 amounted to $2.0 million all under the revolving loan. (unaudited)

     Under the terms of the credit agreement, the Company is required to maintain certain financial ratios. The loans are secured by substantially all assets of the Company. In addition, the Bank has a pledge from certain affiliates of approximately 75% of the common stock outstanding. The Bank has first security in and a lien on these shares of common stock.

     Pursuant to the agreement, the Company is required to repay the facilities in full upon the event of a public offering.

9. INCOME TAXES

     The provision for income taxes consists of the following:

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                                   THROUGH
                                                              DECEMBER 31, 1998
                                                              -----------------
Current tax provision
Foreign taxes...............................................       $    --
  State and City............................................        35,735
                                                                   -------
          Total current tax provision.......................        35,735
Deferred tax provision
  Foreign...................................................            --
  State and City............................................            --
                                                                   -------
          Total deferred tax provision......................            --
                                                                   -------
Provision for income taxes..................................       $35,735
                                                                   =======

                      CAMINUS CORPORATION AND SUBSIDIARIES

     The effective income tax rate differs from the statutory U.S. Federal income tax rate for the following reasons:

                                                                   FOR THE
                                                                 PERIOD FROM
                                                                  INCEPTION
                                                                   THROUGH
                                                              DECEMBER 31, 1998
                                                              -----------------
Statutory U.S. federal income tax...........................       $    --
Local income taxes, net of federal income tax benefit.......        35,735
Foreign income taxes........................................            --
Taxes receivable............................................            --
                                                                   -------
Provision for income taxes, at effective rate...............       $35,735
                                                                   =======

10. 401(k) SAVINGS PLAN

     ZNLP had previously maintained a 401(k) Savings Plan (the "Plan"). Effective with the acquisition of ZNLP by Caminus, the ZNLP plan was extended to all eligible domestic employees of Caminus. Employees are eligible to participate in the Plan upon completion of six months of service with the Company. Eligible employees may contribute up to 15% of their annual compensation to the Plan on a pre-tax basis. Participant contributions to the Plan are immediately vested. In addition, under the terms of the Plan, the Company, at its discretion, may match all or a portion of a participant's contribution to the Plan up to 10% of the participant's compensation. This matching percentage is determined by the Company prior to the start of each Plan year. The Company matching contribution is made at calendar year end. Participants become vested in Company matching contributions to the Plan at the rate of 20% per year of service with the Company. For 1998, the Company elected to match 100% of participant contributions up to a maximum of $1,000 per participant. The 401(k) expense for the period from Inception through December 31, 1998 totaled $30,445.

11. STOCK OPTION PLAN

     In May 1998, ZNLP established its stock option plan (the "ZNLP Plan"). Upon closing of the purchase of the remaining 29% of ZNLP by the Company on December 31, 1998, Caminus canceled the options outstanding under the ZNLP Plan and issued to the employees options to purchase shares of Caminus common stock. Costs associated with this transaction were accounted for as part of the ZNLP acquisition purchase price. In February 1999, the Management Committee approved the adoption of the ZNLP Plan for all eligible Caminus employees (the "Plan"). The Plan provides for the issuance of stock options to key employees and consultants of the Company. Under the terms of the Plan, options are granted to purchase common stock in the Company at a price not less than 100% of the fair market value on the date of the grant. The options generally vest over a period of

                      CAMINUS CORPORATION AND SUBSIDIARIES
four years and are exercisable for a period of ten years from the date of the grant. Upon adoption of the Plan, the Company reserved interests equivalent to 9.0% of total outstanding shares of common stock for the exercise of vested options.

     The following table summarizes the Company's option plan activity:

                                                       PERIOD FROM INCEPTION
                                                     THROUGH DECEMBER 31, 1998
                                                    ---------------------------
                                                               WEIGHTED AVERAGE
                                                                EXERCISE PRICE
                                                    OPTIONS       PER SHARE
                                                    -------    ----------------
Outstanding at beginning of period................       --
Granted...........................................  604,891         $2.74
Exercised.........................................       --
Canceled..........................................       --
                                                    -------
Outstanding at end of year........................  604,891         $2.74
                                                    =======
Options exercisable at period end.................       --
                                                    =======

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                    OPTIONS OUTSTANDING
                   -----------------------------------------------------
                       NUMBER
                     OUTSTANDING     WEIGHTED AVERAGE       WEIGHTED
    RANGE OF       AT DECEMBER 31,      REMAINING       AVERAGE EXERCISE
EXERCISE PRICES         1998         CONTRACTUAL LIFE        PRICE
---------------    ---------------   ----------------   ----------------
    $2.31              397,637          9.3 years            $2.31
  $3.05-$4.62          207,254          9.5 years             3.57
                      --------
                       604,891                                2.74
                      ========

     At December 31, 1998, options to purchase approximately 270,550 shares were available for grant.

     The Company applies APB 25 and related interpretations in accounting for its Plan and other stock-based compensation issued to employees. During the period from Inception through December 31, 1998 the Company did not recognize compensation expense related to option grants. No options have been granted to consultants.

     Had compensation cost for the Company's option plan been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS 123, the Company's net loss would have been increased by approximately $67,000 in the period from Inception through December 31, 1998. The fair values of options granted to employees during the

                      CAMINUS CORPORATION AND SUBSIDIARIES
period from Inception through December 31, 1998 has been determined on the date of the respective grant using the Black-Scholes option pricing model incorporating the following weighted average assumptions: (1) risk-free interest rate of 5.50%; (2) dividend yield of 0.00%; (3) expected life of five years; and
(4) volatility of 40%.

     The pro forma effects above may not be representative of the effects on future years because of the prospective application required by SFAS 123 and the fact that options vest over several years and new grants generally are made each year.

12. COMMITMENTS AND CONTINGENCIES

     The Company leases office space in New York City, London and Houston under long-term leases.

     Future minimum annual lease commitments are as follows:

1999......................................................  $  679,972
2000......................................................     746,222
2001......................................................     728,223
2002......................................................     583,597
2003......................................................     271,900
Thereafter................................................   1,098,900
                                                            ----------
                                                            $4,108,814
                                                            ==========

     Rent expense for the period from Inception through December 31, 1998 was $320,800.

     In July 1999, the Company entered into an addendum to one of the existing lease agreements for additional office space. Additional minimum lease payments under this lease addendum are as follows:

July 1, 1999 through December 31, 1999....................  $   19,016
2000......................................................      76,062
2001......................................................      76,062
2002......................................................      76,062
2003......................................................     409,066
Thereafter................................................     431,676
                                                            ----------
                                                            $1,087,944
                                                            ==========

     From time to time, in the ordinary course of business, the Company is subject to legal proceedings. While it is not possible to determine the ultimate outcome of such matters, it is management's opinion that the resolution of any pending issues

                      CAMINUS CORPORATION AND SUBSIDIARIES
will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

13. RELATED PARTY TRANSACTIONS

SS&C

     In May 1998 SS&C Technologies ("SS&C") purchased 1,762,301 shares of common stock for $3.0 million of cash and the contribution of an exclusive distribution agreement for 39 months to sell certain products developed by SS&C having an initial value of $2.5 million. In addition, SS&C was granted a warrant to purchase an additional 800,952 shares of common stock with an exercise price of $0.11 per share. The original distribution agreement was capitalized as an asset and would have been amortized to income on a straight line basis over its life. Under the terms of the original distribution agreement, the warrant would vest and become exercisable at the earlier of 39 months from the grant or the sale or public offering of the Company. The number of shares exercisable was dependent on the revenue levels derived from the sales of SS&C products by the Company. No value was assigned to this warrant due to the great uncertainty as to the amount of revenue, if any, that would be derived under the original distribution agreement. The Company initially expected that the Caminus and SS&C products would complement each other. However, Caminus later determined that it would not invest its resources to sell this product.

     On December 31, 1998 the Company repurchased all of the common stock and the warrant to acquire common stock held by SS&C for total consideration of approximately $4.9 million. The consideration of $4.9 million, which was charged to treasury stock, consisted of cash of approximately $2.3 million, the net value of the cancelled distribution agreement of approximately $2.2 million and the issuance of an option to acquire 277,052 shares of common stock of the Company for $1.8 million (the "SS&C Option"), which has been valued at approximately $0.5 million using the Black-Scholes option pricing model. The SS&C Option was fully vested as of December 31, 1998 and expires on December 31, 2003. As of December 31, 1998, the Company recorded a note payable for the cash portion of the repurchase of equity.

     Simultaneously with the repurchase of the SS&C shares of common stock, the Company entered into a distribution agreement with SS&C (the "Distribution Agreement"). This agreement gives the Company the exclusive right to sell the same SS&C software products as the original distribution agreement into the energy market. Total guaranteed minimum payments under the terms of the Distribution Agreement, as amended, were $2,750,000 of which $2,000,000 had been paid through September 30, 1999.

     As of December 31, 1998, the Company had not sold any of the SS&C products acquired under the Distribution Agreement. Further, the Company does not have an active plan to sell the software, which was acquired pursuant to the terms of the distribution agreement. Because the Company has not resold any SS&C software, nor does it have a formal plan in place to resell this software, the total guaranteed

                      CAMINUS CORPORATION AND SUBSIDIARIES
minimum payments to SS&C as stipulated in the Distribution Agreement have been recorded as a charge in the statement of operations. The amount of $2,750,000 has been included in "Amortization of intangible assets" in the consolidated statement of operations for the period from Inception through December 31, 1998.

OTHER TRANSACTIONS

     On October 21, 1998, in connection with his employment with the Company, the Chief Executive Officer ("CEO") was loaned $1,000,000 by the Company in order to acquire shares of common stock. The loan bears interest at a rate of 9%, and all accrued and unpaid interest is payable upon maturity (October 2008). The loan is secured by the shares of common stock. In addition, on October 21, 1998, the Company loaned the CEO $100,000. The loan bears interest at a rate of 9%; all accrued and unpaid interest is payable upon maturity. The $100,000 loan was repaid, including interest, in November 1999.

     Additionally, in connection with the CEO's employment agreement, if certain performance criteria and other conditions are met, the CEO would receive a bonus based on forgiveness of the entire outstanding amount of the $1.0 million loan plus accrued interest as well as additional shares of common stock. Such amounts would be expected to be earned upon an IPO and would result in a compensation related charge when earned of approximately $3.2 million based on the estimated mid-point of the IPO filing range. (unaudited)

     During 1999, Caminus made a distribution of $290,000 and recorded an obligation to distribute $600,000 to its shareholders, for the estimated tax associated with the former LLC's taxable income.

     In connection with the acquisition of the 29% minority interest in ZNLP, the earnout payments to the shareholder of ZNLP were guaranteed. The remaining amounts owed are recorded as "payable to related parties" in the consolidated balance sheet.

     On September 1, 1998, in connection with his employment with the Company, an employee was loaned $74,638 by the Company to acquire a portion of his shares of common stock. The loan bears interest at a rate of 9%, and all accrued and unpaid interest is payable upon maturity (September 2008). The loan is secured by the membership interests. (unaudited)

     Upon an IPO, the Company would be required to pay two officers of the Company (the former shareholders of CEL) a special bonus of $476,000. (unaudited)

     As outlined in the former LLC Agreement, the Company is required to pay to GFI Energy Ventures ("GFI"), a shareholder of the Company, an annual management fee as consideration for financial, tax and general and administrative services. This fee is calculated as 1% of the shareholders aggregate adjusted capital contribution. Total management fees incurred for the period from Inception through December 31, 1998 and for the nine months ended September 30, 1999 were approximately $160,000 and $293,310, respectively. In November 1999, the

                      CAMINUS CORPORATION AND SUBSIDIARIES

Company agreed to terminate its advisory arrangement with GFI effective as of December 31, 1999. As consideration, the Company will pay GFI $1,300,000 from the net proceeds of the initial public offering. (unaudited)

14. CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company controls this risk through credit approvals, customer limits and monitoring procedures. Additionally, the Company can limit the amount of support provided to its customers in the event of non-payment. During the period from Inception through December 31, 1998, there were no customers who represented more than 10% of consolidated revenues. At December 31, 1998, there were no customers who represented more than 10% of the Company's accounts receivable.

15. SEGMENT REPORTING

     The Company has two reportable segments: software and strategic consulting. Software comprises the licensing of the Company's software products and the related implementation and maintenance services. Strategic consulting provides energy market participants with professional advice regarding where and how to compete in their respective markets. In evaluating financial performance, management uses earnings before interest and other income, income taxes, depreciation and amortization, the write-off of acquired IPR&D, terminated acquisition costs, and non-cash compensation expense ("Adjusted EBITDA") as the measure of a segment's profit or loss. Terminated acquisition costs represent costs associated with a potential acquisition that management ultimately decided not to pursue.

     The accounting policies of the reportable segments are the same as those described in Note 2. There are no inter-segment revenues or expenses between the two reportable segments.

     Geographic information for the Company, for the period from Inception through December 31, 1998 is summarized in the table below. The Company's international revenues were derived primarily from the United Kingdom and the Company's international long-lived assets at December 31, 1998 resided primarily in the United Kingdom.

                      CAMINUS CORPORATION AND SUBSIDIARIES

     The following table illustrates the financial results of the two reportable segments:

                             PERIOD FROM INCEPTION         NINE MONTHS ENDED
                           THROUGH DECEMBER 31, 1998      SEPTEMBER 30, 1999
                           -------------------------   -------------------------
                                          STRATEGIC                   STRATEGIC
                            SOFTWARE     CONSULTING     SOFTWARE     CONSULTING
                           -----------   -----------   -----------   -----------
Operating Results:
Revenues:
     Licenses............  $ 3,639,143   $        --   $ 8,088,621   $        --
     Software services...    3,090,758            --     5,679,513            --
     Strategic
       consulting........           --     2,896,102            --     4,757,425
                           -----------   -----------   -----------   -----------
       Total revenues....  $ 6,729,901   $ 2,896,102   $13,768,134   $ 4,757,425
                           ===========   ===========   ===========   ===========
  Adjusted EBITDA........  $   364,859   $    (9,704)  $   786,407   $ 1,293,340
Terminated acquisition
  costs..................           --            --      (350,000)           --
  Non-cash compensation
     expense.............           --            --      (111,730)           --
  Acquired IPR&D.........   (4,822,000)           --    (1,000,000)           --
                           -----------   -----------   -----------   -----------
                            (4,457,141)       (9,704)     (675,323)    1,293,340
  Depreciation and
     amortization........   (4,247,077)   (1,419,444)   (4,779,500)   (1,620,117)
                           -----------   -----------   -----------   -----------
  Operating loss.........   (8,704,218)   (1,429,148)   (5,454,823)     (326,777)
                           ===========   ===========   ===========   ===========
Other Data:
  Capital expenditures...  $   379,677   $   120,920   $   594,129   $   205,733
                           ===========   ===========   ===========   ===========
                                               AS OF                       AS OF
                               DECEMBER 31, 1998          SEPTEMBER 30, 1999
                           -------------------------   -------------------------
  Total assets...........  $24,477,822   $ 6,591,180   $34,222,919   $ 6,645,712
                           ===========   ===========   ===========   ===========

     The Company maintains a corporate division solely for administrative purposes. This division does not generate revenues, and corporate expenses, which are not significant, are primarily contained in the software segment. Additionally, items recorded in the consolidated financial statements for purchase accounting, such as goodwill, intangible assets and related amortization, have been pushed down to the respective segments for segment reporting purposes.

                      CAMINUS CORPORATION AND SUBSIDIARIES

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                                   THROUGH
                                                              DECEMBER 31, 1998
                                                              -----------------
Revenues:
  United States.............................................     $ 5,743,168
  International (principally the United Kingdom)............     $ 3,882,835



                                                                    AS OF
                                                              DECEMBER 31, 1998
                                                              -----------------
Long-lived assets:
  United States.............................................     $19,681,870
  International (principally the United Kingdom)............     $ 5,065,802


16. SUPPLEMENTAL CASH FLOW INFORMATION


                                       PERIOD FROM     PERIOD FROM
                                        INCEPTION       INCEPTION      NINE MONTHS
                                         THROUGH         THROUGH          ENDED
                                       DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                           1998           1998            1999
                                       ------------   -------------   -------------
                                                               (UNAUDITED)
Accrual of SS&C option buyback.......  $        --     $       --      $  250,000
Issuance of equity in connection with
  the acquisition of DC Systems......                          --       3,000,000
Notes payable issued in connection
  with the acquisition of Zai*Net
  Software, L.P......................    4,375,000      4,375,000              --
Issuance of equity in connection with
  the acquisition of Caminus Energy
  Limited............................    3,000,000      3,000,000              --
Issuance of equity for the
  contributed distribution
  agreement..........................    2,500,000      2,500,000              --
Issuance of equity in connection with
  the acquisition of Zai*Net
  Software, L.P. minority interest...   10,339,350             --              --

                      CAMINUS CORPORATION AND SUBSIDIARIES

                                         PERIOD FROM     PERIOD FROM
                                          INCEPTION       INCEPTION      NINE MONTHS
                                           THROUGH         THROUGH          ENDED
                                         DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                             1998           1998            1999
                                         ------------   -------------   -------------
                                                                 (UNAUDITED)
Purchase of treasury stock by issuing
  a note payable ($2,250,000),
  cancellation of the original
  distribution agreement ($2,166,667)
  and grant of an option to acquire
  common stock of the Company
  ($494,538).........................      4,911,205             --              --
Notes receivable for sale of stock...      1,000,000             --              --

                                  CAMINUS LLC
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

Allowance for doubtful accounts:

Balance, April 29, 1998.....................................  $228,644
  Provision.................................................        --
  Recoveries................................................        --
  Charge-offs...............................................        --
                                                              --------
Balance, December 31, 1998..................................   228,644
  Provision.................................................    75,000
  Recoveries................................................        --
  Charge-offs...............................................        --
                                                              --------
Balance, September 30, 1999.................................  $303,644
                                                              ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of ZAI*NET Software, Inc.

     In our opinion, the financial statements listed in the accompanying index on page F-1 present fairly, in all material respects, the financial position of ZAI*NET Software, Inc. at December 31, 1996 and 1997 and April 30, 1998, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, and the four months ended April 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 12, as of December 31, 1998, ZAI*NET Software, Inc. sold 100% of its assets to GFI Caminus LLC.

PRICEWATERHOUSECOOPERS LLP

New York, New York
August 28, 1998

                             ZAI*NET SOFTWARE, INC.

                                 BALANCE SHEETS

                                                          DECEMBER 31,
                                                     -----------------------   APRIL 30,
                                                        1996         1997         1998
                                                     ----------   ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents........................  $  242,208   $  146,961   $1,097,742
  Certificate of deposit...........................      51,664       54,355       54,355
  Accounts receivable..............................     788,107    1,704,551    1,678,491
  Prepaid expenses and other current assets........      20,440       28,934      125,487
                                                     ----------   ----------   ----------
     Total current assets..........................   1,102,419    1,934,801    2,956,075
                                                     ----------   ----------   ----------
Fixed assets, net..................................     165,183      248,338      302,078
Other assets.......................................       7,190       10,240       11,950
                                                     ----------   ----------   ----------
     Total assets..................................  $1,274,792   $2,193,379   $3,270,103
                                                     ==========   ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable.................................  $  184,210   $  185,275   $  188,407
  Accrued expenses.................................     189,942      431,441      991,875
  Deferred revenue.................................     386,716    1,339,434    1,435,084
  Loan payable to stockholder......................     154,500           --           --
  Loan payable to employee.........................       6,550           --           --
  Loan payable to related party....................     100,000           --           --
  Current portion of note payable for repurchase of
     options.......................................      29,000        3,000           --
                                                     ----------   ----------   ----------
     Total current liabilities.....................   1,050,918    1,959,150    2,615,366
                                                     ----------   ----------   ----------
Note payable for repurchase of options.............       3,000           --           --
                                                     ----------   ----------   ----------
     Total liabilities.............................   1,053,918    1,959,150    2,615,366
                                                     ----------   ----------   ----------

Stockholder's equity:
  Common stock, without par value; 2,000 shares
     authorized; 480 shares issued and
     outstanding...................................           1            1            1
  Retained earnings................................     220,873      234,228      654,736
                                                     ----------   ----------   ----------
     Total stockholder's equity....................     220,874      234,229      654,737
                                                     ----------   ----------   ----------
     Total liabilities and stockholder's equity....  $1,274,792   $2,193,379   $3,270,103
                                                     ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                              YEAR ENDED           FOUR MONTHS
                                             DECEMBER 31,             ENDED
                                       ------------------------     APRIL 30,
                                          1996          1997          1998
                                       ----------    ----------    -----------
Revenues:
Licenses.............................  $1,291,427    $1,521,447    $1,495,221
  Software services..................   1,429,860     2,667,807     1,334,473
                                       ----------    ----------    ----------
     Total revenues..................   2,721,287     4,189,254     2,829,694
                                       ----------    ----------    ----------
Cost of revenues.....................     999,142     1,331,482       734,242
                                       ----------    ----------    ----------
     Gross profit....................   1,722,145     2,857,772     2,095,452
                                       ----------    ----------    ----------
Operating expenses:
  Research and development...........     628,317     1,223,715       580,031
  Selling, general and
     administrative..................     990,767     1,638,293     1,079,391
                                       ----------    ----------    ----------
     Total operating expenses........   1,619,084     2,862,008     1,659,422
                                       ----------    ----------    ----------
Income (loss) from operations........     103,061        (4,236)      436,030
                                       ----------    ----------    ----------
Interest income (expense), net.......      (2,197)       17,591         8,294
                                       ----------    ----------    ----------
Income before provision for income
  taxes..............................     100,864        13,355       444,324
                                       ----------    ----------    ----------
Provision for income taxes...........          --            --        23,816
                                       ----------    ----------    ----------
     Net income......................     100,864        13,355       420,508
                                       ----------    ----------    ----------
Retained earnings, beginning of
  year...............................     120,009       220,873       234,228
                                       ----------    ----------    ----------
Retained earnings, end of year.......  $  220,873    $  234,228    $  654,736
                                       ==========    ==========    ==========

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED          FOUR MONTHS
                                                                DECEMBER 31,            ENDED
                                                           ----------------------     APRIL 30,
                                                             1996         1997          1998
                                                           ---------    ---------    -----------
Cash flows from operating activities:
Net income...............................................  $ 100,864    $  13,355    $  420,508
                                                           ---------    ---------    ----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................    101,118      123,090        46,141
     Stock option repurchases............................     20,000           --            --
     Changes in operating assets and liabilities:
     Accounts receivable.................................   (338,449)    (916,444)       26,060
     Prepaid expenses and other current assets...........    (18,725)      (8,494)      (96,553)
     Other assets........................................      1,081       (5,741)       (1,710)
     Accounts payable....................................         --        1,065         3,132
     Accrued expenses....................................    121,005      241,499       560,434
     Deferred revenue....................................    144,216      952,718        95,650
                                                           ---------    ---------    ----------
Net cash provided by operating activities................    131,110      401,048     1,053,662
                                                           ---------    ---------    ----------
Cash flows from investing activities:
  Purchase of certificate of deposit.....................    (20,000)          --            --
  Purchases of fixed assets..............................    (80,112)    (206,245)      (99,881)
                                                           ---------    ---------    ----------
Net cash used in investing activities....................   (100,112)    (206,245)      (99,881)
                                                           ---------    ---------    ----------
Cash flows from financing activities:
  (Repayment of) proceeds from loan payable to a related
     party...............................................    100,000     (100,000)           --
  Repayment of loans payable to stockholder..............     (2,000)    (154,500)           --
  Repayment of loans payable to employee.................     (4,550)      (6,550)           --
  Repayment of notes payable for repurchase of options...    (39,000)     (29,000)       (3,000)
                                                           ---------    ---------    ----------
Net cash (used in) provided by financing activities......     54,450     (290,050)       (3,000)
                                                           ---------    ---------    ----------
Net (decrease) increase in cash and cash equivalents.....     85,448      (95,247)      950,781
Cash and cash equivalents, beginning of year.............    156,760      242,208       146,961
                                                           ---------    ---------    ----------
Cash and cash equivalents, end of year...................  $ 242,208    $ 146,961    $1,097,742
                                                           =========    =========    ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest............................................  $   7,934    $   6,015    $       --
     Issuance of note payable for stock option
       repurchase........................................  $  20,000    $      --    $       --

The accompanying notes are an integral part of these financial statements.

                             ZAI*NET SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     ZAI*NET Software, Inc. (the "Company") is a Delaware corporation headquartered in New York, which licenses, customizes and services ZAI*NET, an integrated real-time front, middle, and back office software trading system for foreign exchange, commodities, energy, options and other financial products.

REVENUE RECOGNITION

     The Company generates revenue from the licensing of its software products and performing services related to the implementation, training and support of these products. The Company has adopted the provisions of Statements of Position
(SOP) 97-2 "Software Revenue Recognition". Adoption of this accounting pronouncement did not materially affect the Company's financial statements.

     License revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable, and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the SOP 97-2.

     Software Services revenue includes consulting services for installation, data conversion and training related to the use of the Company's licensed products. Customers often enter into arrangements for these services concurrent with execution of license agreements. The services do not require significant modification of the licensed products, are not essential to their functionality, are available from other vendors and payment obligations with respect to the licensed products are not dependent upon the performance of these services. Accordingly, the Company recognizes revenues for these services as they are performed. Maintenance and support revenues associated with new product licenses and renewals where vendor-specific objective evidence exists, are deferred and recognized ratably over the contract period. Contracts provide for an initial maintenance period, which is annual, and a renewal period after expiration of the initial maintenance period. Customers are permitted, but not required, to renew their maintenance with us after expiration of the initial annual period. The renewal rate for maintenance services is based on the initial license fee and is used to establish the VSOE for maintenance revenues.

SOFTWARE DEVELOPMENT COSTS

     All costs incurred in developing software products are expensed as research and development expenses in the period incurred. Software development costs incurred subsequent to the establishment of technological feasibility are not material.

                             ZAI*NET SOFTWARE, INC.

CASH AND CASH EQUIVALENTS

     Cash equivalents are defined as highly liquid investments with an initial maturity of three months or less.

FIXED ASSETS

     Fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the related asset. Estimated useful lives generally range from three to five years.

INCOME TAXES

     The Company has elected to be treated as a Subchapter S Corporation for federal and state income tax purposes. Accordingly, the sole stockholder of the Company is responsible for federal and state income taxes resulting from the Company's earnings. The Company is subject to certain other state and city taxes, which are charged to operations as incurred.

     The Company accounts for income taxes under the requirements of SFAS 109, "Accounting for Income Taxes," which uses an asset and liability approach to measure income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities.

     For the four-month period ended April 30, 1998, $77,486 was recorded for state and local income taxes payable by the Company. Subsequent to April 30, 1998, the tax status of the Company changed. Refer to Note 12, subsequent events, for further details.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by this Statement, the Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock-based employee compensation arrangements. No compensation expense has been recognized for the Company's stock-based compensation plans as the exercise price of the stock options is not less than the fair value of the underlying common stock on the date of grant.

FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and loans payable. The current carrying amount of these instruments approximates fair market value.

                             ZAI*NET SOFTWARE, INC.

USE OF ESTIMATES

     The financial statements were prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. FIXED ASSETS

     Fixed assets consist of the following:

                                                 DECEMBER 31,        APRIL 30,
                                               1996        1997        1998
                                             --------    --------    ---------
Computer and office equipment .............  $383,169    $565,973    $658,591
Furniture and fixtures.....................    42,826      66,267      73,530
Automobile.................................    21,403      21,403      21,403
                                             --------    --------    --------
                                              447,398     653,643     753,524
Less -- Accumulated depreciation and
  amortization.............................   282,215     405,305     451,446
                                             --------    --------    --------
                                             $165,183    $248,338    $302,078
                                             ========    ========    ========

3. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                 DECEMBER 31,        APRIL 30,
                                               1996        1997        1998
                                             --------    --------    ---------
Payroll and benefits.......................  $189,942    $149,592    $397,382
Legal and professional fees................        --          --     363,073
Litigation settlement......................        --     175,000     175,000
Other Expenses.............................        --     106,849      56,420
                                             --------    --------    --------
                                             $189,942    $431,441    $991,875
                                             ========    ========    ========

4. EMPLOYEE STOCK OPTIONS

     In August 1996, the Company repurchased, from a former employee, options to purchase 5 shares of the Company's common stock in exchange for a $20,000 non-interest bearing note. Payments of this note are in monthly installments of $1,000 commencing August 1, 1996. The note was repaid in full in March 1998.

     In May 1995, the Company repurchased, from a former employee, options to purchase 17 shares of the Company's common stock in exchange for an $87,000 noninterest-bearing note, of which $36,000, $34,000, and $17,000 were paid in 1995, 1996, and 1997, respectively.

                             ZAI*NET SOFTWARE, INC.

     The following tables summarizes the Company's stock option activity for the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998:

                              YEAR ENDED                  YEAR ENDED               FOUR MONTHS ENDED
                           DECEMBER 31, 1996           DECEMBER 31, 1997            APRIL 29, 1998
                       -------------------------   -------------------------   -------------------------
                                WEIGHTED AVERAGE            WEIGHTED AVERAGE            WEIGHTED AVERAGE
                                 EXERCISE PRICE              EXERCISE PRICE              EXERCISE PRICE
                       SHARES      PER SHARE       SHARES      PER SHARE       SHARES      PER SHARE
                       ------   ----------------   ------   ----------------   ------   ----------------
Outstanding at
  beginning of
  year...............    58          $1,431         300          $3,799         300          $3,799
Granted..............   247          $4,400          --              --          --              --
Exercised............    --              --          --              --          --              --
Canceled.............    --              --          --              --          --              --
Repurchased..........     5           6,000                                      --              --
Outstanding at end of
  year...............   300          $3,799         300          $3,799         300          $3,799
Options exercisable
  at year end........   300          $3,799         300          $3,799         300          $3,799

     The range of exercise prices for options outstanding at December 31, 1996 and 1997 and April 30, 1998 was $1,000 - $4,400.

     The weighted average remaining contractional life for options with a weighted average exercise price of $3,799 is 7.8 years.

     The Company continues to apply APB 25, "Accounting for Stock Issued to Employees," in accounting for stock options issued to employees. Accordingly, no compensation expense has been recognized for its stock based compensation plans. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date, consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the impact on net income would not have been material for any period.

5. 401(K) SAVINGS PLAN

     The Company maintains a 401(k) Savings Plan (the "Plan"). Employees are eligible to participate in the Plan upon completion of six months of service with the Company. Eligible employees may contribute up to 15% of their annual compensation to the Plan on a pre-tax basis. Participant contributions to the Plan are immediately vested. In addition, under the terms of the Plan, the Company, at its discretion, may match all or a portion of a participant's contribution to the Plan up to 10% of the participant's compensation. This matching percentage is determined by the Company prior to the start of each Plan year. The Company matching contribution is made at calendar year end and participants become vested in Company matching contributions to the plan at the rate of 20% per year of service. The Company elected to match 100% of participant contributions up to a maximum of $1,000 per participant for 1996, 1997 and 1998. Compensation

                             ZAI*NET SOFTWARE, INC.

expense for the plan was approximately $12,000, $16,000 and $7,500 for 1996, 1997 and for the four months ended April 30, 1998, respectively.

6. TRANSACTIONS WITH RELATED PARTIES

LOAN PAYABLE TO RELATED PARTY

     In September 1996, the Company borrowed $100,000 from the family of a shareholder of the Company. The loan bore interest at the rate of 8% and $2,000 and $6,000 of interest expense was paid in 1996 and 1997, respectively. This loan was repaid in full in 1997.

7. LINE OF CREDIT

     The Company maintained a $150,000 demand line of credit with a bank. Interest on outstanding borrowings under the line of credit was based on the prime lending rate plus two percent.

     The line of credit required the Company to maintain a $50,000 interest bearing certificate of deposit with the bank. There were no amounts outstanding under the line of credit for any period.

8. INCOME TAXES

     The provision (benefit) for income taxes for the four-month period ended April 30, 1998 consists of the following:

Current provision...........................................  $ 77,486
Deferred benefit............................................   (53,670)
                                                              --------
Total provision.............................................  $ 23,816
                                                              ========

     Since the Company's basis of accounting for tax purposes is the cash receipts and disbursements method, the most significant components of the deferred tax asset are accrued items of income and expense not recognized for tax purposes until received or paid.

9. COMMITMENTS

     The Company leases office space in New York City, London, Houston and Singapore under long-term leases. Future minimum annual lease commitments are as follows:

May 1, 1998 Through December 31, 1998.......................  $  238,933
1999........................................................     384,842
2000........................................................     354,202
2001........................................................     354,177
Thereafter..................................................     430,039
                                                              ----------
                                                              $1,762,193
                                                              ==========

     Rent expense in 1996, 1997 and for the four months ended April 30, 1998 totaled $207,297, $239,303 and $116,712, respectively.

                             ZAI*NET SOFTWARE, INC.

10. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company's customer base consists primarily of companies in the financial services and energy industry groups. Although the Company is directly affected by the well being of these industries, management does not believe significant credit risks exists as of April 30, 1998.

     Three customers accounted for 46%, 18% and 9% of total accounts receivable at December 31, 1996 and 22% of revenues in 1996. Two customers accounted for 13% and 10% of total accounts receivable at December 31, 1997 and 29% of revenues for 1997. Two customers accounted for 17% and 10% of accounts receivable at April 30, 1998 and one customer accounted for 18% of revenues for the four months ended April 30, 1998.

11. LITIGATION

     An action was commenced in 1989 against the Company in which a former employee (the "plaintiff") alleged four causes of action and sought monetary damages of $2,000,000. The plaintiff also alleged two additional causes of action against the current stockholder and a former stockholder and sought aggregate damages of $5,000,000. These actions relate to the plaintiff's claim that the Company promised the plaintiff an ownership interest in the Company and a share of the Company's profits derived from software the plaintiff allegedly developed in exchange for the plaintiff's promise to work for the Company. The case was settled for $175,000 on May 11, 1998 and all required liabilities were accrued at December 31, 1997 and April 30, 1998.

12. SUBSEQUENT EVENTS

     On May 12, 1998, the Company transferred substantially all of its assets and liabilities to ZAI*NET SOFTWARE, L.P. (the "Partnership"), a Partnership 99% owned by the Company and 1% owned by the sole stockholder of the Company. Immediately following this transfer the Partnership agreed to sell 70% of its ownership interest and the stockholder agreed to sell his 1% ownership interest to GFI Caminus LLC ("GFI"). The Company retained the remaining 29% ownership interest in the newly formed Partnership. The remaining ownership interest was sold to GFI on December 31, 1998. (Unaudited)

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)
  REPORT OF INDEPENDENT AUDITORS TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
                                CAMINUS LIMITED
--------------------------------------------------------------------------------

     We have audited the accompanying balance sheets of Caminus Limited at 30 April 1997 and 30 April 1998 and related profit and loss account and statement of cash flows for each of the years ended 30 April 1997 and 30 April 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Caminus Limited at 30 April 1997 and 30 April 1998 and the results of its operations and cash flows for each of the years ended 30 April 1997 and 30 April 1998 in conformity with accounting principles generally accepted in the United Kingdom.

     The financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom, the application of which by Caminus Limited does not differ materially from accounting principles generally accepted in the United States, except in respect of the presentation of cash flow information, as detailed in note 14(a) to the financial statements.

     The United States Dollar equivalent data presented in these financial statements is included for information only. It does not, and is not meant to, reflect the financial statements had they been translated in accordance with United States Generally Accepted Accounting Principles, as explained in note 14(b) to the financial statements.

PETERS ELWORTHY & MOORE
Chartered Accountants and
  Registered Auditors

CAMBRIDGE, ENGLAND
30 September 1998

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                            PROFIT AND LOSS ACCOUNTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                      NOTES     1997        1998        1998
                                      -----   ---------   ---------   ---------
                                                  L           L         US $
TURNOVER                                2     2,059,887   2,516,579   4,202,687
Cost of sales                                   978,614   1,147,253   1,915,913
                                              ---------   ---------   ---------
Gross profit                                  1,081,273   1,369,326   2,286,774
Administrative expenses                         638,982     742,646   1,240,219
                                              ---------   ---------   ---------
OPERATING PROFIT                        3       442,291     626,680   1,046,555
Interest receivable                              12,411      17,446      29,135
                                              ---------   ---------   ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION                                      454,702     644,126   1,075,690
Tax on profit on ordinary activities    5       126,427     172,285     287,716
                                              ---------   ---------   ---------
PROFIT ON ORDINARY ACTIVITIES AFTER
  TAXATION                                      328,275     471,841     787,974
Dividend                                        404,991     480,118     801,797
                                              ---------   ---------   ---------
RETAINED (LOSS) FOR YEAR                        (76,716)     (8,277)    (13,823)
Retained profit brought forward                 311,901     235,185     392,759
                                              ---------   ---------   ---------
RETAINED PROFIT CARRIED FORWARD                 235,185     226,908     378,936
                                              =========   =========   =========

There are no recognised gains and losses in the year other than the retained loss for the year.

All items dealt with in arriving at turnover and operating profit for each year relate to continuing activities.

The attached notes form part of these financial statements.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                                 BALANCE SHEETS
                     AS AT 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                      NOTES     1997        1998        1998
                                      -----   ---------   ---------   ---------
                                                  L           L         US $
FIXED ASSETS
Tangible assets                         6        47,038      87,065     145,399
Investments                             7           200         200         334
                                              ---------   ---------   ---------
                                                 47,238      87,265     145,733
CURRENT ASSETS
Work in Progress                                     --       9,483      15,837
Debtors                                 8       535,691     564,441     942,616
Cash at bank and in hand                        531,223     311,871     520,825
                                              ---------   ---------   ---------
                                              1,066,914     885,795   1,479,278
CREDITORS:
Amounts falling due within one year     9       877,817     744,185   1,242,790
                                              ---------   ---------   ---------
NET CURRENT ASSETS                              189,097     141,610     236,488
                                              ---------   ---------   ---------
TOTAL ASSETS LESS CURRENT
  LIABILITIES                                   236,335     228,875     382,221
PROVISION FOR LIABILITIES AND
  CHARGES                              10            --         817       1,364
                                              ---------   ---------   ---------
NET ASSETS                                      236,335     228,058     380,857
                                              =========   =========   =========
CAPITAL AND RESERVES
Called up share capital                11           950         950       1,587
Other reserves                         12           200         200         334
Profit and loss account                         235,185     226,908     378,936
                                              ---------   ---------   ---------
EQUITY SHAREHOLDERS' FUNDS                      236,335     228,058     380,857
                                              =========   =========   =========

ON BEHALF OF THE BOARD

DR N L EVANS
DIRECTOR

APPROVED BY THE BOARD ON 10 SEPTEMBER 1998

The attached notes form part of these financial statements.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                              CASH FLOW STATEMENTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

     In this prospectus, certain UK Sterling amounts have been translated into United States dollars at the rate of L1 to US $1.67. Such translations should not be construed as representations that the UK Sterling amounts represent, or have been or could be converted into, United States Dollars at that or any other rate.

                                                 1997       1998       1998
                                               --------   --------   ---------
                                                  L          L         US $
NET CASH INFLOW FROM CONTINUING OPERATING
  ACTIVITIES                                    636,678    533,146     890,354
RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE
Interest received                                12,411     17,446      29,135
Taxation                                       (146,836)  (128,496)   (214,588)
CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENTS
Purchase of tangible fixed assets               (20,904)   (68,536)   (114,455)
Equity dividends paid to shareholders           (97,733)  (572,912)   (956,763)
                                               --------   --------   ---------
Net (decrease)/increase in cash                 383,616   (219,352)   (366,317)
                                               ========   ========   =========
RECONCILIATION OF OPERATING PROFIT TO NET
  CASH INFLOW FROM OPERATING ACTIVITIES:
Operating profit                                442,291    626,680   1,046,555
Depreciation                                     19,874     28,509      47,610
(Increase) in work in progress                       --     (9,483)    (15,837)
(Increase) in trade debtors                     (98,858)    (9,456)    (15,792)
(Increase) in other debtors                      (5,653)   (19,294)    (32,221)
Increase in trade creditors                      12,287     49,378      82,461
(Decrease)/increase in other creditors          266,737   (133,188)   (222,422)
                                               --------   --------   ---------
Net cash inflow from operating activities       636,678    533,146     890,354
                                               ========   ========   =========
RECONCILIATION TO NET FUNDS
(Decrease)/increase in net cash                 383,616   (219,352)   (366,317)
Net funds at beginning of year                  147,607    531,223     887,142
                                               --------   --------   ---------
Net funds at end of year                        531,223    311,871     520,825
                                               ========   ========   =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                       NOTES TO THE FINANCIAL STATEMENTS
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

1. PRINCIPAL ACCOUNTING POLICIES

ACCOUNTING CONVENTION

The financial statements have been prepared under the historical cost convention.

The financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom, the application of which by Caminus Limited does not differ materially from accounting principles generally accepted in the United States, except in respect of the presentation of cash flow information, as detailed in note 14 to the financial statements.

TURNOVER

Turnover represents amounts received, excluding Value Added Tax, for services supplied during the year. Turnover is recognized as services are rendered.

DEPRECIATION

Depreciation is calculated to write off tangible fixed assets over their estimated useful lives by equal annual installments at the following rates:

Computers                            --  33% of cost per annum
Equipment, furniture and fittings --  20% of cost per annum

DEFERRED TAXATION

Deferred taxation is provided in respect of all material timing differences.

PENSION COSTS

The Company's pension obligations are covered by contributions to personal pension plans for individual employees. Contributions are written off to the profit and loss account in the year in which they are paid.

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

2. TURNOVER

The turnover is all attributable to the company's principal activity.

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Analysis of turnover by geographical area:
United Kingdom                                            1,626,384   1,945,317
Rest of Europe, USA and Japan                               433,503     571,262
                                                          ---------   ---------
                                                          2,059,887   2,516,579
                                                          =========   =========

3. OPERATING PROFIT

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Operating profit is stated after charging:
Staff costs (note 4)                                      1,347,017   1,468,565
Depreciation                                                 19,874      28,509
Auditors' renumeration                                        1,200       1,200

4. STAFF COSTS

                                                            1997        1998
                                                          ---------   ---------
                                                              L           L
Staff costs comprise the following:
Wages and salaries                                          576,517     870,057
Bonuses                                                     587,552     355,376
Social security costs                                       117,785     122,437
Other pension costs                                          65,163      75,695
Compensation for loss of office                                  --      45,000
                                                          ---------   ---------
                                                          1,347,017   1,468,565
                                                          =========   =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

The average number of persons, including directors, employed during the year was:

                                                              1997      1998
                                                             ------    ------
                                                             NUMBER    NUMBER
Consulting                                                     16        17
Office and management                                           4         5
                                                               --        --
                                                               20        22
                                                               ==        ==

Staff costs include the following directors' emoluments:

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Management remuneration                                     718,068    615,504
Contributions to money purchase pension schemes, in
respect of three directors                                   33,676     32,461
Compensation for loss of office                                  --     45,000
                                                            -------    -------
                                                            751,744    692,965
                                                            =======    =======

The remuneration of the highest paid director was as follows:

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Management remuneration                                     263,951    215,970
Contributions to money purchase pension scheme               10,595      7,644
                                                            -------    -------
                                                            274,546    223,614
                                                            =======    =======

5. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Corporation Tax on the taxable profit at the rate of
  27.49% (1997: 27.65%)                                     126,427    171,468
Deferred taxation                                                --        817
                                                            -------    -------
                                                            126,427    172,285
                                                            =======    =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

6. TANGIBLE FIXED ASSETS -- YEAR ENDED 30 APRIL 1997

                                                         EQUIPMENT
                                                         FURNITURE
                                            COMPUTERS    & FITTINGS     TOTAL
                                            ---------    ----------    -------
                                                L            L            L
Cost at beginning of year                     90,258      109,875      200,133
Additions                                     15,739        5,165       20,904
                                             -------      -------      -------
Cost at end of year                          105,997      115,040      221,037
                                             -------      -------      -------
Accumulated depreciation at beginning of
  year                                        61,594       92,531      154,125
Charge for year                               14,077        5,797       19,874
                                             -------      -------      -------
Accumulated depreciation at end of year       75,671       98,328      173,999
                                             -------      -------      -------
Net book value at end of year                 30,326       16,712       47,038
                                             =======      =======      =======
Net book value at beginning of year           28,664       17,344       46,008
                                             =======      =======      =======

6. TANGIBLE FIXED ASSETS -- YEAR ENDED 30 APRIL 1998

                                                         EQUIPMENT
                                                         FURNITURE
                                            COMPUTERS    & FITTINGS     TOTAL
                                            ---------    ----------    -------
                                                L            L            L
Cost at beginning of year                    105,997      115,040      221,037
Additions                                     26,357       42,179       68,536
Disposals                                     (5,206)          --       (5,206)
                                             -------      -------      -------
Cost at end of year                          127,148      157,219      284,367
                                             -------      -------      -------
Accumulated depreciation at beginning of
  year                                        75,671       98,328      173,999
Charge for year                               18,952        9,557       28,509
Disposals                                     (5,206)          --       (5,206)
                                             -------      -------      -------
Accumulated depreciation at end of year       89,417      107,885      197,302
                                             -------      -------      -------
Net book value at end of year                 37,731       49,334       87,065
                                             =======      =======      =======
Net book value at beginning of year           30,326       16,712       47,038
                                             =======      =======      =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

7. INVESTMENTS IN SUBSIDIARY COMPANIES

                                                              1997    1998
                                                              ----    ----
                                                               L       L
Wholly owned:
Caminus Consultants Limited:
100 ordinary shares of L1 each at cost                        100     100
Caminus Limited:
100 ordinary shares of L1 each at cost                        100     100
                                                              ---     ---
                                                              200     200
                                                              ===     ===

The above Companies, registered in England, have not traded since their incorporation and have not therefore been consolidated as the amount involved is not material.

8. DEBTORS

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Due within one year:
Trade debtors                                               500,877    510,333
Prepayments and accrued income                               34,814     54,108
                                                            -------    -------
                                                            535,691    564,441
                                                            =======    =======

9. CREDITORS

                                                             1997       1998
                                                            -------    -------
                                                               L          L
Amounts falling due within one year:
Trade creditors                                              18,976     68,354
Corporation Tax                                              25,179     51,437
Advance Corporation Tax payable                              76,815     93,529
Other taxes and social security costs                       256,861    229,984
Other creditors                                                 206        200
Accruals and deferred income                                  7,522     47,150
Amounts owed to directors                                   492,258    253,531
                                                            -------    -------
                                                            877,817    744,185
                                                            =======    =======

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

10. PROVISION FOR LIABILITIES AND CHARGES

                                                                1997    1998
                                                                ----    ----
                                                                 L       L
Provision for deferred taxation at beginning of year             --      --
Charge for the year                                              --     817
                                                                ---     ---
Provision at end of year                                         --     817
                                                                ===     ===
The provision for deferred taxation is made up as follows:
On accelerated capital allowances                                --     817
                                                                ===     ===
                                                                 --     817
                                                                ===     ===

11. SHARE CAPITAL

                                                                1997     1998
                                                                -----    -----
                                                                  L        L
Authorised:
5,000 ordinary shares of L1 each                                5,000    5,000
                                                                =====    =====
Allotted, issued and fully paid:
950 ordinary shares of L1 each                                    950      950
                                                                =====    =====

12. OTHER RESERVES

                                                                1997    1998
                                                                ----    ----
                                                                 L       L
Capital redemption reserve, representing a transfer from
distributable reserves in respect of the Company's purchase
of its own shares                                               200     200
                                                                ===     ===

13. FINANCIAL COMMITMENTS

Commitments for rentals payable under operating leases in the year to 30 April 1999 are as follows:

                                                                       LAND AND
                                                                       BUILDINGS
                                                                       ---------
                                                                           L
Leases expiring after more than five years                                70,000
                                                                       =========

                                CAMINUS LIMITED
                       (FORMERLY CAMINUS ENERGY LIMITED)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED 30 APRIL 1997 AND 30 APRIL 1998
--------------------------------------------------------------------------------

14. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

These financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles, as applied by Caminus Limited, do not differ materially from accounting principles generally accepted in the United States ("US GAAP").

(a) Cash flow statement

The cash flow statement has been prepared under UK GAAP in accordance with FRS 1 revised and presents substantially the same information as required under SFAS
95. There are certain differences between FRS 1 revised and SFAS 95 with regard to the classification of items within the cash flow statement.

In accordance with FRS 1 revised, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under SFAS 95 cash flows are classified under operating activities, investing activities and financing activities.

A summary of the company's cash flows from operating, investing and financing activities, classified in accordance with SFAS 95 is presented below.

                                               1997        1998        1998
                                             --------    --------    --------
                                                L           L          US $
Net cash provided by operating activities     502,253     422,096     704,901
Net cash used in investing activities         (20,904)    (68,536)   (114,455)
Net cash used in financing activities         (97,733)   (572,912)   (956,763)
                                             --------    --------    --------
Net (decrease)/increase in cash at bank and   383,616    (219,352)   (366,317)
  in hand
Cash at bank and in hand at beginning of      147,607     531,223     887,142
  year
                                             --------    --------    --------
Cash at bank and in hand at end of year       531,223     311,871     520,825
                                             ========    ========    ========

(b) United States Dollar Equivalent Data

The United States Dollar equivalent data presented in these financial statements is included for information only. It does not, and is not meant to, reflect the financial statements had they been translated in accordance with United States Generally Accepted Accounting Principles. The exchange rate used for this presentation was L1 sterling to US $1.67. This rate was arrived at by using the closing inter-bank rate on 30 April 1998.

15. ULTIMATE PARENT COMPANY

On 12 May 1998 the Company was acquired by, and became a wholly owned subsidiary of, GFI Caminus LLC, trading as Caminus Energy Ventures, registered in Delaware, USA.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  of DC Systems, Inc:

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, shareholder's deficit and cash flows present fairly in all material respects, the financial position of DC Systems, Inc. and its subsidiary at December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
October 5, 1999

                        DC SYSTEMS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         ------------------------     JUNE 30,
                                                           1997          1998           1999
                                                         ---------    -----------    -----------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents............................  $      --    $    24,907    $   304,131
  Accounts receivable..................................    198,881        227,948         25,930
  Deferred contract development cost...................     14,734        483,908        814,649
  Prepaid expenses and other current assets............     26,911         30,134         31,345
                                                         ---------    -----------    -----------
     Total current assets..............................    240,526        766,897      1,176,055
Fixed assets, net......................................     84,463        122,459        124,313
Deferred contract development cost.....................    190,086         78,216             --
Software development costs, net........................     23,970         12,464          6,711
Deposits and other assets..............................     10,603         10,603         12,800
                                                         ---------    -----------    -----------
          Total assets.................................  $ 549,648    $   990,639    $ 1,319,879
                                                         =========    ===========    ===========
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Book overdraft.......................................  $  35,856    $        --    $        --
  Accounts payable and accrued liabilities.............    159,741        217,533        167,500
  Deferred contract development revenue................    173,834      1,435,282      2,363,964
  Capitalized lease obligation, current................      7,758         13,288         13,968
  Related party notes payable, current.................     69,280         28,171         29,609
                                                         ---------    -----------    -----------
     Total current liabilities.........................    446,469      1,694,274      2,575,041
Deferred contract development revenue..................    433,317         99,186             --
Capitalized lease obligation...........................     17,211         14,458          7,299
Related party notes payable............................         --         33,858         18,684
                                                         ---------    -----------    -----------
     Total liabilities.................................    896,997      1,841,776      2,601,024
Commitments and contingencies
Shareholder's deficit:
  Common stock, $1 par value, 100,000 shares
     authorized, 1,000 shares issued and outstanding...      1,000          1,000          1,000
  Additional paid in capital...........................    543,000      1,074,064      6,096,843
  Accumulated deficit..................................   (856,259)    (1,876,397)    (7,378,988)
                                                         ---------    -----------    -----------
                                                          (312,259)      (801,333)    (1,281,145)
  Less -- related party advances.......................    (35,090)       (49,804)            --
     Total shareholders deficit........................   (347,349)      (851,137)    (1,281,145)
                                                         ---------    -----------    -----------
     Total liabilities and shareholder's deficit.......  $ 549,648    $   990,639    $ 1,319,879
                                                         =========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                        DC SYSTEMS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                                 -----------------------   -------------------------
                                    1997         1998         1998          1999
                                 ----------   ----------   ----------   ------------
                                                                  (UNAUDITED)
Revenues:
License and software
enhancements...................  $  603,166   $  320,650   $  30,000    $    41,000
  Software services............     640,654      521,968     205,837        253,943
                                 ----------   ----------   ---------    -----------
     Total revenues............   1,243,820      842,618     235,837        294,943
Costs of revenues:
  Costs of software
     enhancements..............     115,837       42,328       5,753          5,753
  Costs of software services...     358,505      505,080     264,990        228,491
                                 ----------   ----------   ---------    -----------
     Total costs of revenues...     474,342      547,408     270,743        234,244
                                 ----------   ----------   ---------    -----------
Gross profit (loss)............     769,478      295,210     (34,906)        60,699
                                 ----------   ----------   ---------    -----------
Operating expenses:
  Research and development.....      70,922       64,048      46,067         15,731
  Selling and marketing........     228,557      224,821     125,643        104,741
  General and administrative...     373,333      354,370     185,463        225,890
  Equity participation
     compensation..............     139,505      531,064     270,639      5,022,779
                                 ----------   ----------   ---------    -----------
     Total operating
       expenses................     812,317    1,174,303     627,812      5,369,141
                                 ----------   ----------   ---------    -----------
Operating loss.................     (42,839)    (879,093)   (662,718)    (5,308,442)
Interest expense...............       3,358       22,967      17,850          4,072
                                 ----------   ----------   ---------    -----------
Net loss.......................  $  (46,197)  $ (902,060)  $(680,568)   $(5,312,514)
                                 ==========   ==========   =========    ===========

The accompanying notes are an integral part of these financial statements.

                        DC SYSTEMS, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

                              COMMON STOCK     ADDITIONAL                                  REPURCHASED       TOTAL
                             ---------------    PAID-IN     (ACCUMULATED   RELATED PARTY     EQUITY      SHAREHOLDER'S
                             SHARES   AMOUNT    CAPITAL       DEFICIT)        ADVANCE       INTEREST        DEFICIT
                             ------   ------   ----------   ------------   -------------   -----------   -------------
Balance, December 31,
  1996.....................  1,000    $1,000   $  253,495   $  (644,562)     $(33,515)      $     --      $  (423,582)
Net loss...................     --       --            --       (46,197)           --             --          (46,197)
Capital contribution.......     --       --       150,000            --            --             --          150,000
Related party advances.....     --       --            --            --        (1,575)            --           (1,575)
Equity participation
  compensation.............     --       --       139,505            --            --             --          139,505
Distributions..............     --       --            --      (165,500)           --             --         (165,500)
                             -----    ------   ----------   -----------      --------       --------      -----------
Balance, December 31,
  1997.....................  1,000    1,000       543,000      (856,259)      (35,090)            --         (347,349)
Net loss...................     --       --            --      (902,060)           --             --         (902,060)
Repurchased equity
  interest.................    (60)      --            --            --            --        (90,000)         (90,000)
Reissued equity interest...     60       --            --       (90,000)           --         90,000               --
Related party advances.....     --       --            --            --       (14,714)            --          (14,714)
Equity participation
  compensation.............     --       --       531,064            --            --             --          531,064
Distributions..............     --       --            --       (28,078)           --             --          (28,078)
                             -----    ------   ----------   -----------      --------       --------      -----------
Balance, December 31,
  1998.....................  1,000    1,000     1,074,064    (1,876,397)      (49,804)            --         (851,137)
Net loss (unaudited).......     --       --            --    (5,312,514)           --             --       (5,312,514)
Related party repayments
  (unaudited)..............     --       --            --            --        49,804             --           49,804
Equity participation
  compensation
  (unaudited)..............     --       --     5,022,779            --            --             --        5,022,779
Distributions
  (unaudited)..............     --       --            --      (190,077)           --             --         (190,077)
                             -----    ------   ----------   -----------      --------       --------      -----------
Balance, June 30, 1999
  (unaudited)..............  1,000    $1,000   $6,096,843   $(7,378,988)     $     --       $     --      $(1,281,145)
                             -----    ------   ----------   -----------      --------       --------      -----------

The accompanying notes are an integral part of these financial statements.

                        DC SYSTEMS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                                        -----------------------    --------------------------
                                                          1997          1998          1998           1999
                                                        ---------    ----------    ----------    ------------
                                                                                          (UNAUDITED)
Cash flows from operating activities:
Net loss..............................................  $(46,197)    $(902,060)    $(680,568)    $(5,312,514)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
    Depreciation and amortization.....................    34,562        69,320        32,780          36,925
    Equity participation compensation.................   139,505       531,064       270,639       5,022,779
    Changes in operating assets and liabilities:
       Accounts receivable............................  (172,645)      (29,067)      198,881         202,018
       Prepaid expenses and other current assets......    (6,853)       (3,223)        9,015          (1,211)
       Accounts payable and accrued liabilities.......    52,042        57,792         9,373         (50,033)
       Deferred contract development cost.............  (175,133)     (357,304)     (160,304)       (252,525)
       Deferred contract development revenues.........   115,068       927,317       592,014         829,496
       Deposits and other assets......................    (7,197)           --            --          (2,197)
                                                        --------     ---------     ---------     -----------
    Net cash provided by (used in) operating
       activities.....................................   (66,848)      293,839       271,830         472,738
Cash flows from investing activities:
  Purchases of fixed assets...........................   (43,231)      (81,330)      (51,969)        (33,026)
  Additions to software development costs.............   (11,152)           --            --              --
                                                        --------     ---------     ---------     -----------
    Net cash used in investing activities.............   (54,383)      (81,330)      (51,969)        (33,026)
Cash flows from financing activities:
  Related party advances (repayments), net............    (1,575)      (14,714)      (13,534)             --
  Payments on related party notes payable.............   (43,220)      (92,751)      (37,458)        (13,736)
  Payments on capital lease obligation................    (1,788)      (11,703)       (5,538)         (6,479)
  Capital contribution................................   150,000            --            --              --
  Distributions.......................................   (53,000)      (28,078)      (28,078)       (140,273)
  Book overdrafts.....................................    35,856       (35,856)      (35,856)             --
  Repurchased equity interest.........................        --        (4,500)       (4,500)             --
                                                        --------     ---------     ---------     -----------
    Net cash provided by (used in) financing
       activities.....................................    86,273      (187,602)     (124,964)       (160,488)
Net increase (decrease) in cash and cash
  equivalents.........................................   (34,958)       24,907        94,897         279,224
Cash and cash equivalents at beginning of period......    34,958            --            --          24,907
                                                        --------     ---------     ---------     -----------
Cash and cash equivalents at end of period............  $     --     $  24,907     $  94,897     $   304,131
                                                        ========     =========     =========     ===========

The accompanying notes are an integral part of these financial statements.

                        DC SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     DC Systems, Inc. ("DCS" or the "Company"), was incorporated in Texas on May 8, 1989 and initially provided software design consulting services for oil and gas transmission companies. During the period 1993 through 1996, the Company developed Gas*Master, a natural gas information system. DCS commenced marketing the software in 1996 throughout North America to natural gas suppliers, marketers and consumer utilities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated unaudited financial statements at June 30, 1999 and for the six-month period then ended include the accounts of DCS and its wholly-owned subsidiary, DCS Gas*Net Corporation, which was incorporated on January 7, 1999. All intercompany transactions and balances have been eliminated upon consolidation.

CASH EQUIVALENTS

     Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less.

ACCOUNTS RECEIVABLE

     The Company periodically reviews accounts receivable for collectibility and provides for an allowance for doubtful accounts to the extent that amounts are not expected to be collected. There was no allowance for doubtful accounts at December 31, 1997, 1998 or June 30, 1999.

SOFTWARE DEVELOPMENT COSTS

     The Company has capitalized software development costs in compliance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Research and development costs incurred prior to the establishment of the technological feasibility of a software product are expensed as incurred. Capitalization of software development costs begins upon establishment of technological feasibility of the product. After technological feasibility is established, material software development costs, which include salaries and related payroll costs incurred in the development activities, are capitalized.

     Except for initial enhancements to make the software more marketable to a broader base of customers in 1996 and early 1997, the Company has made all significant changes and improvements to the software under customer contracts.

                        DC SYSTEMS, INC. AND SUBSIDIARY

     To date, the period between achieving technological feasibility, which the Company has defined as establishment of a working model which typically occurs when beta testing commences, and the general release of such software has been relatively short, and software development costs qualifying for capitalization have been insignificant. The capitalized costs are amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. Generally, such deferred costs are amortized over three years. Amortization expense, which is included in costs of software services, was $10,547, $11,506 and $5,753 for years ended December 31, 1997 and 1998 and the six-month period ended June 30, 1999, respectively.

FIXED ASSETS

     Fixed assets are recorded at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the related asset which generally ranges from three to five years. Amortization of assets recorded under capital leases is included in depreciation expense.

INCOME TAXES

     The Company has elected to be taxed as an S corporation as allowed by the Internal Revenue Code. Pursuant to this election, income of the Company is included in the taxable income of the individual shareholders. It is management's intention to pay distributions to shareholders as necessary to satisfy any tax liability generated by the Company's earnings.

USE OF ESTIMATES

     The accompanying financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CREDIT RISK

     The Company typically contracts to receive license and software modification, enhancement and annual maintenance fees in advance or as the work is performed. In addition, most of the Company's customers are large natural gas transmission or utility companies located throughout North America. Accordingly, the Company does not require collateral and credit losses have been and are anticipated to continue to be nominal.

                        DC SYSTEMS, INC. AND SUBSIDIARY

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable. The current carrying amount of these instruments approximates fair market value due to the relatively short period of time to maturity for these instruments.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company uses the intrinsic value-based method of accounting for all of its employee stock-based compensation plans. Equity participation compensation expense associated with stock-based compensation is recognized over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Board (FASB) Interpretation No. 28.

REVENUE RECOGNITION

     The Company generates revenue from several sources, including licensing of its software products, performing services related to the implementation, training and support of these products. The Company has adopted the provisions of Statements of Position (SOP) 97-2, "Software Revenue Recognition", SOP 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2", and SOP 98-9, "Modifications of SOP 97-2, Software Revenue Recognition".

     SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. License and software enhancements revenue allocated to software products is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is probable, and when all other significant obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license and enhancement fees, revenue is not recognized until acceptance occurs. Revenue allocated to maintenance is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. This treatment results in deferred revenues and associated costs at each balance sheet date.

     The Company provides its software to customers under long-term development arrangements as typical customer applications can require significant modification to adapt the software to the unique specifications of the customer. If the service elements are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the completed contract method as prescribed in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts." Accordingly, license and software enhancement revenue is recognized under the completed contract method when all development, testing and installation is completed and the purchaser formally

                        DC SYSTEMS, INC. AND SUBSIDIARY
accepts the software. Costs associated with these contracts are deferred until contract completion. These license and software enhancement revenues and costs represent the majority of the deferred balances at each period end. Costs of software enhancements include the direct labor component of programmer and consultant cost to perform the software enhancement or service as well as the prorated share of technical support and overhead costs associated with the enhancement and services. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which such losses are determined. Selling, general and administrative costs are charged to expense as incurred.

     Software services revenues include consulting services for installation, data conversion, training and product support services related to the use of the Company's licensed products. Customers often enter into arrangements for these services concurrent with the execution of license agreements. The services do not require significant modification of the licensed products, are not essential to their functionality and are available from other vendors. Payment obligations with respect to the licensed products are not dependent upon the performance of these services. Accordingly, the Company recognizes revenues for these services as they are performed. Maintenance and support revenues associated with new product licenses and renewals, where vendor-specific objective evidence of fair value exists, deferred and recognized ratably over the contract period.

UNAUDITED INTERIM FINANCIAL DATA

     The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the accompanying unaudited financial statements have been prepared on the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's financial position as of June 30, 1999 and the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999.

                        DC SYSTEMS, INC. AND SUBSIDIARY

3. FIXED ASSETS

     Furniture, fixtures and equipment consisted of the following:

                            ESTIMATED        DECEMBER 31,        JUNE 30,
                           USEFUL LIFE   --------------------   -----------
                            IN YEARS       1997       1998         1999
                           -----------   --------   ---------   -----------
                                                                (UNAUDITED)
Computer equipment and
  software...............      3-4       $ 81,151   $ 159,762    $ 198,420
Office furniture and
fixtures.................        5         13,642      30,841       26,209
Automobiles..............        3         33,541      33,541       33,541
                                         --------   ---------    ---------
                                          128,334     224,144      258,170
Less: accumulated
  depreciation...........                 (43,871)   (101,685)    (133,857)
                                         --------   ---------    ---------
                                         $ 84,463   $ 122,459    $ 124,313
                                         ========   =========    =========

     Depreciation expense amounted to $24,015, $57,814, $27,027 and $31,172 for 1997 and 1998 and for the six months ended June 30, 1998 and 1999, respectively.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consists of the following:

                                       DECEMBER 31,         JUNE 30,
                                   --------------------    -----------
                                     1997        1998         1999
                                   --------    --------    -----------
                                                           (UNAUDITED)
Accrued retirement plan
  contributions..................  $ 44,914    $ 26,184     $  6,953
Payroll taxes payable............    32,044      61,878           --
Sales taxes payable..............    71,930     112,750      157,719
Other accounts payable and
  accrued liabilities............    10,853      16,721        2,828
                                   --------    --------     --------
                                   $159,741    $217,533     $167,500
                                   ========    ========     ========

5. RELATED PARTY ADVANCES RECEIVABLE AND NOTES PAYABLE

     During 1997, 1998 and the six months ended June 30, 1999, the Company made advances to and collected receivables from its shareholder for various purposes. Balances from these transactions are reflected in shareholder's deficit accompanying balance sheets.

                        DC SYSTEMS, INC. AND SUBSIDIARY

     In June 1997, the Company executed a $112,500 note payable to its principal shareholder for distributions. The note bears interest at 6% annually, with weekly installments of $1,500 until the full amount including interest is paid in full. This loan was repaid in 1998.

     On June 30, 1998, the Company repurchased 6% beneficial ownership interest from an existing beneficial owner for $90,000. This transfer was made effective January 1, 1998. The purchase price comprised $4,500 payable in cash plus the Company's note payable in the amount of $85,500. The note bears interest at 10% annually, payable in installments of $2,759 over 36 months.

     Related party notes payable comprised the following:

                                        DECEMBER 31,        JUNE 30,
                                     ------------------    -----------
                                      1997       1998         1999
                                     -------    -------    -----------
                                                           (UNAUDITED)
Note payable to shareholder........  $69,280    $    --      $    --
Note payable to beneficial owner...       --     62,029       48,293
Less -- current portion............   69,280     28,171       29,609
                                     -------    -------      -------
Long-term portion..................  $    --    $33,858      $18,684
                                     =======    =======      =======

     Maturities of related party notes payable are as follows:

                                                DECEMBER 31,   JUNE 30,
                                                    1998         1999
                                                ------------   --------
1999..........................................    $28,171      $14,435
2000..........................................     31,122       31,122
2001..........................................      2,736        2,736
                                                  -------      -------
                                                  $62,029      $48,293
                                                  =======      =======

6. COMMITMENTS AND CONTINGENCIES

     The Company leases computer equipment, and such leases are classified as capital leases and included in fixed assets as follows:

                                       DECEMBER 31,         JUNE 30,
                                    -------------------    -----------
                                     1997        1998         1999
                                    -------    --------    -----------
                                                           (UNAUDITED)
Computer equipment................  $26,757    $ 41,237     $ 41,237
Less accumulated amortization.....     (743)    (13,962)     (20,835)
                                    -------    --------     --------
                                    $26,014    $ 27,275     $ 20,402
                                    =======    ========     ========

                        DC SYSTEMS, INC. AND SUBSIDIARY

     Certain other leases and the Company's obligation under its lease for office space are treated as operating leases and the rentals are expensed as incurred. Rent expense on these operating leases for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999 totaled $124,400, $142,580, $72,207 and $83,329, respectively. Generally, the Company's leases provide for renewals for various periods at stipulated rates.

     Future minimum lease obligations in effect at December 31, 1998 and June 30, 1999 are as follows:

                              DECEMBER 31, 1998        JUNE 30, 1999
                             --------------------   --------------------
                             CAPITAL    OPERATING   CAPITAL    OPERATING
                              LEASES     LEASES      LEASES     LEASES
                             --------   ---------   --------   ---------
                                                        (UNAUDITED)
1999.......................  $ 15,466   $138,172    $ 15,466   $138,172
2000.......................    14,641    136,115       7,515    138,431
2001.......................       607    139,203          --    139,203
2002.......................        --     92,802          --     23,200
Thereafter.................        --         --          --         --
                             --------   --------    --------   --------
Minimum lease payments.....    30,714   $506,292      22,981   $439,006
                                        ========               ========
Less amount representing
  interest.................    (2,968)                (1,714)
Less current portion.......   (13,288)               (13,968)
                             --------               --------
Obligations under capital
  leases...................  $ 14,458               $  7,299
                             ========               ========

     From time to time, in the ordinary course of business, the Company is subject to legal proceedings. While it is not possible to determine the ultimate outcome of such matters, it is management's opinion that the resolution of any pending issues will not have a materially adverse effect on the financial position, results of operations and cash flows of the Company.

7. RETIREMENT PLAN

     The Company has a 408(k) plan, as defined by the United States Internal Revenue Code, which allows participants to contribute a percentage of their compensation to the retirement plan on a pretax basis. The plan also allows for discretionary employer contributions. Accrued employer contributions to the plan amounted to $18,779, $28,956 and $11,063 for 1997, 1998 and the six months ended June 30, 1999, respectively, and are reflected in general and administrative expense.

                        DC SYSTEMS, INC. AND SUBSIDIARY

8. MAJOR CUSTOMERS

     Because of the Company's size and the long-term nature of its software licensing and development service contracts with its customers, a few customers can comprise a significant percentage of its revenues. In 1997, the Company earned revenue from approximately 14 customers, with one customer accounting for 45% of the Company's revenue and three other customers accounting for 9% each. In 1998, the Company earned revenue from approximately 16 customers, with one customer accounting for 34% of the Company's revenue and two other customers accounting for 22% each. For the six months ended June 30, 1999, the Company earned revenue from approximately 14 customers, with one customer accounting for 47%, one customer accounting for 19% and one customer accounting for 15% of the Company's revenue.

9. COMMON STOCK AND BENEFICIAL OWNERSHIP INTERESTS

     DCS was formed in 1989 by the Company's present Chairman and Chief Executive Officer ("Chairman") who at the time of formation owned 100% of the issued and outstanding common stock of the Company. The Company's Chairman granted beneficial ownership interests totaling 28.8% in the Company through employment and other agreements to three key officers in 1994 and 1995 that vested in August 1996 (18.8%), March 1997 (5%) and June 1997 (5%). In addition, the Company's Chairman granted additional beneficial ownership interests that are forfeitable upon the employee's separation of employment with the Company to three additional employees in 1997 totaling 6% and to five additional employees on January 1, 1999 totaling 5%. These beneficial ownership interests have been treated as full ownership interests as if the Company had issued additional common stock representing their percentage interest for both book and tax purposes.

     For financial reporting purposes, the Company has recognized equity participation compensation expense for the beneficial ownership interests earned by employees of $139,505, $531,064 and $5,022,779 for 1997, 1998 and the six
months ended June 30, 1999, respectively, reflecting the fair market value of the beneficial ownership interests conveyed.

     As described in Note 5, one beneficial owner sold a portion of his interest (6%) back to the Company effective January 1, 1998 for $90,000. Concurrently, this ownership interest was redistributed to the other beneficial owners of the Company.

     In March 1996, the Company issued a warrant to a related company to purchase a 5% interest in the outstanding shares of the Company. This warrant remained outstanding at December 31, 1997, 1998 and June 30, 1999. On June 9, 1997, the Chairman and the DCS beneficial owners sold its interest in a related company warrant for $150,000 and contributed the proceeds to DCS.

     The Company has historically followed the policy of distributing all of its taxable income to its beneficial owners in the year following the year of taxable

                        DC SYSTEMS, INC. AND SUBSIDIARY
income. Distributions amounted to $165,500 in 1997, $28,078 in 1998 and $190,077 during the six months ended June 30, 1999. The 1997 distribution includes a $112,500 note payable to the Company's Chairman. The distribution for the six months ended June 30, 1999 includes forgiveness of $49,804 of advances receivable from the Company's Chairman. An additional distribution was made in August 1999 as a final adjustment to the distribution of 1998 taxable earnings. This distribution totaled $27,398 and is not reflected in the accompanying financial statements.

10. STATEMENT OF CASH FLOWS

     Supplemental disclosures of cash flow information including interest paid and noncash activities are as follows:

                                  YEARS ENDED       SIX MONTHS ENDED
                                  DECEMBER 31,          JUNE 30,
                               ------------------   -----------------
                                 1997      1998      1998      1999
                               --------   -------   -------   -------
                                                       (UNAUDITED)
Interest paid................  $  3,358   $22,967   $14,460   $ 4,072
Noncash investing activities:
  Capital lease obligation...  $ 26,757   $14,480   $14,480   $    --
Noncash financing activities:
  Capital lease obligation...  $ 26,757   $14,480   $14,480   $    --
  Equity interest repurchased
     with note payable.......  $     --   $85,500   $85,500   $    --
  Reissued equity interest...  $     --   $90,000   $90,000   $    --
  Related party advances
     receivable from prior
     period repaid through
     distributions...........  $     --   $    --   $    --   $49,804
  Distribution financed with
     note payable............  $112,500   $    --   $    --   $    --

11. SALE OF EQUITY INTEREST

     Effective July 31, 1999, the Company's shareholder and all beneficial equity interest owners and the warrant holder sold all their equity interests in the Company to Caminus LLC for $13 million and an obligation to pay the shareholder and each beneficial equity interest owner of DCS 40% of the dividend distribution each beneficial equity owner would have otherwise received had a distribution of DCS' taxable income for the seven months ended July 31, 1999 occurred. Concurrently, the Company's S corporation status was terminated.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999

     The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to acquisitions by Caminus of Zai*Net Software, L.P. ("Zai*Net") and Caminus Energy Limited ("CEL") on May 12, 1998, Positron Energy Consulting ("Positron") on November 13, 1998 and DC Systems, Inc. ("DCS") on July 31, 1999. The unaudited pro forma condensed consolidated statements of operations assume the acquisitions had occurred on January 1, 1998, except for Positron which is included in the pro forma results of operations from November 13, 1998. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 is based on the historical audited consolidated statement of operations of Caminus for the period from Inception (April 29, 1998) through December 31, 1998, which includes the results of Zai*Net and CEL from May 12, 1998 and Positron from November 13, 1998 as well as the historical audited statement of operations of Zai*Net for the period from January 1, 1998 through April 30, 1998 and the unaudited statements of operations of CEL for the period from January 1, 1998 through April 30, 1998. The unaudited pro forma statement of operations for the year ended December 31, 1998 does not include the historical unaudited results of Positron from January 1, 1998 through November 12, 1998 as the amounts were not considered significant in relation to the unaudited combined pro forma results of operations taken as a whole. The unaudited pro forma statement of operations for the nine months ended September 30, 1999 is based on the historical unaudited statement of operations of Caminus as well as the statement of operations of DCS for the period from January 1, 1999 through July 31, 1999. The unaudited pro forma condensed consolidated financial statements reflect the purchase method of accounting and the adjustments and assumptions described in the accompanying notes. There is no requirement for any unaudited pro forma balance sheet since all the acquisitions are reflected in the historical unaudited consolidated balance sheet of Caminus at September 30, 1999.

     The pro forma adjustments are based upon fair values of the acquired companies at the time of their acquisition, as used in Caminus' purchase accounting for these acquisitions. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the respective audited and unaudited financial statements of the respective companies appearing elsewhere in this Prospectus. The pro forma results are not necessarily indicative of future results or the results that actually would have occurred if the acquisitions had taken place on January 1, 1998.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                  ZAI*NET(b)        CAMINUS              DC           PRO FORMA     PRO FORMA
                                   CAMINUS(a)    (PREDECESSOR)   ENERGY LTD(b)    SYSTEMS, INC.(c)   ADJUSTMENTS     CAMINUS
                                  ------------   -------------   --------------   ----------------   -----------   ------------
Statement of Operations Data:
Revenue:
  Licenses......................  $  3,639,143    $1,495,221       $       --        $  320,650      $       --    $  5,455,014
  Software services.............     3,090,758     1,334,473               --           521,968              --       4,947,199
  Strategic consulting..........     2,896,102            --        1,457,994                                --       4,354,096
                                  ------------    ----------       ----------        ----------      -----------   ------------
    Total revenue...............     9,626,003     2,829,694        1,457,994           842,618              --      14,756,309
                                  ------------    ----------       ----------        ----------      -----------   ------------
Gross profit....................     4,940,985     2,095,452          795,336           295,210              --       8,126,983
Operating expenses:
  Research and development......     1,153,470       580,031               --            64,048              --       1,797,549
  Selling, general and
    administrative..............     3,601,116     1,079,391          431,429           579,191              --       5,691,127
  DCS equity participation
    compensation................            --            --               --           531,064              --         531,064
  Acquired in-process research
    and development.............     4,822,000            --               --                --      (4,822,000)             --
  Amortization of intangibles...     5,497,765            --               --                --       7,882,256      13,380,021
                                  ------------    ----------       ----------        ----------      -----------   ------------
    Total operating expenses....    15,074,351     1,659,422          431,429         1,174,303       3,060,256      21,399,761
                                  ------------    ----------       ----------        ----------      -----------   ------------
Operating income (loss).........   (10,133,366)      436,030          363,907          (879,093)     (3,060,256)    (13,272,778)
                                  ------------    ----------       ----------        ----------      -----------   ------------
Other income (expense), net.....        96,909         8,294           37,873           (22,967)             --         120,109
Provision for income taxes......        35,735        23,816          107,464                --              --         167,015
                                  ------------    ----------       ----------        ----------      -----------   ------------
Income (loss) before minority
  interest......................   (10,072,192)      420,508          294,316          (902,060)     (3,060,256)    (13,319,684)
Minority interest...............      (298,996)           --               --                --         298,996              --
Net income (loss)...............  $(10,371,188)   $  420,508       $  294,316        $ (902,060)     $(2,761,260)  $(13,319,684)
                                  ============    ==========       ==========        ==========      ===========   ============
Basic and diluted net loss per
  share.........................       $(1.41)            --               --                --              --         $(1.76)
Weighted average common
  shares -- basic and diluted...     7,360,634            --               --                --              --       7,578,987


-------------------------

Periods included:

     (a) Inception (April 29, 1998) through December 31, 1998

     (b) Four months ended April 30, 1998

     (c) Year ended December 31, 1998

     See accompanying notes to the unaudited pro forma financial statements

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                       DC           PRO FORMA     PRO FORMA
                                  CAMINUS(a)    SYSTEMS, INC.(b)   ADJUSTMENTS     CAMINUS
                                  -----------   ----------------   -----------   ------------
Statement of Operations Data:
Revenue:
  Licenses......................  $ 8,088,621     $    41,000      $        --   $  8,129,621
  Software services.............    5,679,513         301,621               --      5,981,134
  Strategic consulting..........    4,757,425                               --      4,757,425
                                  -----------     -----------      -----------   ------------
     Total revenue..............   18,525,559         342,621               --     18,868,180
                                  -----------     -----------      -----------   ------------
Gross profit....................   12,673,116          60,699               --     12,733,815
Operating expenses:
  Research and development......    2,679,726          24,352               --      2,704,078
  Selling, general and
     administrative.............    8,700,240         428,167               --      9,128,407
  DCS equity participation
     compensation...............           --       5,022,779               --      5,022,779
  Acquired in-process research
     and development............    1,000,000                       (1,000,000)            --
  Amortization of intangibles...    6,074,750              --        1,647,765      7,722,515
                                  -----------     -----------      -----------   ------------
     Total operating expenses...   18,454,716       5,475,298          647,765     24,577,779
Operating loss..................   (5,781,600)     (5,414,599)        (647,765)   (11,843,964)
Other expense, net..............     (126,856)         (3,477)              --       (130,333)
Provision for income taxes......      334,294              --               --        334,294
                                  -----------     -----------      -----------   ------------
Net loss........................  $(6,242,750)    $(5,418,076)     $  (647,765)  $(12,308,591)
                                  ===========     ===========      ===========   ============
Basic and diluted net loss per
  share.........................       $(0.76)             --               --         $(1.46)
                                       ======                                          ======
Weighted average common
  shares -- basic and diluted...    8,264,075              --               --      8,405,529

-------------------------
Periods included:

     (a) Nine months ended September 30, 1999

     (b) Seven months ended July 31, 1999

     See accompanying notes to the unaudited pro forma financial statements

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

The following facts and assumptions in notes (a) through (d) were used in determining the pro forma effect of the various acquisitions by Caminus.

     a) On May 12, 1998, Caminus acquired a 71% ownership interest in Zai*Net for $7,740,000 in cash. The terms of the purchase agreement required the payment of additional consideration totaling $4,375,000 to the former shareholder of Zai*Net if revenues from certain Zai*Net products were in excess of certain thresholds defined in the purchase agreement. Payment of this additional consideration was guaranteed in connection with the acquisition of the remaining 29% interest in Zai*Net by Caminus in December 1998 and was accordingly recorded as additional purchase price.

     On December 31, 1998, Caminus acquired the remaining 29% of Zai*Net for a 21% membership interest in Caminus valued at $10,339,350. Caminus converted all the outstanding options of Zai*Net into options to acquire shares in Caminus. The fair value of the converted options and the options granted to GFI in connection with the formation of the Company and the identification of the acquired entities was $2,669,534 and was recorded as additional purchase price. Additionally, the Company incurred $602,969 in combined other direct acquisition costs.

     The acquisition of the 71% and 29% ownership interests in Zai*Net have been accounted for as a purchase. A summary of the allocation of the combined purchase price appears below:

Tangible net assets acquired.....................  $   899,191
Acquired in-process research and development.....    4,822,000
Developed technology.............................    2,596,000
Other intangible assets..........................    2,023,000
Goodwill.........................................   15,386,662
                                                   -----------
                                                   $25,726,853
                                                   ===========

     The useful lives for the acquired intangible assets range from three to five years.


     The pro forma adjustments for the year ended December 31, 1998 assume an additional four and twelve months of amortization of intangible assets for the May 12, 1998 and the December 31, 1998 acquisitions, respectively. This resulted in additional amortization of $514,703 and $3,815,904 for the May 12, 1998 and December 31, 1998 acquisitions, respectively. Additionally, the pro forma adjustment column includes the elimination of the 29% minority interest of Zai*Net in order to reflect the results of operations as if Caminus had purchased 100% of Zainet on January 1, 1998. Also, the acquired in-process research and development charges of $4,822,000 were eliminated via a pro forma adjustment since this expense is directly attributable to the Zai*Net acquisition and is not expected to have a continuing impact on the operating results of Caminus.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

     b) On May 12, 1998, Caminus acquired CEL for $3,022,924 in cash, plus a membership interest in Caminus valued at $3,000,000. The acquisition of CEL has been accounted for as a purchase. The excess of purchase price over the tangible net assets acquired was $6,217,870. The excess purchase price has been recorded as goodwill and is being amortized over three years.

     The pro forma adjustments for the year ended December 31, 1998 assume an additional four months of goodwill amortization. This resulted in an additional amortization of $690,874.

     c) On November 13, 1998, Caminus acquired Positron for $151,667 in cash. The acquisition of Positron has been accounted for as a purchase with the excess of purchase price over tangible net assets acquired being recorded as goodwill. This resulted in goodwill and other intangible assets of $151,667 with a four-year useful life.

     The pro forma adjustments for the year ended December 31, 1998 assume additional amortization of $36,032.

     d) On July 31, 1999, Caminus acquired DC Systems, Inc for $10,000,000 in cash, plus membership interests in Caminus valued at $3,000,000. There were $500,000 of other direct acquisition costs. A summary of the allocation of the purchase price appears below:


Tangible net assets acquired.....................  $  (953,706)
Acquired in-process research and development.....    1,000,000
Deferred tax assets..............................      617,000
Developed technology.............................    1,800,000
Other intangible assets..........................    3,030,000
Goodwill.........................................    8,623,706
                                                   -----------
                                                   $13,500,000
                                                   ===========


     The useful lives for the acquired intangible costs range from three to five years.


     The pro forma adjustments for the year ended December 31, 1998 and the nine months ended September 30, 1999 assume an additional and twelve and seven months of amortization of intangible assets, respectively. This resulted in additional amortization of $2,824,741 and $1,647,765 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. Also, the acquired in-process research and development charges of $1,000,000 were eliminated via a pro forma adjustment since this expense is directly attributable to the DC Systems acquisition and is not expected to have a continuing impact on the operating results of Caminus.

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF THE SHARES OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS


                                       PAGE
                                       ----
Prospectus Summary...................    3
Risk Factors.........................    8
Special Note Regarding Forward-
  Looking Statements.................   19
Caminus Corporation..................   20
Use of Proceeds......................   21
Dividend Policy......................   22
Capitalization.......................   23
Dilution.............................   25
Selected Consolidated Financial
  Data...............................   27
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   30
Business.............................   47
Management...........................   66
Certain Transactions.................   76
Principal and Selling Stockholders...   83
Description of Capital Stock.........   86
Shares Eligible for Future Sale......   88
Underwriting.........................   90
Legal Matters........................   92
Experts..............................   92
Where You Can Find More
  Information........................   93
Index to Financial Statements........  F-1



DEALER PROSPECTUS DELIVERY OBLIGATION: UNTIL           , 2000 (25 DAYS AFTER THE
DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE IN THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. DEALERS ARE ALSO OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


[CAMINUS LOGO]

4,372,000 SHARES


COMMON STOCK

DEUTSCHE BANC ALEX. BROWN

BEAR, STEARNS & CO. INC.

CIBC WORLD MARKETS

PROSPECTUS

          , 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.


SEC registration fee........................................    $   20,960
NASD filing fee.............................................         8,043
Nasdaq National Market listing fee..........................        88,500
Blue Sky fees and expenses..................................        10,000
Transfer Agent and Registrar fees...........................        10,000
Accounting fees and expenses................................       325,000
Legal fees and expenses.....................................       375,000
Director and Officer Liability Insurance....................       175,000
Printing and mailing expenses...............................       225,000
Miscellaneous...............................................        87,497
                                                                ----------
     Total..................................................    $1,325,000
                                                                ==========


---------------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article SEVENTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant:

          (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and

          (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article EIGHTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Under Section 8 of the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as
Exhibit 1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     CERTAIN SALES OF SECURITIES. Since the formation of its predecessor as a limited liability company on April 29, 1998, the Registrant or its predecessor has issued the following securities that were not registered under the Securities Act, as summarized below.

     (a) Issuances of membership interests/capital stock.


          1. In May 1998, Caminus LLC issued an aggregate of 76,540,000 shares of Series A membership interest to certain investors at an aggregate purchase price of $22,750,000 ($3.12 per share of common stock on an as-converted basis). 10,093,187 of such shares were issued in connection with the Registrant's acquisition of Caminus Limited. In December 1998, Caminus LLC repurchased 18,504,176 shares from SS&C Technologies. The remaining 58,035,824 shares will convert into an aggregate of 5,527,216 shares of common stock of the Registrant prior to this offering. All of the investors were accredited investors.


          2. In July 1998, Caminus LLC issued an aggregate of 672,879 shares of Series A membership interest (which will convert into 64,084 shares of common stock of the Registrant prior to this offering) to an individual at an aggregate purchase price of $200,000 ($3.12 per share of common stock on an as-converted basis). Caminus LLC also issued the individual an option to purchase 1,363,156 shares of Series B membership interest. The individual investor was an accredited investor.

          3. In October 1998, Caminus LLC issued an aggregate of 3,364,396 shares of Series A membership interest (which will convert into an aggregate of 320,418 shares of common stock of the Registrant prior to this offering) to an individual at an aggregate purchase price of $1,000,000 ($3.12 per share of common stock on an as-converted basis). The individual investor was an accredited investor.

          4. In November 1998, Caminus LLC issued an aggregate of 603,607 shares of Series A membership interest (which will convert into an aggregate of 57,486 shares of common stock of the Registrant prior to this offering) to three individuals at an aggregate purchase price of $348,333 in connection with its acquisition of Positron Energy Consulting. Such number of shares of membership interest is subject to reduction on the first and second anniversaries of the purchase of Positron by the Registrant, depending upon performance criteria, including the successful integration of Positron's software into the Registrant's operations. One of the individuals was an accredited investor. The three individuals were responsible for the operations of Positron and were each involved in the negotiation of the acquisition and the due diligence review of the Company in connection with the acquisition. Each person had sufficient access to information about the Company necessary to make an informed investment decision.

          5. In December 1998, Caminus LLC issued an aggregate of 21,579,728 shares of Series A membership interest (which will convert into an aggregate of 2,055,210 shares of common stock of the Registrant prior to this offering) at an aggregate purchase price of $10,339,350 to twelve investors in connection with its acquisition of Zai*Net Software, L.P. Nine of these investors were not accredited investors. In connection with this transaction, each of these persons had sufficient access to information about the Company necessary to make an informed decision.

          6. In May 1999, Caminus LLC issued an aggregate of 616,287 shares of Series A membership interest (which will convert into an aggregate of 58,694 shares of common stock of the Registrant prior to this offering) to five individuals at an aggregate purchase price of $338,958 ($5.78 per share of common stock on an as-converted basis). None of these investors was an accredited investor. However, each of these persons was actively involved in the operations of the Company and had a significant amount of information regarding the Company, its business and its management. Each person had access to management of the Company and was afforded sufficient access to information about the Company necessary to make an informed investment decision.

          7. In July 1999, Caminus LLC issued an aggregate of 10,184,727 shares of Series A membership interest (which will convert into an aggregate of 969,973 shares of common stock of the Registrant prior to this offering) to fourteen individuals in connection with a rights offering at an aggregate purchase price of $12,000,000 ($12.37 per share of common stock on an as-converted basis). All but five of these investors were accredited. The five non-accredited investors were all employees of the Company. Each of these persons was actively involved in the operations of the Company and had a significant amount of information regarding the Company, its business and its management. Each person had access to management of the Company and was afforded sufficient access to information about the Company necessary to make an informed investment decision.

          8. In August 1999, Caminus LLC issued an aggregate of 2,546,181 shares of Series A membership interest (which will convert into an aggregate of 242,493 shares of common stock of the Registrant prior to this offering) at an aggregate purchase price of $3,000,000 to twelve recipients in connection with its acquisition of DC Systems, Inc. Ten of these persons were not accredited investors. Each of these individuals was an employee of DC Systems and was provided information about the Company, its business and its management. Each person had sufficient access to information about the Company necessary to make an informed investment decision.

     (b) Stock option grants to employees.


          1. From February 1999 through September 30, 1999, Caminus LLC issued options (net of cancellations) under its 1998 Stock Option Plan to purchase an aggregate of 3,374,350 shares of Series B membership interest (which will convert into options to purchase an aggregate of 321,366 shares of common stock of the Registrant prior to this offering) at a weighted average exercise price of $0.75 per share ($7.88 per share of common stock on an as-converted basis). None of these options has been exercised. These option grants were made under the Company's 1998 Stock Incentive Plan (the "Plan"). The Plan is a written compensatory benefit plan and all optionees are officers or employees who were employed by the Company at the time of the grant.

     Additionally, the aggregate number of options granted in any consecutive 12-month period did not exceed 15% of the outstanding amount of the class of securities being issued. Presently, the Company has issued a total of 9,725,715 options for series A membership interests and the outstanding number of series A membership interests is 97,603,629.

          2. As of the closing of this offering, the Registrant will grant options to purchase an aggregate of 28,572 shares of common stock, each at an exercise price equal to the initial public offering price. None of these options has been exercised.

     (c) Issuances and grants of other securities.


          1. In May 1998, Caminus LLC granted an option to an investor to purchase that number of shares of Series C membership interest which equals a 10% membership interest in the Registrant. On the grant date, such option provided for the purchase of 10,000,000 shares of Series C membership interest. Presently, the option provides for the purchase of 12,966,732 shares of Series C membership interest (which will convert into an option to purchase 1,237,783 shares of common stock of the Registrant prior to this offering) at an aggregate exercise price of $4,447,664. Such option will be exercised on a cashless basis for a net total of 931,411 shares of the Registrant's common stock. The investor is an accredited investor.


          2. In May 1998, Caminus LLC granted options to purchase an aggregate of 5,050,000 shares of Series B membership interest (which will convert into options to purchase an aggregate of 480,952 shares of common stock of the Registrant prior to this offering) at an aggregate exercise price of $1,500,000 ($3.12 per share of common stock on an as-converted basis) to certain individuals in connection with its acquisition of Caminus Limited. Such options will be exercised on a cashless basis for a net total of 360,917 shares of the Registrant's common stock. These individuals are each an accredited investor.

          3. In December 1998, Caminus LLC granted an option to an investor to purchase 2,909,047 shares of Series B membership interest (which will convert into an option to purchase 277,052 shares of common stock of the Registrant prior to this offering) at an aggregate exercise price of $1,800,000 ($6.50 per share of common stock on an as-converted basis). The investor is an accredited investor.

     No underwriters were involved in any of the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of the options to purchase common stock described in paragraph (b) above, Rule 701 of the Securities Act. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 1**       Form of Underwriting Agreement.
 2.1**+    Form of Merger Agreement among the Registrant, Caminus LLC and Caminus Merger LLC to be filed and become effective
           prior to the effective date of this offering.
  2.2*+    Purchase Agreement by and among Zai*Net Software, Inc.,
           Zai*Net Software, L.P., GFI Caminus LLC and Brian J.
           Scanlan, dated May 12, 1998.
  2.3*+    Stock Purchase Agreement by and among GFI Caminus LLC,
           Caminus Energy Limited, Dr. Nigel L. Evans, Ph.D. and Dr.
           Michael B. Morrison, Ph. D., dated May 12, 1998.
  2.4*+    Purchase Agreement by and between Zai*Net Software, L.P. and
           Corwin Joy, an individual, doing business as Positron Energy
           Consulting, dated November 13, 1998.
  2.5*+    Agreement of Merger by and between Caminus LLC and Zai*Net
           Software, L.P., dated February 26, 1999.
  2.6*+    Purchase Agreement by and among DC Systems, Inc., Caminus
           LLC, Caminus/DC Acquisition Corp., and the Shareholders (as
           defined in the agreement) dated July 31, 1999.
  3.1*     Certificate of Incorporation of the Registrant.
  3.2*     Bylaws of the Registrant.
 4*        Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.
 5**       Opinion of Hale and Dorr LLP.
 10.1*     1998 Stock Incentive Plan.
 10.2*     1999 Stock Incentive Plan, including forms of stock option agreement for incentive and nonstatutory stock options.
 10.3*     1999 Employee Stock Purchase Plan.
 10.4*     Limited Liability Company Agreement of GFI Caminus LLC,
           dated May 12, 1998.
 10.5*     Assignment and Assumption Agreement by and among Zai*Net
           Software, Inc., Zai*Net Software, L.P. and Brian J. Scanlan,
           dated May 12, 1998.
 10.6*     Second Assignment and Assumption Agreement by and between
           Zai*Net Software, Inc. and Rooney Software, L.L.C.
 10.7*     Conversion Agreement and Amendment of Purchase Agreement by
           and among Caminus Energy Ventures LLC, Zak Associates, Inc.,
           Zai*Net Software, L.P., Brian Scanlan and Rooney Software,
           L.L.C., dated December 31, 1998.
 10.8*     Cooperation Agreement by and between ABB Energy Information
           Systems and Caminus LLC, dated July 13, 1999.
 10.9*     Credit Agreement by and between Caminus LLC and Fleet Bank,
           N.A., dated June 23, 1999.
 10.10*    Security Agreement by and between Caminus LLC and Fleet
           Bank, N.A., dated June 23, 1999.
 10.11*    Debenture issued by Caminus Energy Limited to Fleet Bank,
           N.A., dated June 23, 1999.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.12*    Debenture issued by Caminus Limited to Fleet Bank, N.A.,
           dated June 23, 1999.
 10.13*    Debenture issued by Zai*Net Software Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.14*    Guarantee by Caminus Energy Limited in favor of Fleet Bank,
           N.A., dated June 23, 1999.
 10.15*    Guarantee by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.
 10.16*    Guarantee by Zai*Net Software Limited in favor of Fleet
           Bank, N.A., dated June 23, 1999.
 10.17*    Mortgage of Stock and Shares by Caminus Limited in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.18*    Mortgage of Stock and Shares by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.19*    Employment Agreement by and between David M. Stoner and
           Caminus Energy Ventures LLC, dated May 12, 1998.
 10.20*    Pledge and Security Agreement by and between David M. Stoner and Caminus Energy Ventures LLC, dated October 21, 1998.
 10.21*    Service Agreement by and between Dr. Nigel L. Evans and
           Caminus Energy Limited, dated May 12, 1998.
 10.22*    Covenant Not to Compete by and among Dr. Nigel L. Evans, Dr.
           Michael B. Morrison and Caminus Energy Limited, dated May
           12, 1998.
 10.23*    Employment Agreement by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.24*    Covenant Not to Compete by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.25*    Employment Agreement by and between Simon Young and Zai*Net
           Software, L.P., dated May 12, 1998.
 10.26*    Covenant Not to Compete by and between Simon Young and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.27*    Distributor Agreement by and between SS&C Technologies, Inc.
           and GFI Caminus LLC, dated May 12, 1998.
10.28**    Agreement by and between Caminus LLC and GFI Energy
           Ventures.
 10.29*    Lease Agreement by and between Sage Realty Corporation and
           Zai*Tech Software, Inc., as amended, dated February 15, 1991
           (including Amendment Nos. 1, 2 and 3, reflecting the name
           changes to Zai*Net Software, Inc. Zai*Net Software, L.P. and
           Caminus LLC, respectively).
 10.30*    Service Agreement by and between Dr. Michael B. Morrison and
           Caminus Energy Limited, dated May 12, 1998.
 10.31*    Purchase and Option Agreement, as amended, by and between
           Caminus Energy Ventures LLC and SS&C Technologies, Inc.,
           dated December 31, 1998.
 10.32*    Revolving Promissory Note issued by Caminus LLC to Fleet
           Bank, N.A., dated June 23, 1999.
 10.33*    Working Capital Promissory Note issued by Caminus LLC to
           Fleet Bank, N.A., dated June 23, 1999.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.34*    Mortgage of Stocks and Shares, by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.
 10.35*    Mortgage of Stocks and Shares, by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
10.36**    Amendment to Limited Liability Company Agreement.
 10.37*    Form of Escrow Agreement by and among Caminus Corporation,
           Caminus/DC Acquisition Corp., Escrow Agent and Buyer
           Parties, as defined in the agreement, to be filed prior to the effective date of this offering.
 10.38*    Amendment No. 1 to Employment Agreement between Brian
           Scanlan and Caminus LLC, dated November 8, 1999.
10.39**    Amendment No. 1 to Employment Agreement between Dr. Nigel
           Evans and Caminus LLC.
 10.40*    Amendment No. 1 to Employment Agreement between Simon Young and Caminus LLC, dated November 8, 1999.
 10.41*    Amendment No. 1 to Employment Agreement between Dr. Michael
           Morrison and Caminus LLC, dated November 8, 1999.
 10.42*    Pledge Agreement between Caminus LLC and Fleet Bank, N.A., dated September 1, 1999.
 10.43*    Pledge Agreement between DC Systems, Inc. and Fleet Bank,
           N.A., dated August 30, 1999.
 10.44*    Pledge Agreement between Caminus/DC Acquisition Corp. and
           Fleet Bank, N.A., dated August 30, 1999.
 10.45*    Security Agreement between DC Systems, Inc. and Fleet Bank,
           N.A., dated September 1, 1999.
 10.46*    Security Agreement between Caminus/DC Acquisition Corp. and
           Fleet Bank, N.A., dated September 1, 1999.
 10.47*    Security Agreement between DCS*Gasnet Corporation and Fleet
           Bank, N.A., dated September 1, 1999.
 10.48*    Guarantee made by DC Systems, Inc. in favor of Fleet Bank,
           N.A., dated September 1, 1999.
 10.49*    Guarantee made by Caminus/DC Acquisition Corp. in favor of
           Fleet Bank, N.A., dated September 1, 1999.
 10.50*    Guarantee made by DCS*Gasnet Corp. in favor of Fleet Bank,
           N.A., dated September 1, 1999.
 21.1*     Subsidiaries of the Registrant.
 23.1**    Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2      Consent of PricewaterhouseCoopers LLP.
 23.3      Consent of Peters, Elworthy & Moore.
 23.4      Consent of PricewaterhouseCoopers LLP.
24*        Power of Attorney.
 27*       Financial Data Schedule.


-------------------------
  * Previously filed.

 ** To be filed by amendment.

*** Superseding filing.

  + The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.

     (b) Financial Statement Schedules

     Schedule II -- Valuation and Qualifying Accounts

     All other schedules have been omitted because they are not required or because the required information is given in the Registrant's consolidated financial statements or notes to those statements.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 29th day of December, 1999.


                                          CAMINUS CORPORATION

                                          By:     /s/ DAVID M. STONER
                                            ------------------------------------
                                              David M. Stoner
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                 TITLE                   DATE
                     ---------                                 -----                   ----
                /s/ DAVID M. STONER                  President and Chief         December 29, 1999
---------------------------------------------------  Executive Officer
                  David M. Stoner                    (Principal Executive
                                                     Officer) and Director
                         *                           Vice President, Chief       December 29, 1999
---------------------------------------------------  Financial Officer and
                  Mark A. Herman                     Treasurer (Principal
                                                     Financial Officer and
                                                     Principal Accounting
                                                     Officer)
                         *                           Chairman of the Board of    December 29, 1999
---------------------------------------------------  Directors
                Lawrence D. Gilson
                         *                           Director                    December 29, 1999
---------------------------------------------------
                  Nigel L. Evans
                         *                           Director                    December 29, 1999
---------------------------------------------------
                 Brian J. Scanlan
                         *                           Director                    December 29, 1999
---------------------------------------------------
              Christopher S. Brothers
                         *                           Director                    December 29, 1999
---------------------------------------------------
                 Anthony H. Bloom
                         *                           Director                    December 29, 1999
---------------------------------------------------
                Richard K. Landers


*By:    /s/ DAVID M. STONER
     ------------------------------
     David M. Stoner
     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 1**       Form of Underwriting Agreement.
 2.1**+    Form of Merger Agreement among the Registrant, Caminus LLC and Caminus Merger LLC to be filed and become effective
           prior to the effective date of this offering.
  2.2*+    Purchase Agreement by and among Zai*Net Software, Inc.,
           Zai*Net Software, L.P., GFI Caminus LLC and Brian J.
           Scanlan, dated May 12, 1998.
  2.3*+    Stock Purchase Agreement by and among GFI Caminus LLC,
           Caminus Energy Limited, Dr. Nigel L. Evans, Ph.D. and Dr.
           Michael B. Morrison, Ph. D., dated May 12, 1998.
  2.4*+    Purchase Agreement by and between Zai*Net Software, L.P. and
           Corwin Joy, an individual, doing business as Positron Energy
           Consulting, dated November 13, 1998.
  2.5*+    Agreement of Merger by and between Caminus LLC and Zai*Net
           Software, L.P., dated February 26, 1999.
  2.6*+    Purchase Agreement by and among DC Systems, Inc., Caminus
           LLC, Caminus/DC Acquisition Corp., and the Shareholders (as
           defined in the agreement) dated July 31, 1999.
  3.1*     Certificate of Incorporation of the Registrant.
  3.2*     Bylaws of the Registrant.
 4*        Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.
 5**       Opinion of Hale and Dorr LLP.
 10.1*     1998 Stock Incentive Plan.
 10.2*     1999 Stock Incentive Plan, including forms of stock option agreement for incentive and nonstatutory stock options.
 10.3*     1999 Employee Stock Purchase Plan.
 10.4*     Limited Liability Company Agreement of GFI Caminus LLC,
           dated May 12, 1998.
 10.5*     Assignment and Assumption Agreement by and among Zai*Net
           Software, Inc., Zai*Net Software, L.P. and Brian J. Scanlan,
           dated May 12, 1998.
 10.6*     Second Assignment and Assumption Agreement by and between
           Zai*Net Software, Inc. and Rooney Software, L.L.C.
 10.7*     Conversion Agreement and Amendment of Purchase Agreement by
           and among Caminus Energy Ventures LLC, Zak Associates, Inc.,
           Zai*Net Software, L.P., Brian Scanlan and Rooney Software,
           L.L.C., dated December 31, 1998.
 10.8*     Cooperation Agreement by and between ABB Energy Information
           Systems and Caminus LLC, dated July 13, 1999.
 10.9*     Credit Agreement by and between Caminus LLC and Fleet Bank,
           N.A., dated June 23, 1999.
 10.10*    Security Agreement by and between Caminus LLC and Fleet
           Bank, N.A., dated June 23, 1999.
 10.11*    Debenture issued by Caminus Energy Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.12*    Debenture issued by Caminus Limited to Fleet Bank, N.A.,
           dated June 23, 1999.
 10.13*    Debenture issued by Zai*Net Software Limited to Fleet Bank,
           N.A., dated June 23, 1999.
 10.14*    Guarantee by Caminus Energy Limited in favor of Fleet Bank,
           N.A., dated June 23, 1999.
 10.15*    Guarantee by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.16*    Guarantee by Zai*Net Software Limited in favor of Fleet
           Bank, N.A., dated June 23, 1999.
 10.17*    Mortgage of Stock and Shares by Caminus Limited in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.18*    Mortgage of Stock and Shares by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
 10.19*    Employment Agreement by and between David M. Stoner and
           Caminus Energy Ventures LLC, dated May 12, 1998.
 10.20*    Pledge and Security Agreement by and between David M. Stoner and Caminus Energy Ventures LLC, dated October 21, 1998.
 10.21*    Service Agreement by and between Dr. Nigel L. Evans and
           Caminus Energy Limited, dated May 12, 1998.
 10.22*    Covenant Not to Compete by and among Dr. Nigel L. Evans, Dr.
           Michael B. Morrison and Caminus Energy Limited, dated May
           12, 1998.
 10.23*    Employment Agreement by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.24*    Covenant Not to Compete by and between Brian J. Scanlan and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.25*    Employment Agreement by and between Simon Young and Zai*Net
           Software, L.P., dated May 12, 1998.
 10.26*    Covenant Not to Compete by and between Simon Young and
           Zai*Net Software, L.P., dated May 12, 1998.
 10.27*    Distributor Agreement by and between SS&C Technologies, Inc.
           and GFI Caminus LLC, dated May 12, 1998.
10.28**    Agreement by and between Caminus LLC and GFI Energy
           Ventures.
 10.29*    Lease Agreement by and between Sage Realty Corporation and
           Zai*Tech Software, Inc., as amended, dated February 15, 1991
           (including Amendment Nos. 1, 2 and 3, reflecting the name
           changes to Zai*Net Software, Inc. Zai*Net Software, L.P. and
           Caminus LLC, respectively).
 10.30*    Service Agreement by and between Dr. Michael B. Morrison and
           Caminus Energy Limited, dated May 12, 1998.
 10.31*    Purchase and Option Agreement, as amended, by and between
           Caminus Energy Ventures LLC and SS&C Technologies, Inc.,
           dated December 31, 1998.
 10.32*    Revolving Promissory Note issued by Caminus LLC to Fleet
           Bank, N.A., dated June 23, 1999.
 10.33*    Working Capital Promissory Note issued by Caminus LLC to
           Fleet Bank, N.A., dated June 23, 1999.
 10.34*    Mortgage of Stocks and Shares, by Caminus Limited in favor of Fleet Bank, N.A., dated June 23, 1999.
 10.35*    Mortgage of Stocks and Shares, by Caminus LLC in favor of
           Fleet Bank, N.A., dated June 23, 1999.
10.36**    Amendment to Limited Liability Company Agreement.
 10.37*    Form of Escrow Agreement by and among Caminus Corporation,
           Caminus/DC Acquisition Corp., Escrow Agent and Buyer
           Parties, as defined in the agreement, to be filed prior to the effective date of this offering.
 10.38*    Amendment No. 1 to Employment Agreement between Brian
           Scanlan and Caminus LLC, dated November 8, 1999.
10.39**    Amendment No. 1 to Employment Agreement between Dr. Nigel
           Evans and Caminus LLC.

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 10.40*    Amendment No. 1 to Employment Agreement between Simon Young and Caminus LLC, dated November 8, 1999.
 10.41*    Amendment No. 1 to Employment Agreement between Dr. Michael
           Morrison and Caminus LLC, dated November 8, 1999.
 10.42*    Pledge Agreement between Caminus LLC and Fleet Bank, N.A., dated September 1, 1999.
 10.43*    Pledge Agreement between DC Systems, Inc. and Fleet Bank,
           N.A., dated August 30, 1999.
 10.44*    Pledge Agreement between Caminus/DC Acquisition Corp. and
           Fleet Bank, N.A., dated August 30, 1999.
 10.45*    Security Agreement between DC Systems, Inc. and Fleet Bank,
           N.A., dated September 1, 1999.
 10.46*    Security Agreement between Caminus/DC Acquisition Corp. and
           Fleet Bank, N.A., dated September 1, 1999.
 10.47*    Security Agreement between DCS*Gasnet Corporation and Fleet
           Bank, N.A., dated September 1, 1999.
 10.48*    Guarantee made by DC Systems, Inc. in favor of Fleet Bank,
           N.A., dated September 1, 1999.
 10.49*    Guarantee made by Caminus/DC Acquisition Corp. in favor of
           Fleet Bank, N.A., dated September 1, 1999.
 10.50*    Guarantee made by DCS*Gasnet Corp. in favor of Fleet Bank,
           N.A., dated September 1, 1999.
 21.1*     Subsidiaries of the Registrant.
 23.1**    Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2      Consent of PricewaterhouseCoopers LLP.
 23.3      Consent of Peters, Elworthy & Moore.
 23.4      Consent of PricewaterhouseCoopers LLP.
24*        Power of Attorney.
 27*       Financial Data Schedule.


-------------------------
  * Previously filed.

 ** To be filed by amendment.

*** Superseding filing.

  + The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.